Exhibit 10.2

priming CREDIT AGREEMENT

dated as of January 6, 2017

among

BIOSCRIP, INC.,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

SUNTRUST BANK,

as Administrative Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

Section 10.13	Waiver of Effect of Corporate Seal	95
Section 10.14	Patriot Act	95
Section 10.15	No Advisory or Fiduciary Responsibility	95
Section 10.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	96

-iv-

(continued)

			Page

Schedules

Schedule I	-	Commitment Amounts
Schedule II	-	Competitors
Schedule 1.1	-	Existing Lien Letter of Credit	2
Schedule 4.11(a)	-	Real Estate	3
Schedule 4.11(c)	-	Insurance	15
Schedule 4.14	-	Subsidiaries	16
Schedule 4.16	-	Permitted Third Party Banks; Deposit and Disbursement Accounts	18
Schedule 4.18	-	Material Agreements	20
Schedule 4.21(a)	-	Healthcare Matters	21
Schedule 4.21(g)	-	Health Care Audits	45
Schedule 4.23(a)	-	Company Reimbursement Approval Compliance	46
Schedule 5.16	-	Post-Closing Covenants	47
Schedule 7.1	-	Existing Indebtedness	48
Schedule 7.2	-	Existing Closing Date Liens	49
Schedule 7.4	-	Existing Investments	55
Schedule 7.7	-	Existing Transactions with Affiliates	58

Exhibits

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Guaranty and Security Agreement
Exhibit C	-	Form of Priming/Existing Lien Intercreditor Agreement
Exhibit D	-	Form of ABDC Intercreditor Agreement
Exhibit 2.3	-	Form of Notice of Borrowing
Exhibit 3.1(b)(ii)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(v)	-	Form of Closing Date Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

-v-

priming CREDIT AGREEMENT

THIS PRIMING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of January 6, 2017, by and among BIOSCRIP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for itself and the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders establish a $25,000,000 revolving credit facility in favor of the Borrower; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to establish the revolving credit facility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1          Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“ABDC” shall mean AmerisourceBergen Drug Corporation, a Delaware corporation.

“ABDC Obligations” shall mean all obligations of the Loan Parties or any of their Subsidiaries owing to ABDC under the ABDC Prime Vendor Agreement and any other agreement, instrument, certificate or other document pursuant to which any Loan Party or any Subsidiary of a Loan Party grants (or purports to grant) in favor of ABDC a security interest in or a Lien on any property of such Loan Party or such Subsidiary now or at any time hereafter to secure such obligations.

“ABDC Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of the date hereof by and between the Administrative Agent, the Existing Lien Agent and ABDC, substantially in the form of Exhibit D attached hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“ABDC Lien” shall mean the Lien of ABDC on the Inventory and Accounts of Borrower and its Subsidiaries and the products and proceeds thereof, as described more particularly and defined in the definition of “Second Priority Collateral” (as defined in the ABDC Intercreditor Agreement) and, in all events, subject to the provisions of the ABDC Intercreditor Agreement.

“ABDC Prime Vendor Agreement” shall mean that certain Prime Vendor Agreement dated as of July 1, 2009 by and among the Borrower and ABDC, as amended by that certain First Amendment dated as of March 25, 2010, that certain Second Amendment dated as of June 1, 2010, that certain Third Amendment dated as of August 1, 2010, that certain Fourth Amendment dated as of May 1, 2011, that certain Fifth Amendment dated as of January 1, 2012, that certain Sixth Amendment dated as of September 1, 2012, that certain Seventh Amendment dated as of December 1, 2012, and that certain Eighth Amendment dated as of April 1, 2013, and as the same may be further amended, restated, supplemented, waived, extended, refinanced, replaced or otherwise modified from time to time in a manner not prohibited by the ABDC Intercreditor Agreement.

“Accepting Lenders” shall have the meaning set forth in Section 10.2(c).

“Account Control Agreement” shall mean any agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, that, in each case, complies with all Requirements of Law and is otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Accreditation” shall mean, collectively, all accreditations, approvals or other rights issued by any health care accrediting agency including the Joint Commission, Accreditation Commission for Health Care, National Quality Forum and Community Health Accreditation Program.

“Acquisition” shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person organized in the United States (with substantially all of the assets of such Person and its Subsidiaries located in the United States), pursuant to which such Person shall become a Subsidiary of the Borrower or any of its Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction (and substantially all of such assets, division or business unit are located in the United States). With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments, but excluding any earn-out or other contingent consideration that is based upon the achievement of future financial or operational criteria and that has not yet been earned in accordance with the terms of the applicable agreements governing such Acquisition) set forth in the applicable agreements governing such Acquisition as well as the principal amount of any Indebtedness assumed by any Loan Party in connection therewith.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For purposes of Section 7.7, “Control” shall also include the power, directly or indirectly, to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments. On the Closing Date, the Aggregate Revolving Commitment Amount is $25,000,000.

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“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Available Amount” shall mean, at any time (the “Reference Date”) an amount, not less than zero, equal to the sum of (a) the cumulative portion of Excess Cash Flow for the period commencing on the Closing Date and ending on the Reference Date which has not been and is not required to be used to prepay the Obligations pursuant to Section 2.12(c) minus (b) the aggregate amount of any cash dividends, distributions, and share repurchases made by the Borrower pursuant to Section 7.5(g) after the Closing Date and prior to the Reference Date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of Loans.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close.

“Capital Expenditures” shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

3

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Existing Lien Agent pursuant to documentation in form and substance reasonably satisfactory to the Existing Lien Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Cash Equivalents” shall mean (i) direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (ii) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (iv) fully collateralized repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than thirty days with respect to securities issued or fully guaranteed or insured by the United States government; (v) marketable securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A-1 by S&P or P-1 by Moody’s; (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of any of clauses (i) through (vi) of this definition; and (viii) other short-term investments utilized by Foreign Subsidiaries in accordance with the normal investment practices for cash management in investments of a type analogous to the foregoing.

“CFC Subsidiary” shall mean any Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof and substantially all of the assets of which consist (directly, or indirectly through one or more disregarded entities) of Capital Stock of one or more Subsidiaries of the Borrower organized under the laws of a jurisdiction other than the United States or any state or district thereof.

4

“Change in Control” shall mean the occurrence of one or more of the following events: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) of 35% or more of the outstanding shares of the voting equity interests (with equivalent economic interests) of the Borrower; (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals who are Continuing Directors; (iii) the acquisition by contract or otherwise by any Person or two or more Persons acting in concert, or the entering into of a contract or arrangement by any Person or two or more Persons acting in concert that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, beneficially or of record, a controlling influence over the management or policies of the Borrower, or control over 35% or more of the outstanding shares of the voting equity interests (with equivalent economic interests) of the Borrower, (iv) the Borrower shall cease to directly or indirectly own, free and clear of all Liens (except those created under the Collateral Documents, the Existing Lien Collateral Documents, and non-consensual Liens that arise by operation of law), 100% of the outstanding Capital Stock of each of its Subsidiaries (whether acquired or formed before or after the Closing Date), and all voting rights and economic interests with respect thereto, other than pursuant to a transaction that is not prohibited hereunder, or (v) the occurrence of a “Change in Control” (or any comparable term) under, and as defined in, the Existing Lien Credit Agreement or any document or agreement evidencing any Material Indebtedness.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or, for purposes of Section 2.18(b), by the Parent Company of such Lender, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with Section 10.2 and the initial Loans are funded to the Borrower hereunder.

“CMS” shall mean the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration or HCFA, and any successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, any successor statute, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties, but shall exclude any Excluded Property. For the avoidance of doubt, Collateral shall also exclude the Existing Lien LC Cash Collateral Account.

5

“Collateral Access Agreement” shall mean each landlord waiver or bailee agreement granted to, and in form and substance reasonably acceptable to, the Administrative Agent.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, any Real Estate Documents, the Account Control Agreements, the Government Receivables Account Agreements, the Information and Collateral Disclosure Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements, all Collateral Access Agreements, all assignments of key man life insurance policies and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” shall mean a Revolving Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Accreditation” shall have the meaning set forth in Section 4.22(c).

“Company Reimbursement Approval” shall have the meaning set forth in Section 4.23(a).

“Company Regulatory Filings” shall have the meaning set forth in Section 4.22(e).

“Competitor” shall mean any Person set forth on Schedule II.

“Compliance Certificate” shall mean a certificate from a Responsible Officer of the Borrower in substantially the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and in each case without duplication and as determined in accordance with GAAP, (a) Consolidated Interest Expense, (b) income tax expense (including any franchise taxes imposed in lieu of income taxes and taxes based on profit or capital) determined on a consolidated basis, (c) depreciation and amortization (including amortization of intangibles and goodwill) determined on a consolidated basis, (d) fees, out of pocket costs and expenses incurred in connection with dispositions, Investments, issuances of Indebtedness (including the Obligations) or Capital Stock and Capital Expenditures (whether or not successfully consummated) to the extent not prohibited hereunder, (e) extraordinary or non-recurring charges, (f) severance costs, retention bonuses and other similar compensation payments made to employees of any Loan Party, (g) non-cash charges (including deferred compensation, stock option or employee benefits-based and other equity-based compensation expenses, in each case, made to employees, consultants and advisors of any Loan Party), (h) transaction expenses incurred in connection with this Agreement and the transactions contemplated hereby, (i) restructuring charges, (j) integration and relocation expenses determined and calculated in each case on a basis not inconsistent with historical practice, (k) prepayment expense, including fees and premiums, incurred in connection with the retirement of existing indebtedness of the Borrower and its Subsidiaries, (l) fees and expenses paid to the Administrative Agent and the Lenders hereunder and to the Existing Lien Agent and the Existing Lien Lenders under the Existing Lien Credit Agreement (in each case, to the extent not otherwise included in the calculation of Consolidated Interest Expense), (m) transaction expenses and integration expenses incurred in connection with the Acquisition of Home Infusion Solutions, LLC, (n) losses and expenses from discontinued operations, divested joint ventures and other divested Investments or incurred in connection with the disposal of discontinued operations or the divestiture of joint ventures and other Investments, (o) expenses incurred in connection with the settlement of any litigation or claim involving any Loan Party (so long as, with respect to each such litigation or claim, such expenses exceed $100,000); provided, however, any such amount added back pursuant to this clause (o) shall not exceed $6,300,000 in the aggregate (including related legal fees not to exceed $500,000) over the term of this Agreement and (p) the cumulative effect of a change in accounting principles.

6

“Consolidated Senior Secured Net Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Net Debt (other than any Consolidated Junior Indebtedness, any Subordinated Debt and any unsecured Indebtedness, in each case, not prohibited hereunder but in any event, including the Existing Lien Obligations), as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on (A) with respect to calculations of the Consolidated Senior Secured Net Leverage Ratio required by Article VI, such date and (B) with respect to all other calculations of the Consolidated Senior Secured Net Leverage Ratio, the last day of the most recent Fiscal Quarter prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or 5.1(b), as applicable.

“Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, (including, without limitation and without duplication, (a) the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period), (b) any premium or penalty payable in connection with the payment of make-whole amounts or other prepayment premiums payable in connection with any Indebtedness of the Borrower or any of its Subsidiaries, (c) all commissions, discounts and other fees and charges owed in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, (d) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than paid in cash, (e) interest paid or payable with respect to discontinued operations and (f) the interest portion of any deferred payment obligations) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).

“Consolidated Junior Indebtedness” shall mean, as of any date, the aggregate stated principal amount of all Indebtedness of the Borrower and its Subsidiaries, measured on a consolidated basis as of such date, secured by Liens that are junior in priority to the Liens securing the Obligations.

“Consolidated Net Income” shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains or losses attributable to write-ups or write-downs of assets (including any reappraisal or revaluation of assets (including intangibles, goodwill and deferring financing costs)), or the sale of assets (other than the sale of assets in the ordinary course of business), (iii) any interest of the Borrower or any Subsidiary of the Borrower in the unremitted or undistributed earnings of any Person in which the Borrower or any Subsidiary of the Borrower has an equity interest but that is not a Subsidiary, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary, (v) any income (or loss) for such period attributable to the early extinguishment of Indebtedness, (vi) any interest of the Borrower or any Subsidiary of the Borrower in the unremitted or undistributed earnings of any Subsidiary of the Borrower or another Subsidiary of the Borrower to the extent that such remittance or distribution of earnings is not prohibited by the organizational documents of such Subsidiary, contractual restrictions applicable to such Subsidiary, or by applicable Requirements of Law, and (vii) any unrealized income (or loss) in respect of Hedging Obligations.

7

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and its Subsidiaries set forth on the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recently ended Fiscal Quarter for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or 5.1(b), as applicable, determined on a consolidated basis in conformity with GAAP.

“Consolidated Total Debt” shall mean, as of any date, the aggregate stated principal amount of all Indebtedness of the Borrower and its Subsidiaries measured on a consolidated basis as of such date, but excluding (i) Indebtedness of the type described in subsection (xi) of the definition thereof, (ii) Indebtedness of the type described in Section 7.1(a)(xiii), (iii) the portion of any earn-out or other deferred or contingent purchase consideration that is based upon the achievement of future financial or operational criteria and that has not yet been earned in accordance with the terms of the applicable agreements, and (iv) Indebtedness of the type described in subsection (vi) of the definition thereof (except to the extent of any unreimbursed drawings thereunder).

“Consolidated Total Net Debt” shall mean, as of any date, the sum of (i) Consolidated Total Debt minus (ii) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Subsidiaries as of such date (other than (a) Restricted Cash and (b) for purposes of calculating the Consolidated Total Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio, as applicable, the aggregate principal amount of any Indebtedness incurred on the date on which such ratio is calculated, including any Indebtedness incurred pursuant to Section 7.1(a)(xiv)).

“Consolidated Total Net Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Net Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on the last day of the most recent Fiscal Quarter prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or 5.1(b), as applicable.

“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Controlled Account” shall have the meaning set forth in Section 5.11.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

8

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock that by its terms (or by the terms of any other Capital Stock into which it is convertible or exchangeable) or otherwise (i) matures (other than as a result of a voluntary redemption or repurchase by the issuer of such Capital Stock) or is subject to mandatory redemption or repurchase (other than solely for Capital Stock that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior payment in full in cash of the Obligations (other than any Obligations which expressly survive termination and indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and termination of the Commitments); or (ii) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Capital Stock at the option of the holder thereof; or (iii) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock), in whole or in part, in each case specified in (i), (ii) or (iii) above on or prior to the date that is ninety one days after the Maturity Date (as defined in the Existing Lien Credit Agreement); or (d) provides for scheduled payments of dividends to be made in cash.

“Disqualified Institution” shall mean (a) any Disqualified Lender and (b) any Competitor.

“Disqualified Lender” shall mean each Person previously identified in writing to the Administrative Agent prior to the date hereof and constituting a “Disqualified Lender” under the Existing Lien Credit Agreement.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof and which is not a CFC Subsidiary.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Indemnity” shall mean each environmental indemnity made by each Loan Party with respect to Real Estate required to be pledged as Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Subsidiaries under Section 414(b) or (c) (or, as relevant, Section 414(m) or (o)) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) the occurrence of any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303(k) or 4068 of ERISA, or the arising of such a lien or encumbrance; (iii) there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived; (iv) any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan; (v) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (vi) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vii) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (viii) any receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (ix) the occurrence of a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan such that material liability would be incurred by the Borrower or any of its Subsidiaries; (x) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (xi) any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan; or (xii) the termination of any Plan under Section 4041(c) of ERISA.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Excess Cash Flow” shall mean, for the Borrower and its consolidated Subsidiaries for any Fiscal Year:

(a)          Consolidated EBITDA for such Fiscal Year,

minus

(b)          the sum of the following, without duplication:

(i)          the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Existing Lien Term B Loans and the principal component of any Capital Lease Obligations) made during such Fiscal Year (excluding payments in respect of the Revolving Loans unless there is an equivalent permanent reduction in commitments thereunder);

(ii)         the aggregate amount of all mandatory prepayments or repurchases of Indebtedness for borrowed money (including the Existing Lien Term B Loans) (other than in connection with any permitted refinancing) made during such Fiscal Year (excluding payments in respect of the Revolving Loans and the Existing Lien Revolving Loans unless there is an equivalent permanent reduction in commitments thereunder; provided that there shall be no reduction for any mandatory prepayment of Existing Lien Revolving Loans in connection with the Existing Lien Amendment) other than any mandatory prepayment required pursuant to Section 2.12(c) and Section 2.12(c) of the Existing Lien Credit Agreement;

(iii)        the aggregate amount of all voluntary prepayments of Indebtedness for borrowed money (other than the Obligations and the Existing Lien Obligations on the Closing Date) made during such Fiscal Year (excluding payments in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder);

(iv)        Consolidated Interest Expense paid in cash for such Fiscal Year;

(v)          income taxes (including franchise taxes imposed in lieu of income taxes) paid in cash with respect to such Fiscal Year;

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(vi)        the aggregate amount paid in cash during such Fiscal Year on account of Capital Expenditures, Investments, and Restricted Payments, in each case, to the extent not prohibited hereunder (including the amount of all related fees, costs and expenses incurred in connection therewith) and excluding the portion of any such Capital Expenditure, Investments, or Restricted Payments that is financed (a) through the incurrence of Indebtedness (other than the Obligations) or (b) with the proceeds of equity issuances or contributions; provided that, with respect to any Capital Expenditures and other Investments described in this clause (vi), the Borrower may include in the calculation of Excess Cash Flow for any Fiscal Year the aggregate amount of expenditures that the Borrower or any of its Subsidiaries becomes legally obligated to make during such Fiscal Year pursuant to a binding contract, committed purchase order or other binding agreement but that are not actually made in cash during such Fiscal Year so long as (x) such expenditures are actually made in cash during the following Fiscal Year, (y) the Borrower includes in the certificate required to be delivered pursuant to Section 2.12(c) a description of such expenditures and a certification that such expenditures will be made during the following Fiscal Year, and (z) if such expenditures are included in the calculation of Excess Cash Flow for any Fiscal Year, they may not be included in the calculation of Excess Cash Flow for the following Fiscal Year;

(vii)       any increase in the Working Capital during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period);

(viii)      all other items added back to Consolidated EBITDA pursuant to (and subject to the limitations in) the definition of Consolidated EBITDA to the extent paid in cash during such Fiscal Year;

plus

(c)          without duplication, any decrease in the Working Capital during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Account” shall mean (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) any other zero balance account or disbursement only account, (c) deposit accounts specifically and exclusively used for escrowing funds and holding funds in trust, (d) Government Receivables Accounts, (e) the Existing Lien LC Cash Collateral Account or any deposit account specifically and exclusively used to hold cash collateral for letters of credit issued to replace Existing Lien Letters of Credit and (f) any other deposit account, securities account or commodities account, including local or petty cash accounts, which (i) individually does not have an average daily balance for a period in excess of three (3) Business Days of more than $1,000,000 in cash or investment property on deposit therein or (ii) collectively with all such other accounts described in this clause (f), does not have an aggregate balance at any time of more than $3,000,000 in cash or investment property on deposit therein.

“Excluded Property” shall have has the meaning specified in the Guaranty and Security Agreement.

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“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided, that, for the avoidance of doubt, in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the keepwell agreement set forth in Section 10.19 of the Guaranty and Security Agreement shall be taken into account. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. For purposes of this definition, the term “Swap Obligations” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” shall mean, with respect to any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes that are (i) imposed on (or measured by) the Recipient’s (or Beneficial Owner’s) net income by the United States, or by the jurisdiction under the laws of which such Recipient (or Beneficial Owner) is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or (ii) Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar taxes that are imposed by any other jurisdiction in which such Recipient (or Beneficial Owner) is located, (c) in the case of any U.S. federal withholding taxes that are imposed on amounts payable to any Recipient (or Beneficial Owner) at the time such Recipient (or Beneficial Owner) becomes a Recipient (or Beneficial Owner) under this Agreement or designates a new lending office, except in each case to the extent that amounts with respect to such taxes were payable either (i) to such Recipient’s (or Beneficial Owner’s) assignor immediately before such Recipient (or Beneficial Owner) became a Recipient (or Beneficial Owner) under this Agreement, or (ii) to such Recipient (or Beneficial Owner) immediately before it designated a new lending office, (d) any taxes that are attributable to a Recipient’s (or Beneficial Owner’s) failure to comply with Section 2.20(f), or (e) any Taxes imposed under FATCA.

“Existing Lien Agent” shall have the meaning assigned to the term “Administrative Agent” in the Existing Lien Credit Agreement.

“Existing Lien Amendment” shall have the meaning set forth in the definition of “Existing Lien Credit Agreement”.

“Existing Lien Collateral Documents” shall have the meaning assigned to the term “Collateral Documents” in the Existing Lien Credit Agreement.

“Existing Lien Credit Agreement” shall mean that certain Credit Agreement dated as of July 31, 2013, by and among the Borrower, the lenders and other financial institutions party thereto from time to time and SunTrust Bank, in its capacity as administrative agent thereunder, as the same has been amended, will be amended on the date hereof pursuant to the Sixth Amendment to Credit Agreement dated as of the date hereof (the “Existing Lien Amendment”), and may be further amended, restated, supplemented, waived, extended, refinanced, replaced or otherwise modified from time to time in accordance with the Priming/Existing Lien Intercreditor Agreement (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Existing Lien Credit Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or other document expressly provides that it is not intended to be and is not the Existing Lien Credit Agreement).

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“Existing Lien LC Cash Collateral Account” shall have the meaning set forth in Section 3.1(d).

“Existing Lien Lenders” shall mean the “Lenders” under and as defined in the Existing Lien Credit Agreement.

“Existing Lien Letter of Credit” shall mean any stand-by letter of credit issued pursuant to the Existing Lien Credit Agreement for the account of the Borrower. Schedule 1.1 sets forth each of the outstanding Existing Lien Letters of Credit described by applicant, date of issuance, letter of credit number, amount, beneficiary and date of expiry as of the Closing Date.

“Existing Lien Loan Documents” shall mean the Existing Lien Credit Agreement and the other “Loan Documents” as defined in the Existing Lien Credit Agreement, in each case, as amended, restated and/or modified from time to time.

“Existing Lien Obligations” shall mean the “Obligations” under and as defined in the Existing Lien Credit Agreement.

“Existing Lien Revolving Loans” shall mean the “Revolving Loans” under and as defined in the Existing Lien Credit Agreement.

“Existing Lien Term B Loans” shall mean the “Term B Loans” under and as defined in the Existing Lien Credit Agreement.

“Existing Senior Notes” shall mean the unsecured 10¼% Senior Notes due 2015 issued by the Borrower pursuant to the Existing Senior Notes Indenture, as amended, restated, supplemented, or otherwise modified from time to time.

“Existing Senior Notes Indenture” shall mean that certain Indenture dated as of March 25, 2010, by and among the Borrower, the guarantors party thereto, and U.S. Bank National Association, as trustee, as amended, restated, supplemented, or otherwise modified from time to time.

“Existing Senior Notes Redemption” shall mean the redemption or repurchase in full of all of the Existing Senior Notes, and the satisfaction and discharge of the Existing Senior Notes Indenture, whether in one or a series of related transactions, including the payment of any premium, fee, cost or other expense in connection therewith.

“Exjade Settlement” shall mean the Borrower’s payment of an amount equal to $15,000,000, together with applicable interest thereon (plus any amounts arising out of the Borrower’s obligation to reimburse certain parties for their out of pocket expenses) to settle certain allegations relating to the prescription drug known as Exjade as described in the Borrower’s Form 8-K filed with the SEC on or about December 16, 2013.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations with respect thereto or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

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“Federal/State Healthcare Program Account Debtor” shall mean, any account debtor which is (a) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, the Tricare/CHAMPUS Program or any other Federally sponsored health care program other than the health care programs for which Federal government employees are beneficiaries, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to a State Medicaid program or (c) any agent, carrier, administrator or intermediary for any of the foregoing.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect of any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, CMS.

“Governmental Payors” shall mean Medicare, Medicaid, CHAMPUS, CHAMPVA, TRICARE, Veteran’s Administration or any other Governmental Authority or quasi-public agency providing funding for healthcare services.

“Governmental Payor Arrangements” shall mean arrangements, plans or programs with Governmental Payors for payment or reimbursement in connection with health care services, products or supplies.

“Government Receivables Account” shall have the meaning set forth in Section 5.11(e).

“Government Receivables Account Agreement” shall have the meaning set forth in Section 5.11(e).

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“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean each of the Subsidiary Loan Parties.

“Guaranty and Security Agreement” shall mean the Priming Guaranty and Security Agreement, dated as of the date hereof and substantially in the form of Exhibit B, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Health Care Audits” shall have the meaning set forth in Section 4.21(g).

“Healthcare Laws” shall mean, collectively, any and all federal state or local laws, rules, regulations, ordinances and administrative manuals, orders, guidelines and requirements issued by any Governmental Authority under or in connection with Medicare, Medicaid or any government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, medical services, including without limitation, The Health Information Technology for Economic and Clinical Health Act of 2009, Section 1128B of the Social Security Act, as codified at 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Federal Health Care Programs), as amended.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

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“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104 191, Aug. 21, 1996, 110 Stat. 1936, and regulations promulgated pursuant thereto regarding privacy, security and transmission of health information, all as amended from time to time, and any successor statute and regulations.

“HIPAA/HITECH Compliance Plan” shall have the meaning set forth in Section 4.22.

“HIPAA/HITECH Compliant” shall have the meaning set forth in Section 4.22.

“HITECH Act” shall mean the Health Information Technology for Economic and Clinical Health Act provisions of the American Reinvestment and Recovery Act of 2009, and regulations promulgated pursuant thereto, all as amended from time to time, and any successor statute and regulations.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, the Existing Lien Obligations), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than current liabilities, accrued expense obligations and trade payables incurred in the ordinary course of business; provided, that, any such obligation that is secured by a Lien (including the ABDC Obligations) shall constitute Indebtedness), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but limited to the lesser of the fair market value of such property and the outstanding principal amount of such Indebtedness), (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) obligations of such Person under any Hedging Obligations (valued at the lesser of the Hedging Termination Value and the Net Mark-to-Market Exposure thereof). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall exclude purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information and Collateral Disclosure Certificate” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

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“Intellectual Property Rights” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Investments” shall have the meaning set forth in Section 7.4.

“IRS” shall mean the Internal Revenue Service of the United States.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include each Lender that joins this Agreement pursuant to Section 10.4 and each Replacement Lender that joins this Agreement pursuant to Section 2.25.

“Licenses” shall mean any and all licenses (including professional licenses), certificates of need, accreditations, certifications, permits, franchises, rights to conduct business (by a Governmental Authority or otherwise) and any other governmental authorizations.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Limitation” shall mean a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, restriction, declaration of ineligibility, loss of status as a participating provider, or the loss of any other rights under any Governmental Payor Arrangement, Third Party Payor Arrangement, Company Accreditation or License.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Priming/Existing Lien Intercreditor Agreement, the ABDC Intercreditor Agreement, any other intercreditor agreement or subordination agreement entered into with the Administrative Agent or any Lender in connection with the Obligations, the Notice of Borrowing, all Compliance Certificates, any promissory notes issued hereunder, and any and all other instruments, agreements, documents and writings executed by or in favor of the Administrative Agent or any Lender in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans, in the aggregate or any of them, as the context shall require.

“Material Adverse Effect” shall mean any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, that results in a material adverse change in, or a material adverse effect on, (i) the business, condition (financial or otherwise), operations, liabilities (contingent or otherwise), or properties of the Borrower and its Subsidiaries on a consolidated basis and taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, or (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents (other than solely as a result of any action or inaction on the part of the Administrative Agent or any other Lender).

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“Material Agreements” shall mean all agreements, documents, contracts, indentures and instruments pursuant to which a default, breach or termination thereof would reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans) of the Borrower or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding $12,500,000.

“Medicaid” shall mean, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C., Chapter 7, subchapter XIX, §§1396 et seq.) and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” shall mean, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C., Chapter 7, subchapter XVIII, §§1395 et seq.) and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Property” shall mean, individually or collectively, any Real Estate that is subject to a Mortgage.

“Mortgage” shall mean each mortgage, deed of trust, deed to secure debt or other real estate security documents delivered by any Loan Party to the Administrative Agent from time to time, all in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Subsidiaries, or an ERISA Affiliate, and each such plan for the look-back period during which the Borrower, any of its Subsidiaries, or an ERISA Affiliate continues to be subject to liability, including contingent liability, for the plan under Title IV of ERISA.

“Net Cash Proceeds” shall mean cash proceeds (including proceeds of any insurance policy) received by any Loan Party, net of (i) customary, reasonable and documented (in summary form) fees and commissions paid or payable in connection therewith, including reasonable and documented (in summary form) attorneys’ fees, accountants’ fees, broker’s fees and investment banking fees, (ii) other reasonable, documented (in summary form) and customary fees and expenses paid or payable in connection therewith to the extend paid or payable to a Person that is not an Affiliate of the Borrower, (iii) Taxes (including transfer and similar taxes) paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), to the extent properly attributable to such Prepayment Event, (iv) with respect to Net Cash Proceeds received as a result of a Prepayment Event under Section 2.12(a), (a) amounts required to be applied to the repayment of Indebtedness secured by a Lien not prohibited hereunder on any asset which is the subject of such Prepayment Event and prepayment penalties required to be paid under the terms governing such Indebtedness, (b) reserves required to be established in accordance with GAAP or any applicable documentation governing any such Prepayment Event, including escrow amounts, indemnification obligations, purchase price adjustments and other similar retained liabilities, and (c) amounts required to be paid to any party having superior rights to such proceeds pursuant to clause (ii) of the definition of Requirements of Law and (v) with respect to Net Cash Proceeds received as a result of a Prepayment Event under Section 2.12(b), underwriting discounts and other customary debt incurrence costs.

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“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Core Assets” shall mean the (i) Borrower’s PBM line of business and home health services business (including any Subsidiary principally engaged in such businesses) and (ii) any other asset or Subsidiary which is not principally involved in the Borrower’s provision of infusion services.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notice of Borrowing” shall have the meaning set forth in Section 2.3.

“Obligations” shall mean all amounts owing by the Loan Parties to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender payable by the Loan Parties pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder; provided, however, that with respect to any Guarantor, the Obligations shall not include any of such Guarantor’s Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

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“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment described in Section 2.25), participation or other transfer.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation, as referred to and defined in ERISA and any successor entity performing similar functions.

“PBM Strategic Joint Venture” shall mean a Subsidiary Loan Party formed for the purpose of holding certain assets of the Borrower constituting Borrower’s PBM line of business, in which the Borrower owns Capital Stock thereof with one or more other shareholders.

“Permitted Amendments” shall mean an extension of the Revolving Commitment Termination Date hereunder of the Accepting Lenders and, in connection therewith, any change in the pricing, including the payment of additional fees to the Accepting Lenders (such change and/or payments to be in the form of cash, equity interests or other property as agreed by the Borrower and the Accepting Lenders) notwithstanding the provisions of Sections 2.21 (b) and 2.21(c).

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“Permitted Business” shall mean owning, operating, managing and maintaining infusion services, home health care, hospice services, respiratory care services, pharmacy benefit management services, durable medical equipment services, or other healthcare services, in each case, together with any other businesses as are reasonably related, ancillary or incidental thereto.

“Permitted Encumbrances” shall mean:

(i)          Liens imposed by law for taxes, fees, assessments or other governmental charges which are not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)         statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet delinquent for more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)        pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or to secure liability to insurance carriers, in each case in the ordinary course of business;

(v)         judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)        customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(vii)       easements, zoning restrictions, rights-of-way, minor defects in title, and similar encumbrances on Real Estate imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

(viii)      Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC, or securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances in the ordinary course of business;

(ix)        Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(x)         Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

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(xi)        Liens on insurance policies and the proceeds thereof in favor of the provider of such policies securing the financing of the premiums with respect thereto;

(xii)        leases, subleases, licenses or sublicences on the property covered thereby, in each case, in the ordinary course of business which do not (i) materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(xiii)      any interest of title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business as a tenant and covering only the assets so leased;

(xiv)      [reserved]; and

(xv)       Liens evidenced by precautionary UCC financing statements relating to operating leases, bailments and consignments of personal property;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Surviving Debt” shall mean any (i) purchase money Indebtedness with respect to fixed assets and Capital Lease Obligations of the Borrower and its Subsidiaries, existing on the Closing Date, (ii) Indebtedness permitted under Section 7.1(a)(xiii) of the Borrower and its Subsidiaries, existing on the Closing Date, and (iii) unsecured intercompany Indebtedness among the Borrower and its Subsidiaries.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains (i) a Controlled Account and with whom an Account Control Agreement has been executed or (ii) a Government Receivables Account and with whom a Government Receivables Account Agreement has been executed. As of the Closing Date, each of the banks and other financial institutions that are identified on Schedule 4.16 as an institution at which a Controlled Account or a Government Receivables Account is maintained by any Loan Party shall be deemed to be a Permitted Third Party Bank.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Subsidiaries, or an ERISA Affiliate, and each such plan for the look-back period during which the Borrower, any of its Subsidiaries, or an ERISA Affiliate continues to be subject to liability, including contingent liability, for the plan under Title IV of ERISA.

“Prepayment Event” shall mean any sale, lease, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries of any assets or property pursuant to Section 7.6(e), Section 7.6(f), and Section 7.6(g).

“Priming/Existing Lien Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and the Existing Lien Agent, and acknowledged by the Loan Parties, substantially in the form of Exhibit C attached hereto, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

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“Profit Plan” shall mean, for any calendar year, an annual operating plan for the Borrower and its Subsidiaries, on a consolidated basis, setting forth (i) a statement of all material assumptions on which such annual operating plan is based, (ii) quarterly balance sheets, income statements and statements of cash flows for such calendar year, (iii) sales, gross profits, operating expenses, operating profit, cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for Capital Expenditures and facilities.

“Pro Forma Basis” shall mean with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDA” of the EBITDA (calculated in a manner substantially consistent with the definition of “Consolidated EBITDA” and giving effect to any adjustments made in accordance with such definition) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP.

“Projections” shall mean the Borrower and its Subsidiaries’ forecasted profit and loss statements and cash flow statements, which have been or shall be prepared in a manner materially consistent with preparation of such Person’s financial statements, together with appropriate supporting details.

“Pro Rata Share” shall mean (i) with respect to any Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Loans), and the denominator of which shall be the sum of all Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Loans of all Lenders) and (ii) with respect to all Commitments and Loans of any Lender at any time, the numerator of which shall be such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Loans) and the denominator of which shall be all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Loans of all Lenders funded under such Commitments).

“Real Estate” shall have the meaning set forth in Section 4.11(a).

“Real Estate Documents” shall mean, collectively, with respect to any Real Estate, (i) a Mortgage duly executed by each applicable Loan Party, together with (A) title insurance policies in amounts reasonably satisfactory to the Administrative Agent (but not to exceed 100% of the fair market value of such Real Estate in any jurisdiction that imposes a material mortgage recording tax or 110% otherwise), current as-built ALTA/ACSM Land Title surveys certified to the Administrative Agent, zoning letters, building permits and certificates of occupancy, in each case relating to such Real Estate and reasonably satisfactory in form and substance to the Administrative Agent, (B) (x) Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party, and (z) if any improved real property encumbered by any Mortgage is located in a special flood hazard area, a policy of flood insurance that (1) covers such improved real property, (2) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by such Mortgage reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Flood Insurance Laws, whichever is less, and (3) is otherwise on terms satisfactory to the Administrative Agent and, (C) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances and Specified Permitted Liens) on such Real Estate in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law), (D) an opinion of counsel in each state in which such Real Estate is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent, (E) a duly executed Environmental Indemnity with respect thereto, and (F) such other reports, documents, instruments and agreements as the Administrative Agent shall reasonably request, each in form and substance reasonably satisfactory to Administrative Agent.

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“Recipient” shall mean, as applicable, (a) the Administrative Agent and (b) any Lender.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Reimbursement Approvals” shall mean any and all certifications, provider or supplier numbers, provider or supplier agreements (including Medicaid provider or supplier numbers, Medicaid provider or supplier agreements, Medicare provider or supplier numbers, and Medicare provider or supplier agreements), participation agreements, Accreditations, and/or any other agreements with or approvals by Medicaid, Medicare, CHAMPUS, CHAMPVA, TRICARE, Veteran’s Administration and any other Governmental Authority or quasi-public agency, Blue Cross/Blue Shield, any and all managed care plans and organizations, including Medicare Advantage plans, Medicare Part D prescription drug plans, health maintenance organizations and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other governmental or third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors, legal counsel, consultants or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

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“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Loans at such time.

“Requirement of Law” for any Person shall mean (i) the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and (ii) any law, treaty, rule or regulation, or determination of a Governmental Authority, including, without limitation any Healthcare Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the general counsel, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). With respect to any Person that is a limited liability company or a limited partnership, such Person’s managing member, sole member, sole manager or general partner, as the case may be, shall constitute a Responsible Officer.

“Restricted Cash” shall mean, as of any date, all cash and Cash Equivalents held by the Borrower and its Subsidiaries that are legally or contractually restricted from being used to repay general obligations of the Borrower or any Subsidiary of the Borrower (including the Obligations) (provided that the terms of this Agreement, the other Loan Documents and the Existing Lien Loan Documents shall not be deemed to contractually restrict the use of cash and Cash Equivalents by the Borrower and its Subsidiaries) or are otherwise subject to a Lien (except Liens created under the Collateral Documents, the Existing Lien Collateral Documents and non-consensual Liens that arise by operation of law).

“Restricted Payment” shall mean, for any Person, (i) any dividend or distribution on any class of its Capital Stock, or (ii) any payment on account of, or the setting aside of assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of (a) any shares of its Capital Stock, (b) any Subordinated Debt, (c) any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or (d) any payment of management or similar fees.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Assumption executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (i) July 31, 2018, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Lenders” shall mean, at any time, Lenders who have Revolving Commitments or who hold Revolving Loans.

“Revolving Loan” shall mean a loan made by a Lender to the Borrower under its Revolving Commitment.

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“Routine Payor Audit” shall mean any payor audit conducted by a Governmental Authority or a Third Party Payor so long as the potential liability under such payor audit does not exceed $200,000 for each such payor audit.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Parties” shall mean the Administrative Agent and the Lenders.

“Senior Notes” shall mean the unsecured 8.875% Senior Notes due 2021 issued by the Borrower pursuant to the Senior Notes Indenture, as amended, restated, supplemented, or otherwise modified from time to time.

“Senior Notes Indenture” shall mean that certain Indenture dated as of February 11, 2014, by and among the Borrower, the guarantors party thereto, and U.S. Bank National Association, as trustee, as amended, restated, supplemented, or otherwise modified from time to time.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Permitted Liens” shall mean (a) nonconsensual Liens arising by operation of law (including Permitted Encumbrances, but excluding Permitted Encumbrances securing Indebtedness), (b) Liens permitted by Section 7.2(e), Section 7.2(f) and Section 7.2(h), (c) without duplication, any Liens securing Permitted Surviving Debt, and (d) Liens on cash collateral for letters of credit issued to replace Existing Lien Letters of Credit.

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“Specified Strategic Joint Venture” shall mean any Subsidiary (other than the PBM Strategic Joint Venture) formed by the Borrower or any of its Subsidiaries with one or more third parties for the purpose of engaging in any Permitted Business, including any hospital joint venture or other joint venture providing pharmacy benefit management services.

“Stark Statute” shall mean Section 1877 of the Social Security Act, as codified at 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“STRH” shall mean SunTrust Robinson Humphrey, Inc.

“Subordinated Debt” shall mean any Indebtedness of the Borrower or any Subsidiary that is by its terms subordinated to the Obligations as to right and time of payment or as to other rights and remedies thereunder in a manner reasonably acceptable to the Administrative Agent.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Guaranty and Security Agreement (other than any Specified Strategic Joint Venture).

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Payors” shall mean Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, and private commercial insurance companies.

“Third Party Payor Arrangements” shall mean arrangements, plans or programs with Third Party Payors for payment or reimbursement in connection with health care services, products or supplies.

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“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Triggering Event of Default” shall mean an Event of Default of the type described in Section 8.1(a), 8.1(b), 8.1(g), or 8.1(h).

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, as determined pursuant to Section 4001(a)(16) of ERISA, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(f)(ii).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

“Working Capital” shall mean, at any date, the sum of (a) all amounts (other than cash and Cash Equivalents) at such date that, in accordance with GAAP, would be classified as “current assets” on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries, minus (b) all amounts (other than the outstanding principal balance of the Loans and the current portion of long-term Indebtedness) at such date that, in accordance with GAAP, would be classified as “current liabilities” on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2          [Reserved].

Section 1.3          Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower delivered pursuant to Section 5.1(a) or Section 5.1(b) (subject to any statements made pursuant to Section 5.1(c)(iv)), subject to normal year-end adjustments and the absence of footnote disclosures in the case of interim financial statements; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the definition or application of GAAP as used herein to eliminate the effect of any change in GAAP on the operation of any provision of this Agreement (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to make such amendment), then the Borrower’s compliance with the provisions of this Agreement shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or this Agreement is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein or (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification Section 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding the foregoing, all financial covenants contained herein shall be calculated without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. In addition, notwithstanding anything in this Agreement to the contrary, any change in GAAP occurring after the date hereof that would require operating leases to be treated similarly to capital leases shall not be given effect in the definition of Consolidated EBITDA or Indebtedness or any related definitions or in the computation of any financial ratio or requirement in any of the Loan Documents.

Section 1.4          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated. The words “knowledge of the Borrower” or any like term shall mean the actual knowledge of a Responsible Officer of the Borrower.

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ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1          General Description of Facilities. Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans exceed the Aggregate Revolving Commitment Amount in effect at such time.

Section 2.2          Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans on the Closing Date in the amount set forth opposite such Revolving Lender’s name on Schedule I attached hereto. After the Closing Date, the Borrower shall be entitled to prepay, but not reborrow, Revolving Loans in accordance with the terms and conditions of this Agreement.

Section 2.3          Procedure for Revolving Borrowing. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the sole Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Borrowing”), prior to 12:00 p.m. one (1) Business Day prior to the requested date of the Borrowing. The Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Borrowing which is $25,000,000 and (ii) the date of such Borrowing (which shall be a Business Day). Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4          [Reserved].

Section 2.5          Funding of Borrowing. Each Lender will make available each Loan to be made by it hereunder on the Closing Date by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to a Controlled Account designated by the Borrower to the Administrative Agent; provided that if such account is held at a Permitted Third Party Bank, an Account Control Agreement with respect to such account among by such Permitted Third Party Bank, the applicable Loan Party and the Administrative Agent (or the Existing Lien Agent, subject to the terms of the Priming/Existing Intercreditor Agreement) has been duly executed.

Section 2.6          [Reserved].

Section 2.7          [Reserved].

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Section 2.8          Reduction and Termination of Commitments.

(a)          Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

(b)          Upon at least three (3) Business Days prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable, provided that such notice (x) may be conditioned upon the happening of an event, in which case, such notice may be revoked to the extent that such event does not occur and (y) may be modified to extend the proposed effective date of such reduction or termination, if any, specified therein), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction of the Aggregate Revolving Commitments shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Loans of all Lenders.

Section 2.9          Repayment of Loans.

The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

Section 2.10        Evidence of Indebtedness.

(a)          Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, (iii) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (iv) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)          This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

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Section 2.11       Optional Prepayments. After the Existing Lien Obligations have been paid in full (other than Hedging Obligations (as defined in the Existing Lien Credit Agreement) owed by any Loan Party to any Lender Related Hedge Provider (as defined in the Existing Lien Credit Agreement), Bank Product Obligations (as defined in the Existing Lien Credit Agreement) and indemnities and other contingent obligations under the Existing Lien Credit Agreement not then due and payable and as to which no claim has been made), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable (provided that such notice (x) may be conditioned upon the happening of an event, in which case, such notice may be revoked to the extent that such event does not occur and (y) may be modified to extend the proposed date of such prepayment specified therein) and shall specify the proposed date of such prepayment and the principal amount of the Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the principal amount so prepaid in accordance with Section 2.13(d). Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied in accordance with Section 2.12(d) and shall permanently reduce the Revolving Commitments.

Section 2.12        Mandatory Prepayments.

(a)          Promptly (but in any event within five (5) Business Days) upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds in excess of $1,000,000 in the aggregate during any Fiscal Year from any Prepayment Event, the Borrower shall prepay the Obligations in an amount equal to such excess Net Cash Proceeds; provided, that, no prepayment under this Section 2.12(a) shall be required with respect to (i) Non-Core Assets that are sold in accordance with Section 7.6(e) and (ii) Net Cash Proceeds from any other Prepayment Event so long as (with respect to this clause (ii) only) no Event of Default is in existence at the time of receipt of such Net Cash Proceeds, at the election of the Borrower, to the extent that such proceeds are reinvested in the business of the Borrower or any of its Subsidiaries within 365 days (or 366 days in a leap year) following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 365 day (or 366 day in a leap year) period and actually reinvested within 180 days after the date of such binding contract. Any such prepayment shall be applied in accordance with subsection (d) of this Section.

(b)          Promptly (but in any event within five (5) Business Days) upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any issuance of Indebtedness by the Borrower or any of its Subsidiaries (other than any Indebtedness that is not prohibited to be issued or incurred hereunder), the Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied in accordance with subsection (d) of this Section.

(c)          Commencing with the Fiscal Year ending December 31, 2016, no later than ten (10) days after the date on which the Borrower’s annual audited financial statements for such Fiscal Year are required to be delivered pursuant to Section 5.1(a), (i) to the extent that the Consolidated Total Net Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 3.50:1.00, the Borrower shall prepay the Obligations in an amount equal to (x) 50% of Excess Cash Flow for such Fiscal Year minus (y) the aggregate amount of all voluntary prepayments of the Existing Lien Term B Loans, the Revolving Loans and Existing Lien Revolving Loans (other than the prepayment of the Existing Lien Revolving Loans on the Closing Date) made during such Fiscal Year, and (ii) to the extent that the Consolidated Total Net Leverage Ratio as of the last day of such Fiscal Year is less than 3.50:1.00, the Borrower shall prepay the Obligations in an amount equal to 0% of Excess Cash Flow for such Fiscal Year. Any such prepayment shall be applied in accordance with subsection (d) of this Section. Any such prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower, certifying in reasonable detail the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

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(d)          Any prepayments made by the Borrower pursuant to subsection (a), (b) or (c) of this Section or pursuant to Section 2.11 shall be applied to the outstanding principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments. The Revolving Commitments of the Lenders shall be permanently reduced by the amount of any prepayments made hereunder. Notwithstanding anything herein to the contrary, no mandatory prepayment shall be required to be made pursuant to subsection (a), (b) or (c) of this Section, at any time on or after the Closing Date so long as any Existing Lien Obligation remains unpaid or outstanding (other than Hedging Obligations (as defined in the Existing Lien Credit Agreement) owed by any Loan Party to any Lender Related Hedge Provider (as defined in the Existing Lien Credit Agreement), Bank Product Obligations (as defined in the Existing Lien Credit Agreement) and indemnities and other contingent obligations under the Existing Lien Credit Agreement not then due and payable and as to which no claim has been made).

Section 2.13        Interest on Loans.

(a)          The Borrower shall pay interest on each Loan at the rate of 10.00% per annum.

(b)         [Reserved].

(c)          Notwithstanding subsections (a) and (b) of this Section, (x) at the written request of the Administrative Agent or the Required Lenders if any Event of Default that is not a Triggering Event of Default has occurred and is continuing, and (y) automatically after acceleration of the Obligations or in connection with any Triggering Event of Default, the Borrower shall pay interest (“Default Interest”) at a rate per annum equal to 200 basis points above the otherwise applicable interest rate until such Event of Default has been waived in writing or the Required Lenders have revoked the imposition of Default Interest (whichever occurs first).

(d)          Interest on the outstanding principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Loans shall be payable in cash monthly in arrears on the last day of each month and on the Revolving Commitment Termination Date. All Default Interest shall be payable on demand.

(e)          The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14        Fees.

(a)          The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)          [Reserved].

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(c)          The Borrower agrees to pay to the Administrative Agent for the account of each Lender a one-time non-refundable upfront fee equal to 1.50% of such Lender’s Revolving Commitments on the Closing Date, which upfront fee shall be due and payable in cash on the Closing Date.

(d)          [Reserved].

(e)          [Reserved].

Section 2.15       Computation of Interest and Fees. Interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of interest or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16        [Reserved].

Section 2.17        [Reserved].

Section 2.18        Increased Costs.

(a)           If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)         impose on any Lender any other condition affecting this Agreement or any participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of participating in or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)          If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Parent Company for any such reduction suffered.

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(c)          A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.19        [Reserved].

Section 2.20        Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower or other Loan Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)          In addition, without limiting the provisions of subsection (a) of this Section, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          The Borrower shall indemnify each Recipient (and, with respect to U.S. federal withholding taxes, if such Recipient is not the Beneficial Owner, the Beneficial Owner), within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient (or Beneficial Owner) on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient (for its own account or on behalf of one or more Beneficial Owners) shall be conclusive, absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or other Loan Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)          If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund, or a credit in lieu of a refund, of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund) net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This Section 2.20(e) shall not be construed to require a Recipient to make available its tax returns (or any other information relating to its taxes) to the Borrower or any other Person.

(f)          Tax Forms.

(i)          Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from U.S. federal backup withholding tax.

(ii)          Any Lender that is a Foreign Person and that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is a Foreign Person shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)          if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(B)          duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;

(C)          if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN, or any successor form thereto, together with a certificate (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, or the obligation of the Borrower hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender; or

(D)          if such Lender is not the Beneficial Owner (for example, a partnership or a participating Lender granting a typical participation), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, and/or other certification documents from each Beneficial Owner, as applicable.

(iii)          Each Lender that is a Foreign Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iv)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this clause (E), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)          Each Lender agrees that if any form or certification it previously delivered under this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall update such form or certification; however, if such Lender is not legally entitled to provide an updated form or certification, it shall promptly notify the Borrower and the Administrative Agent of its inability to update such form or certification.

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Section 2.21        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.18 or 2.20, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.18, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to all accrued interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22        [Reserved].

Section 2.23        [Reserved].

Section 2.24      Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented (in summary form) costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25        Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) [Reserved], or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law, and (v) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26        [Reserved].

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ARTICLE III

CONDITIONS PRECEDENT TO LOANS

Section 3.1          Conditions to Effectiveness. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)          The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all reasonable and documented (in summary form) costs and expenses of the Administrative Agent and its Affiliates (including, the reasonable and documented (in summary form) fees, disbursements, and expenses of King & Spalding LLP (and any required special or local counsel)), in each case, required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and any other agreement with the Administrative Agent.

(b)          The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

(i)           a counterpart of this Agreement signed by or on behalf of each party hereto;

(ii)          a certificate of the Secretary or Assistant Secretary (or other comparable Responsible Officer) of each Loan Party in substantially the form of Exhibit 3.1(b)(ii), attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iii)          certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of (A) the jurisdiction of organization of such Loan Party and (B) each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect;

(iv)         a written opinion of Dechert LLP, counsel to the Loan Parties, and, if reasonably requested by Administrative Agent, customary local counsel opinions with respect to certain Loan Parties each addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(v)          a certificate in substantially the form of Exhibit 3.1(b)(v), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to any initial Revolving Borrowing, (x) since December 31, 2015, there has been no change with respect to, or event affecting, the Borrower and its Subsidiaries on a consolidated basis and taken as a whole which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (y) the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than those representations and warranties (i) that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects or (ii) that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respect as of such earlier date);

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(vi)          a duly executed Notice of Borrowing, together with a report setting forth the sources and uses of the proceeds hereof;

(vii)        the ABDC Intercreditor Agreement, duly executed and delivered by the parties thereto;

(viii)       certified copies of all material consents, approvals, authorizations, registrations, filings and orders required to be made or obtained under any Requirement of Law, or by any material Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, if any, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(ix)         copies of (A) Projections for the Borrower and its Subsidiaries prepared on a quarterly basis for the calendar year ending December 31, 2017 and annually thereafter through June 30, 2018 and (B) the financial statements described in Section 4.4(a);

(x)           the Guaranty and Security Agreement, duly executed by the Borrower and each of its Domestic Subsidiaries (including the PBM Strategic Joint Venture, but excluding any Specified Strategic Joint Venture (in each case, if formed prior to the Closing Date)), together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as reasonably requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as reasonably requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Specified Permitted Liens and Liens to be released on the Closing Date, (C) an Information and Collateral Disclosure Certificate, duly completed and executed by the Loan Parties, (D) as necessary, duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, and (E) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party (or, in the case of any Foreign Subsidiary directly owned by a Loan Party, not more than 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary), in each case, to the extent certificated prior to the Closing Date and in the actual possession of the Borrower on the Closing Date, and related stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(xi)          subject to Section 5.16, Account Control Agreements and Government Receivables Account Agreements, duly executed by each Permitted Third Party Bank and the applicable Loan Party;

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(xii)          subject to Section 5.16, with respect to each leased property of the Loan Parties located at 1600 Broadway, Suite 700, Denver, CO 80202 and each additional leased property where books or records are stored or located, a copy of the underlying lease, as applicable, and a Collateral Access Agreement from the landlord of such leased property; provided that if such Loan Party is unable to deliver any such Collateral Access Agreement after using its commercially reasonable efforts to do so, the Administrative Agent shall waive the foregoing requirement in its reasonable discretion;

(xiii)        a true and correct copy of the Existing Lien Amendment, duly executed by the parties thereto and effective as of the date hereof;

(xiv)        the Priming/Existing Lien Intercreditor Agreement, duly executed and delivered by the parties thereto;

(xv)         (A) certificates of insurance describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, and (B) subject to Section 5.16, a lender’s loss payable endorsement (in the case of each of the foregoing clauses (A) and (B), other than with respect to any director and officer indemnification policies, workers’ compensation policies and any policies that provide coverage for property that does not constitute Collateral);

(xvi)        documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws at least five (5) Business Days prior to the Closing Date to the extent that such documentation and information was requested by Administrative Agent at least ten (10) days prior to the Closing Date; and

(xvii)      a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming that after giving effect to the execution and delivery of the Loan Documents, the incurrence on the Closing Date of any Revolving Loans (and the use of proceeds thereof on the Closing Date), and the other transactions contemplated herein to occur on the Closing Date, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

(c)          [Reserved].

(d)          substantially concurrently with the funding of the Revolving Loans, the Borrower shall deposit in an account maintained at the Existing Lien Agent, in the name of the Existing Lien Agent and for the benefit of the “Issuing Bank” (as defined in the Existing Lien Credit Agreement) and the Existing Lien Lenders (the “Existing Lien LC Cash Collateral Account”), $4,881,818.55 from the proceeds of the Revolving Loans.

(e)          (i) $700,000 in principal of Existing Lien Revolving Loans owing to SunTrust Bank and all accrued and unpaid interest thereon and (ii) $300,000 in the aggregate principal of Existing Lien Revolving Loans owing to JFIN REVOLVER CLO 2015 LTD and JFIN REVOLVER CLO LTD and all accrued and unpaid interest thereon shall be repaid, substantially concurrently with the funding of the Revolving Loans.

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Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2          [Reserved].

Section 3.3          [Reserved].

Section 3.4          Delivery of Documents. All of the Loan Documents, certificates and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, each Lender as follows:

Section 4.1          Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

Section 4.2          Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. Each of this Agreement and the other Loan Documents has been duly executed and delivered by the Borrower and the other Loan Parties party thereto and constitutes valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3          Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any Person with respect to which the Borrower or any of its Subsidiaries has any Contractual Obligation, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any material Contractual Obligation of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to accelerate the obligations of the Borrower or any of its Subsidiaries thereunder (whether accomplished by a mandatory prepayment, a redemption, or otherwise) and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

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Section 4.4          Financial Statements; Material Adverse Effect.

(a)          The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2015, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, prepared by KPMG LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2016, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP (as in effect at the time such financial statements were prepared and subject to Section 1.3) consistently applied (except as expressly noted therein), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). The Projections delivered to the Administrative Agent in satisfaction of the condition set forth in Section 3.1(b)(ix)(A) and all Profit Plans delivered to the Administrative Agent after the Closing Date pursuant to Section 5.1(e) have been prepared by the Borrower in good faith based on assumptions believed by the Borrower to be reasonable at the time made; provided that it is expressly understood and agreed that financial projections (including the Projections and all Profit Plans) are inherently uncertain and are not a guarantee of financial performance and that actual results may differ from financial projections and such differences may be material.

(b)          Since December 31, 2015, there have been no changes with respect to, or event affecting, the Borrower and its Subsidiaries which have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5          Litigation and Environmental Matters.

(a)          No litigation, investigation or proceeding (including any whistleblower action) of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries (i) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or any Existing Lien Loan Document.

(b)          Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.6          Compliance with Laws and Agreements. Except for non-compliance which would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all Material Agreements.

Section 4.7         Investment Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

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Section 4.8          Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any of its Subsidiaries could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9          Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10        ERISA. Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except as would not reasonably be expected to have a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no such determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification), except as would not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plan and no Plan is in, or is expected to be, in at risk status under Title IV of ERISA such that a Material Adverse Effect would be expected in the foreseeable future to occur with respect thereto. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect. The Borrower, each of its Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan, except as would not reasonably be expected to have a Material Adverse Effect. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

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Section 4.11        Ownership of Property; Insurance.

(a)          As of the Closing Date, all interests in real property owned by the Borrower or any of its Subsidiaries (collectively, and together with any additional real estate acquired after the Closing Date, the “Real Estate”) or leased by the Borrower or any of its Subsidiaries are listed on Schedule 4.11(a). Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all Real Estate, leased real property and all other personal property material to the operation of its business (except as sold or otherwise disposed of in the ordinary course of business or in a transaction permitted hereunder), in each case free and clear of Liens (other than Liens not prohibited by Section 7.2). All leases that individually are material to the business or operations of the Borrower and its Subsidiaries are valid and are in full force. As of the Closing Date, all permits required to have been issued or appropriate to enable the Real Estate or any leased real property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to be so issued or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          The Intellectual Property Rights owned by the Borrower and its Subsidiaries, together with the Intellectual Property Rights licensed to the Borrower and its Subsidiaries under license agreements, constitute all of the Intellectual Property Rights material to their respective businesses.

(c)          Set forth on Schedule 4.11(c) is a complete and accurate summary of the insurance maintained by the Borrower and its Subsidiaries as of the Closing Date. The Borrower and its Subsidiaries have insurance meeting the requirements of Section  5.8, and such insurance policies are in full force and effect.

(d)          All assets of the Borrower and its Subsidiaries, whether owned, leased, or managed, are in good repair, working order and condition, ordinary wear and tear excepted, in accordance with the terms and conditions of any applicable lease or license agreement, except where the failure to be in such good repair, working order or condition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12        Disclosure. Any of the written reports (including, without limitation, all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information (other than the Projections, the Profit Plans and other forward-looking information (which shall be subject solely to the representation set forth in the last sentence of Section 4.4(a)), information regarding third parties and general economic or industry information) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished), is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

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Section 4.13        Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.14        Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the organizational type of each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed on Schedule 4.14 and no Loan Party owns any Capital Stock in any Person other than those specifically disclosed on Schedule 4.14. All of the outstanding Capital Stock in each of the Borrower’s Subsidiaries that is a corporation has been validly issued, is fully paid and non-assessable, and all such Capital Stock owned by any Loan Party is owned by the record owners in the amounts specified on Schedule 4.14 as of the Closing Date, free and clear of all Liens except those created under the Collateral Documents, the Existing Lien Collateral Documents and nonconsensual Liens that arise by operation of law. None of the Loan Parties or any of their Subsidiaries has, as of the Closing Date, any issued and outstanding Disqualified Capital Stock except as otherwise specifically disclosed on Schedule 4.14.

Section 4.15        Solvency. After giving effect to the execution and delivery of the Loan Documents, the making of any Loans under this Agreement, the consummation of all transactions contemplated by such Loan Documents, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

Section 4.16        Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, the complete account number therefor, and whether such account is a Government Receivables Account.

Section 4.17        Collateral Documents.

(a)          The Guaranty and Security Agreement and each other Collateral Document is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent such a security interest can be created by authentication of a written security agreement under Articles 8 and 9 of the UCC. In the case of certificated Capital Stock pledged pursuant to the Guaranty and Security Agreement, when certificates representing such Capital Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guaranty and Security Agreement or any other Collateral Document (other than deposit accounts and investment property) in which a Lien may be perfected by the filing of a financing statement, when financing statements are filed in the appropriate filing offices as specified in Article 9 of the UCC (which, as of the Closing Date, for each of the Loan Parties is the filing office set forth for each Loan Party on Schedule 3 to the Guaranty and Security Agreement), in each case, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including such Capital Stock) and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except for Specified Permitted Liens). In the case of Collateral that consists of deposit accounts (other than a Government Receivables Account) or investment property, when an Account Control Agreement is executed and delivered by all parties thereto with respect to such deposit accounts or investment property, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person (except for Specified Permitted Liens) except as provided under the applicable Account Control Agreement with respect to the financial institution party thereto.

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(b)          When the filings in subsection (a) of this Section are made and when, if applicable, the Copyright Security Agreements are filed in the United States Copyright Office, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Copyrights subject to such Copyright Security Agreement, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (except for Specified Permitted Liens).

(c)          Each Mortgage, if any, is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Real Estate of such Loan Party covered thereby and the proceeds thereof, and when such Mortgage is filed in the real estate records where the respective Mortgaged Property is located, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Encumbrances and Specified Permitted Liens.

Section 4.18        Material Agreements. As of the Closing Date, all Material Agreements of the Borrower and its Subsidiaries are listed on Schedule 4.18, and each such Material Agreement is in full force and effect. As of the Closing Date, the Borrower has delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.19        Sanctions and Anti-Corruption Laws. (a) None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or agents acting or benefitting in any capacity in connection with this Agreement, (i) is a Person that is owned or controlled by a Sanctioned Person, (ii) is a Sanctioned Person or (iii) is located, organized or resident in a Sanctioned Country; and (b) the Borrower and its Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions.

Section 4.20       Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

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Section 4.21         Compliance with Healthcare Laws.

(a)          The Borrower and each of its Subsidiaries is in compliance in all respects with all Healthcare Laws, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries participate in and have not been excluded from the Governmental Payor Arrangements listed on Schedule 4.21(a). A list of all of the Borrower’s and its Subsidiaries’ existing (i) Medicare provider numbers and Medicaid provider numbers, (ii) Medicare supplier numbers and Medicaid supplier numbers, and (iii) all other Governmental Payor provider agreements and numbers, excluding TRICARE and CHAMPUS, CHAMPVA and the Veteran’s Administration, pertaining to the business of the Borrower or any of its Subsidiaries as of the Closing Date or, if such contracts do not exist, other documentation evidencing such participation as of the Closing Date are set forth on Schedule 4.21(a). Each of the Borrower’s and its Subsidiaries’ existing Third Party Payor Arrangements pursuant to which Borrower and its Subsidiaries received $500,000 or more in payment in calendar year 2016 is set forth on Schedule 4.21(a). Each of the Borrower and its Subsidiaries has entered into and maintains all Governmental Payor Arrangements and Third Party Payor Arrangements as are necessary to conduct its respective business as currently conducted. The Governmental Payor Arrangements and Third Party Payor Arrangements to which the Borrower or a Subsidiary is a party constitute valid and binding obligations of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity) and, to the knowledge of the Borrower, are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in default under any Governmental Payor Arrangement or Third Party Payor Arrangement to which it is a party and, to the knowledge of the Borrower, the other parties thereto are not in default thereunder, except as would not have a Material Adverse Effect. Each of the Borrower and its Subsidiaries (i) duly holds, and is in good standing with respect to, such Licenses as are necessary to own its respective assets and to conduct its respective business (including without limitation such Licenses as are required under such Healthcare Laws as are applicable thereto, and all Reimbursement Approvals), except where the absence of such a License would not reasonably be expected to have a Material Adverse Effect and (ii) where applicable to its business, has obtained and maintains Medicaid and Medicare provider and supplier numbers. Schedule 4.21(a) sets forth all such healthcare Licenses held by each of the Borrower and its Subsidiaries as of the Closing Date. There is no pending or, to the knowledge of the Borrower, threatened Limitation of any such License, Medicaid provider or supplier number, or Medicare provider or supplier number of the Borrower or any of its Subsidiaries, except for such Limitations as would not reasonably be expected to have a Material Adverse Effect.

(b)          For purposes of the Stark Statute, to the extent that any services provided by the Borrower or its Subsidiaries are designated health services (as defined by the Stark Statute), (i) none of such services involve, arise from, or occur in connection with “referrals” as defined by Stark Statute or as proscribed thereunder absent the applicability or availability of a statutory or regulatory exception to the referral prohibitions set forth thereunder, and (ii) none of such services are provided by the Borrower or any of its Subsidiaries for the benefit of any of the foregoing, absent the applicability or availability of a statutory or regulatory exception to the referral prohibitions set forth thereunder, in each case in the case of the immediately preceding clauses (i) and (ii), except to the extent that such failures, violations or non-compliance would not reasonably be expected to have a Material Adverse Effect.

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(c)          Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries holds all Accreditations necessary or required by applicable Requirements of Law for the operation of its business (including accreditation by an appropriate organization necessary to receive payment and compensation and to participate under Medicare and Medicaid) (individually, a “Company Accreditation,” and collectively, the “Company Accreditations”). There is no pending or, to the knowledge of the Borrower, threatened Limitation of any such Company Accreditations, except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries is in compliance with the terms of the Company Accreditations.

(d)          Each employee of the Borrower and each of its Subsidiaries duly holds all Licenses (to the extent required) to provide professional services to patients by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provision of such services required to enable such employee to provide the professional services necessary to enable each of the Borrower and its Subsidiaries to operate its business as currently operated and in connection with the duties performed by such employee, except as would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Borrower, threatened Limitation of any such required Licenses with respect to any employee of the Borrower and each of its Subsidiaries, except where such Limitation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each employee of the Borrower and its Subsidiaries is in compliance with the terms of all such Licenses.

(e)          All reports, documents, schedules, statements, filings, submissions, forms, registrations, notices, approvals and other documents required to be filed, obtained, maintained or furnished pursuant to any Governmental Payor Arrangement, Third Party Payor Arrangement, License, Company Accreditation, and other applicable Healthcare Laws by the Borrower or any of its Subsidiaries to any Governmental Authority have been so filed, obtained, maintained or furnished (individually, “Company Regulatory Filings” and collectively, “Company Regulatory Filings”), and all such reports, documents, schedules, statements, filings, submissions, forms, registrations, notices and other documents were complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing), except where such failure would not reasonably be expected to have a Material Adverse Effect, and each of the Borrower and its Subsidiaries has timely paid all amounts, Taxes, fees and assessments due and payable in connection therewith, except where the failure to make such payments on a timely basis would not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries has maintained all records required to be maintained under all applicable Requirements of Law with any Governmental Authorities (including all Governmental Payor Arrangements in which it participates, as required by Healthcare Laws), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f)          Since December 31, 2015, none of the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any employee or contractor of the Borrower or any of its Subsidiaries has been, or to the knowledge of the Borrower has been threatened to be, (i) excluded from any Governmental Payor Arrangement pursuant to 42 U.S.C. § 1320a-7b and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other governmental health care program or is listed on the General Services Administration list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion, to the knowledge of a Loan Party, threatened or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any federal, state or local laws or regulations. Except for the payment of the amounts expressly provided for in the Exjade Settlement, none of the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any employee or contractor of the Borrower or any of its Subsidiaries is party to a corporate integrity agreement, consent order, consent decree, permanent injunction or other settlement agreement with any Governmental Authority or Third Party Payor or otherwise pursuant to any Governmental Payor Arrangement, Third Party Payor Arrangement, License, or Company Accreditation, including, without limitation, any additional corporate integrity agreement, consent order, consent decree, permanent injunction or other settlement agreement arising out of allegations involving the Borrower and the prescription drug known as Exjade, which individually (or, together with any related Settlements (other than the Exjade Settlement), in the aggregate) (i) would reasonably be expected to result in a Material Adverse Effect or (ii) requires the payment of money in an amount in excess of $12,500,000.

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(g)          Schedule 4.21(g) sets forth a list of all notices received during the fiscal year ended December 31, 2015, of material noncompliance, requests for material remedial action, investigations, return of overpayment or imposition of fines (whether ultimately paid or otherwise resolved) by any Governmental Authority or Third Party Payor or pursuant to any Governmental Payor Arrangement, Third Party Payor Arrangement, License, or Company Accreditation, but does not include Routine Payor Audits (the “Health Care Audits”). Each of the Borrower and its Subsidiaries has prepared and submitted timely all corrective action plans or responses required to be prepared and submitted in response to any Health Care Audits and has implemented all of the corrective actions described in such corrective action plans, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any (A) uncured deficiency that could lead to the imposition of a remedy, (B) existing accrued and/or unpaid indebtedness to any Governmental Authority, including Medicare or Medicaid, or (C) existing accrued and/or unpaid overpayment amounts owing under any finally resolved audit or investigation by any Third Party Payor, excepting any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(h)          The execution and delivery of the Loan Documents, and each of the Borrower’s and its Subsidiaries’ performance thereunder (including the performance of the pre- and post- closing notices and applications as provided in the Loan Documents) will not (i) result in the loss of or limitation of any License, Company Accreditations or Company Reimbursement Approvals or (ii) reduce receipt of the ongoing payments or reimbursements pursuant to the Company Reimbursement Approvals that the Borrower or any of its Subsidiaries is receiving as of the date hereof.

Section 4.22       HIPAA/HITECH Compliance. To the extent that and for so long as the Borrower or any of its Subsidiaries is a “covered entity” within the meaning of HIPAA and the HITECH Act, each of the Borrower and its Subsidiaries (a) has undertaken or will promptly undertake all necessary compliance efforts required by HIPAA; (b) has developed or will develop a detailed plan for becoming HIPAA and HITECH Compliant (a “HIPAA/HITECH Compliance Plan”); and (c) has implemented or will implement those provisions of such HIPAA/HITECH Compliance Plan necessary to ensure that each of the Borrower and its Subsidiaries is or becomes HIPAA and HITECH Compliant, except to the extent in each case that such failures would not reasonably be expected to have a Material Adverse Effect. For purposes hereof, “HIPAA and HITECH Compliant” shall mean that each of the Borrower and its Subsidiaries (i) is or will be in compliance (except for non-compliance that would not reasonably be expected to have a Material Adverse Effect) with (A) each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA and (B) any or all requirements set forth in the HITECH Act, including, but not limited to, any breach notification requirements, and (ii) is not and would not reasonably be expected to become the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that would reasonably be expected to have a Material Adverse Effect.

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Section 4.23        Reimbursement.

(a)          Except as disclosed in Schedule 4.23(a), with respect to billings by each of the Borrower and its Subsidiaries as of the Closing Date, each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law and the written material reimbursement policies, rules and regulations of Governmental Payors and Third Party Payors, including, without limitation, adjustments under any capitation arrangement, fee schedule, discount formula or cost-based reimbursement except the failure to comply with which would not reasonably be expected to have a Material Adverse Effect. Except as would not be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries holds all Reimbursement Approvals necessary for the operation of its business as currently operated (individually, a “Company Reimbursement Approval,” and collectively, the “Company Reimbursement Approvals”). There is no pending or, to the knowledge of the Borrower, threatened Limitation of any such Company Reimbursement Approvals, except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries is in compliance with the terms of the Company Reimbursement Approvals.

(b)          Except as would not reasonably be expected to have a Material Adverse Effect, the accounts receivable of each of the Borrower and its Subsidiaries have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law and other Governmental Payor Arrangements or Third Party Payor Arrangements, to which the Borrower or any of its Subsidiaries is subject, and such accounts receivable do not exceed amounts the Borrower or such Subsidiary is entitled to receive under any capitation agreement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. There has been no intentional overbilling or overcollection pursuant to any Governmental Payor Arrangements or Third Party Payor Arrangement other than as created by routine adjustments and disallowances made in the ordinary course of business by the Governmental Payors and Third Party Payors with respect to such billings.

Section 4.24        Fraud and Abuse. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has engaged in any activities that (a) are prohibited under 42 U.S.C. §§ 1320a-7b, or the regulations promulgated thereunder, or related Requirements of Law, or (b) are prohibited by rules of professional conduct, or (c) are prohibited under any statute or the regulations promulgated pursuant to such statutes, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with intent to secure such benefit or payment fraudulently; and (iv) knowingly and willfully soliciting or receiving any illegal remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (x) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Governmental Payor, or (y) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good facility, service, or item for which payment may be made in whole or in part by any Governmental Payor. Between January 1, 2007, and December 31, 2012, neither the Borrower nor any of its Subsidiaries received a subpoena issued by any Governmental Authority with respect to a possible violation of Healthcare Laws by the Borrower or any of its Subsidiaries (but excluding Routine Payor Audits) for any matter that has not been fully and finally resolved. Between January 1, 2016, and the Closing Date, neither the Borrower nor any of its Subsidiaries has received a subpoena issued by any Governmental Authority with respect to a possible violation of Healthcare Laws by the Borrower or any of its Subsidiaries (but excluding Routine Payor Audits).

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Section 4.25       Existing Lien Documents. As of the Closing Date, the Borrower has delivered to Administrative Agent a complete and correct copy of the Existing Lien Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations constitute Indebtedness entitled to the benefits of the lien subordination provisions contained in the Priming/Existing Lien Intercreditor Agreement.

Section 4.26        EEA Financial Institutions; Other Regulations. No Loan Party is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made):

Section 5.1          Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent (who will deliver to each Lender):

(a)          as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit (except any such qualification arising as a result of the impending “Maturity Date” (as defined in the Existing Lien Credit Agreement) (as a result of clause (i) of such definition), “Revolving Commitment Termination Date” (as defined in the Existing Lien Credit Agreement) (as a result of clause (i) of such definition) or Revolving Commitment Termination Date (as a result of clause (i) of such definition)) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP (as in effect at the time such financial statements were prepared and subject to Section 1.3) consistently applied (except as expressly noted therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)          as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower (other than the last Fiscal Quarter in each Fiscal Year), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year and the corresponding figures for the Profit Plan for the current Fiscal Year;

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(c)          concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by an appropriate Responsible Officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action, if any, which the Borrower has taken or proposes to take with respect thereto, (ii) if applicable, setting forth in reasonable detail calculations demonstrating compliance with the financial covenant set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the most recently delivered audited financial statements of the Borrower and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)          concurrently with the delivery of the financial statements referred to in subsection (a) above, a certificate of the accounting firm that reported on such financial statements (which may be included in the opinion or other reports delivered by such accounting firm pursuant to subsection (a)) stating that, in making the examination necessary to prepare such financial statements, no knowledge was actually obtained of the occurrence and continuance of any Default or Event of Default, except as specified in such certificate (it being understood that no special or separate inquiry or review will have been made or shall be required to be made with respect to the existence of any Default or Event of Default and that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(e)          as soon as available and in any event within 90 days after the commencement of any Fiscal Year, a Profit Plan for such Fiscal Year;

(f)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g)          promptly following any request therefor, such other reports or information including with respect to the results of operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request;

(h)          deliver to the Administrative Agent (who will deliver to each private-side Lender) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the Profit Plan for the current Fiscal Year; provided the Administrative Agent and the Lenders acknowledge and agree that (x) the financial statements described in this clause (h) are confidential and constitute material non-public information of the Borrower and (y) neither the Administrative Agent nor any other Lender (including any private-side Lender) shall distribute or furnish a copy of all or any portion of the financial statements described in this clause (h) to any Lender that is not a private-side Lender other as expressly permitted under Section 10.11(iv); and

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(i)           deliver to the Administrative Agent (for distribution to the Revolving Credit Lenders) 13-week cash flow statements within five (5) Business Days of the last day of each calendar week.

So long as the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrower may satisfy its obligation to deliver the financial statements referred to in clauses (a) and (b) above by delivering the Borrower’s Form 10-K or 10-Q filed with the Securities and Exchange Commission within the applicable time periods set forth in clauses (a) and (b), as applicable.

Section 5.2          Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default or Event of Default;

(b)          the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives written notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(d)          promptly and in any event within 15 days after (i) the Borrower or any of its Subsidiaries knows or has reason to know that any ERISA Event that (individually or together with all other ERISA Events) would reasonably be expected to have a Material Adverse Effect has occurred, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower or such Subsidiary (or, if applicable, an ERISA Affiliate) from the PBGC or any other governmental agency with respect thereto and (ii) becoming aware that there has been a material increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) or a Plan is, or is expected to be, in at risk status under Title IV of ERISA since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable such that the resulting Unfunded Pension Liabilities, if incurred, or the at risk status, as applicable, would reasonably be expected to have a Material Adverse Effect, a detailed written description thereof from the chief financial officer of the Borrower;

(e)          the receipt by the Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to the Existing Lien Credit Agreement or any Material Indebtedness of the Borrower or any of its Subsidiaries;

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(f)           upon receipt thereof, copies of all final audit reports and all final management letters relating to the Borrower or any of its Subsidiaries submitted by the Borrower’s primary accountants or primary auditors in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries (provided, that, in the event that the Borrower engages such accountants or auditors to perform a specific review, test, valuation or other analysis of all or any portion of the Borrower’s financial condition or financial performance, the results of such engagement shall not be required to be delivered to the Administrative Agent or the Lenders to the extent that such results are not otherwise required to be delivered pursuant to another provision of this Agreement);

(g)          written notice of the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority or other Person of (1) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or any of its Subsidiaries or sets forth circumstances in any such event where the failure or the taking of action would reasonably be expected to have a Material Adverse Effect, (2) any notice of any actual or threatened in writing Limitation with respect to any Governmental Payor Arrangement, Third Party Payor Arrangement, License, or Company Accreditation of the Borrower or any of its Subsidiaries, where such action would reasonably be expected to have a Material Adverse Effect, or (3) any subpoena, search warrant, civil investigative demand or other request or investigation by a Governmental Authority with respect to a possible violation of Healthcare Laws by the Borrower or any of its Subsidiaries (but excluding (A) state licensure and Medicare certification and participation surveys by a Governmental Authority with respect to a possible violation of Healthcare Laws, unless any deficiencies are of a kind that do result or likely will result in the issuance of a notice of suspension or termination of any license, payment, or provider or supplier number or agreement, and (B) Routine Payor Audits);

(h)          the occurrence of any action, event, investigation, notice or other item that could reasonably be expected to restrain or prevent, or impose any material adverse conditions on, the Existing Senior Notes Redemption;

(i)           if any Default or Event of Default is in existence, if requested by the Administrative Agent, furnish to the Administrative Agent, to the maximum extent permitted by applicable Requirements of Law, (i) copies of all Company Regulatory Filings, (ii) copies of all Licenses, Company Accreditations and Company Reimbursement Approvals, as the same may be renewed or amended; (iii) copies of all Health Care Audits and correspondence related thereto and corrective action plans prepared and submitted in response thereto, and (iv) a report of the status of all recoupments, holdbacks, offsets, vendor holds, denials and appeals of amounts owed pursuant to any Company Reimbursement Approvals, in each case outside the ordinary course of business (and ordinary course of business shall be deemed to exclude recoupments, holdbacks, offsets, denials and vendor holds resulting from, related to or arising out of allegations of fraud or patterns of practices of contracting, billing or claims submission inconsistent with Requirements of Law), all subject to any limitations on disclosure included in any Requirement of Law;

(j)           any default or material amendment under, or termination of, (i) that certain Facility Participation Agreement effective as of June 1, 2009, with United HealthCare Insurance Company, contracting on behalf of its Oxford Health Plans (NJ), (ii) that certain Facility Participation Agreement effective as of June 1, 2009, with United HealthCare Insurance Company, contracting on behalf of itself and UnitedHealthcare of the Midwest, (iii) that certain Ancillary Provider Participation Agreement effective as of June 1, 2009, with United HealthCare Insurance Company, contracting on behalf of itself and UnitedHealthcare of New York, or (iv) that certain Ancillary Provider Participation Agreement effective as of June 1, 2009, with UnitedHealthcare of New York, Inc.; and

(k)           any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

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The Borrower will furnish to the Administrative Agent (who will furnish to each Lender) the following:

(x)          promptly and in any event at least 30 days prior thereto, notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business or any office in which it maintains books or records, (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization; and

(y)          promptly upon request therefor, such other information and reports relating to the past, present or anticipated future financial condition, operations, plans, budgets and projections of the Borrower and each of its Subsidiaries, as the Administrative Agent or any Lender at any time or from time to time may reasonably request.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3          Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective material rights, licenses, permits, privileges, franchises, Patents, Copyrights, Trademarks and trade names that are material for the conduct of its business, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit any transaction that is permitted hereunder.

Section 5.4          Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.5          Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its material obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.6          Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP (subject to the terms of this Agreement with respect to such financial statements).

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Section 5.7          Visitation and Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants (provided that the Borrower is provided reasonable prior notice of any discussion with its auditors or accountants and is afforded an opportunity to participate in such discussions), all at such reasonable times and subject to reasonable prior notice to the Borrower or such Subsidiary; provided that, so long as no Event of Default has occurred and is continuing, visits and inspections under this Section 5.7 shall be limited to one time per Fiscal Year. Any Lender may accompany the Administrative Agent on any visit or inspection pursuant to this Section 5.7, at such Lender’s expense. Any Related Party of the Administrative Agent or any Lender that attends or participates in any such visit or inspection shall, prior to such attendance or participation, expressly agree to be subject to and bound by the confidentiality provisions of this Agreement or shall otherwise be bound by professional ethics rules to maintain such confidentiality.

Section 5.8          Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance as described in the definition of Real Estate Documents) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section and (c) at all times shall cause the applicable insurance provider to name the Administrative Agent as an additional insured on all liability policies of the Borrower and its Subsidiaries and as a loss payee (pursuant to a loss payee endorsement reasonably satisfactory to the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Subsidiaries, in each case, other than any director and officer indemnification policies, workers’ compensation policies and any policies that provide coverage for property that does not constitute Collateral.

Section 5.9          Use of Proceeds; Margin Regulations.

(a)          (a)          The Borrower will use the proceeds of all Loans to (i) fund the Existing Lien LC Cash Collateral Account in an amount equal to 105% of the aggregate “LC Exposure” (as defined in the Existing Lien Credit Agreement) of all Existing Lien Lenders as of the Closing Date plus any accrued and unpaid fees thereon, (ii) repay (x) “Revolving Loans” (as defined in the Existing Lien Credit Agreement) held by SunTrust Bank under the Existing Lien Credit Agreement in the principal amount of $700,000 and accrued interest thereon and (y) “Revolving Loans” (as defined in the Existing Lien Credit Agreement) held by JFIN REVOLVER CLO 2015 LTD and JFIN REVOLVER CLO LTD under the Existing Lien Credit Agreement in the aggregate principal amount of $300,000 and accrued interest thereon, (iii) pay fees and expenses incurred in connection with the execution and delivery of this Agreement and the other Loan Documents, the initial Borrowings made hereunder and the transactions contemplated to occur in connection therewith, (iv) finance working capital needs of the Loan Parties and (v) fund other general corporate purposes of the Borrower and its Subsidiaries.

(b)          [Reserved].

No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

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Section 5.10       Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding by any Governmental Authority for the taking of any material portion of the Collateral or any material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Cash Proceeds of any such Prepayment Event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11       Cash Management. The Borrower shall, and shall cause each Subsidiary Loan Party to, maintain the cash management systems described below:

(a)          Maintain all cash management and treasury business with SunTrust Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts, other than Excluded Accounts (each such deposit account, disbursement account, investment account and lockbox account, other than any Excluded Account, a “Controlled Account”).

(b)          Each Controlled Account shall (i) be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Borrower and each of its Subsidiaries shall have granted a first priority Lien (subject to non-consensual Liens arising by operation of law) to the Administrative Agent, on behalf of the Secured Parties, and (ii) be subject to an Account Control Agreement.

(c)          Subject to Section 5.11(e), deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash, checks, drafts, other similar payment items and Cash Equivalents the aggregate value of which does not exceed $3,000,000 at any time.

(d)          At any time after the occurrence and during the continuance of an Event of Default and at all times subject to the Priming/Existing Lien Intercreditor Agreement, at the request of the Required Lenders, the Borrower will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance reasonably satisfactory to the Administrative Agent.

(e)          For each deposit account into which the Borrower or any Subsidiary Loan Party receives payments from Federal/State Health Care Program Account Debtors (a “Government Receivables Account”), the Borrower or such Subsidiary Loan Party shall enter into an agreement (a “Government Receivables Account Agreement”) with the Permitted Third Party Bank at which such Government Receivables Account is located, in such form as may be reasonably approved by the Administrative Agent, which agreement shall provide that all funds deposited into such Government Receivables Account shall be transferred promptly (but in any event within one (1) Business Day of deposit) to a Controlled Account of the Borrower or such Subsidiary Loan Party. Neither the Borrower nor any Subsidiary Loan Party shall terminate or modify a Government Receivables Account Agreement without the approval of the Administrative Agent, which approval (or non-approval, as the case may be) shall be communicated to the Borrower by the Administrative Agent within five (5) Business Days of any such request for approval and which approval shall not be unreasonably withheld, conditioned or delayed.

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Section 5.12        Additional Subsidiaries and Collateral.

(a)          In the event that, subsequent to the Closing Date, any Person (including the PBM Strategic Joint Venture, but specifically excluding any Specified Strategic Joint Venture) becomes a Domestic Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 30 days (or such longer period as the Administrative Agent shall agree in writing) after such Person becomes a Domestic Subsidiary, the Borrower shall cause such Domestic Subsidiary (i) to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property that is not Excluded Property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (ii) to grant Liens in favor of the Administrative Agent in all fee ownership interests in Real Estate having a fair market value in excess of $5,000,000 as of the date such Person becomes a Domestic Subsidiary by executing and delivering to the Administrative Agent such Real Estate Documents as the Administrative Agent shall require, and (iii) to deliver all such other customary and reasonable documentation (including, without limitation, certified organizational documents, resolutions, lien searches, title insurance policies, surveys, environmental reports and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Closing Date or that such Subsidiary would be required to deliver pursuant to Section 5.13 with respect to any Real Estate. In addition, within 30 days (or such longer period as the Administrative Agent shall permit in writing in its sole discretion) after the date any Person becomes a Domestic Subsidiary, the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock (to the extent that such Capital Stock is certificated) to the Administrative Agent, together with appropriate powers executed in blank, in each case, other than any such Capital Stock that constitutes Excluded Property.

(b)          In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary, whether pursuant to formation, acquisition or otherwise, (i) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (ii) to the extent such Foreign Subsidiary is owned directly by any Loan Party, within 60 days after such Person becomes a Foreign Subsidiary (or such longer period as the Administrative Agent shall agree in writing), the Borrower shall, or shall cause the applicable Loan Party to, (A) pledge not more than 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent, (B) deliver the original certificates evidencing such pledged Capital Stock (to the extent that such Capital Stock or portion thereof is certificated) to the Administrative Agent, together with appropriate powers executed in blank and (C) deliver all such other customary and reasonable documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request.

(c)          The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien (subject to Specified Permitted Liens) on the property required to be pledged pursuant to subsections (a) and (b) of this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or by filing UCC financing statements, or by taking actual possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

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Section 5.13        Additional Real Estate; Leased Locations.

(a)          If any Loan Party proposes to acquire after the Closing Date a fee ownership interest in Real Estate having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof, it shall within ninety (90) days following such acquisition provide to the Administrative Agent the Real Estate Documents with respect to such Real Estate.

(b)          If any Loan Party proposes to lease any real property that will serve as such Loan Party’s chief executive office or the location at which such Loan Party’s books or records will be stored or located, it shall provide to the Administrative Agent a copy of such lease and, within sixty (60) days following the effectiveness of such lease, a Collateral Access Agreement from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral will be stored or located; provided, that if such Loan Party is unable to deliver any such Collateral Access Agreement after using its commercially reasonable efforts to do so, the Administrative Agent shall waive the foregoing requirement in its reasonable discretion.

Section 5.14        Further Assurances. The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.15       Healthcare Matters. Without limiting the generality of any other covenant contained in this Agreement, and except as would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to (i) conduct its operations in compliance with all applicable Healthcare Laws, (ii) maintain and comply with all Governmental Payor Arrangements, Third Party Payor Arrangements, Licenses, Company Accreditations and Company Reimbursement Approvals, (iii) timely file, or cause to be filed, all Company Regulatory Filings in accordance with all Requirements of Law, (iv) timely pay all amounts, Taxes, fees and assessments, if any, due and payable in connection with Company Regulatory Filings, (v) timely submit and implement all corrective action plans required to be prepared and submitted in response to any Health Care Audits, (vi) timely refund all overpayments (other than those appealed through the ordinary administrative processes of any applicable Governmental Authority) determined to exist by any Governmental Authority under any Healthcare Law or pursuant to any Governmental Payor Arrangement, (vii) timely repay any overpayment amounts owing under any finally resolved audit or investigation by any Third Party Payor, and (viii) process credit balances received from Third Party Payors in a manner consistent with the Borrower’s internal policies. The Borrower will, and will cause each of its Subsidiaries to, notify the Administrative Agent promptly after the Borrower or any of its Subsidiaries becomes aware of any violation of Healthcare Laws by the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

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Section 5.16       Post-Closing Covenants. The Borrower will, and will cause each of its Subsidiaries to, as applicable, not later than the dates specified therefor on Schedule 5.16 (or such later dates as the Administrative Agent may agree in writing in its sole discretion), satisfy each of the requirements set forth on Schedule 5.16.

Section 5.17       Existing Lien Credit Enhancements. If the Existing Lien Agent or any “Secured Party” under the Existing Lien Loan Documents, in its capacity as such, receives any additional guaranty or additional collateral agreement after the date hereof, without limitation of any Event of Default that may arise as a result thereof, the Borrower shall, substantially concurrently with such receipt, cause the same to be granted to the Administrative Agent, for its own benefit and the benefit of the Secured Parties (subject to and without limitation of the terms of the Priming/Existing Lien Intercreditor Agreement).

Section 5.18       Existing Lien Loan Documents. Notwithstanding anything in this Agreement to the contrary, if any amendment or modification to the Existing Lien Loan Documents amends or modifies any representation and warranty, covenant (including any financial covenant), event of default or other term contained in the Existing Lien Loan Documents (or any related definitions), in each case, in a manner that is more restrictive upon Loan Parties or if any amendment or modification to the Existing Lien Credit Agreement or other Existing Lien Loan Document adds an additional representation and warranty, covenant or event of default therein, the Borrower and the other Loan Parties acknowledge and agree that this Agreement or the other Loan Documents, as the case may be, shall be automatically amended or modified to effect similar amendments or modifications with respect to this Agreement or such other Loan Documents, without the need for any further action or consent by the Borrower, the Loan Parties, or any other party. In furtherance of the foregoing, the Borrower and the other Loan Parties permit the Administrative Agent and the Lenders to document each such similar amendment or modification to this Agreement or such other Loan Documents or insert a corresponding new representation and warranty, covenant, event of default or other provision in this Agreement or such other Loan Documents without any need for any further action or consent by the Borrower, the other Loan Parties or any other party.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), except with the written consent of the Required Lenders:

(a)          The Borrower shall not permit the Consolidated Senior Secured Net Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or 5.1(b), as applicable, for the period of four (4) consecutive Fiscal Quarters ending on such date, to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Consolidated Senior Secured Net Leverage Ratio

December 31, 2016	12.00:1.00

March 31, 2017	12.00:1.00

June 30, 2017	12.00:1.00

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Fiscal Quarter Ending	Consolidated Senior Secured Net Leverage Ratio

September 30, 2017	10.00:1.00

December 31, 2017	9.00:1.00

March 31, 2018	8.00:1.00

June 30, 2018	7.50:1.00

(b)          The Borrower shall achieve Consolidated EBITDA for each period set forth below of not less than the respective amounts set forth below opposite such period:

Period	Minimum Consolidated EBITDA

Three-month period ending December 31, 2016	$6,800,000

Six-month period ending March 31, 2017	$12,000,000

Nine-month period ending June 30, 2017	$22,000,000

Twelve-month period ending September 30, 2017	$32,000,000

Twelve-month period ending December 31, 2017	$39,000,000

Twelve-month period ending March 31, 2018	$45,000,000

Twelve-month period ending June 30, 2018	$52,000,000

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made):

Section 7.1           Indebtedness and Disqualified Capital Stock.

(a)          The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(i)          Indebtedness created pursuant to the Loan Documents;

(ii)         Indebtedness of the Borrower and its Subsidiaries existing on the date hereof (including any Permitted Surviving Debt) and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof immediately prior to giving effect to such extension, renewal or replacement (except in respect of costs and expenses in connection therewith or any interest that is paid-in-kind and capitalized to the principal amount thereof in connection with such extension, renewal or replacement) or shorten the maturity or the Weighted Average Life to Maturity thereof;

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(iii)          Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof immediately prior to giving effect to such extension, renewal or replacement (except in respect of costs and expenses in connection therewith or any interest that is paid-in-kind and capitalized to the principal amount thereof in connection with such extension, renewal or replacement) or shorten the maturity or the Weighted Average Life to Maturity thereof; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (iii) at any time (including any of such Indebtedness which is set forth on Schedule 7.1) does not exceed the greater of (A) $12,500,000 and (B) 1.50% of Consolidated Total Assets;

(iv)          (A) intercompany Indebtedness between or among the Borrower and any Subsidiary Loan Party and (B) intercompany Indebtedness between or among the Borrower and any Subsidiary that is not a Loan Party permitted by Section 7.4(d);

(v)          (A) Guarantees by the Borrower of Indebtedness of any Subsidiary Loan Party and by any Subsidiary Loan Party of Indebtedness of the Borrower or any other Subsidiary Loan Party and (B) Guarantees by the Borrower of Indebtedness of any Subsidiary that is not Loan Party and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary that is not a Loan Party permitted by Section 7.4(d);

(vi)         [Reserved];

(vii)        Indebtedness in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including workers’ compensation claims, environmental remediation and other environmental matters and obligations in connection with self-insurance or similar requirements) provided in the ordinary course of business;

(viii)       Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(ix)          Indebtedness consisting of contingent liabilities in respect of any indemnification, working capital adjustment, purchase price adjustment, non-compete, consulting, deferred compensation, earn-out obligations, contingent consideration, contributions, and similar obligations, incurred in connection with any Investment permitted under Section 7.4 or any disposition permitted under Section 7.6;

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(x)          Indebtedness consisting of the financing of insurance premiums required by this Agreement or otherwise incurred in the ordinary course of business;

(xi)          cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(xii)        Hedging Obligations not prohibited by Section 7.10;

(xiii)       Indebtedness of the Borrower or any of its Subsidiaries owed to any supplier or vendor of Inventory incurred to finance the acquisition of Inventory from such supplier or vendor, including the ABDC Obligations; provided, that, immediately after giving effect to any incurrence of Indebtedness under this clause (xiii) on any date of determination, the aggregate principal amount of Indebtedness outstanding under this clause (xiii) does not exceed $20,000,000 for any period of more than twenty (20) consecutive days after a Responsible Officer of the Borrower becomes aware of such excess outstanding amount;

(xiv)       Indebtedness (other than the ABDC Obligations) that is (x) unsecured or (y) subject to delivery of an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, secured by Liens that are junior in priority to the Liens securing the Obligations so long as (A) after giving pro forma effect to the incurrence of such Indebtedness (together with any Acquisitions and/or Investments consummated in connection therewith) the Consolidated Total Net Leverage Ratio is less than or equal to 4.50 to 1.00, calculated as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Indebtedness was incurred, and any Acquisitions and/or Investments consummated in connection therewith were consummated, on the first day of the relevant period for testing compliance and (B) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing Section 7.1(a)(xiv)(A) at least three Business Days prior to the date of the incurrence of such Indebtedness;

(xv)        unsecured Indebtedness evidenced by the Senior Notes;

(xvi)       [Reserved];

(xvii)      [Reserved];

(xviii)     obligations arising under indemnity agreements or other arrangements with title insurers to cause such title insurers to issue title policies in the ordinary course of business;

(xix)        Indebtedness representing deferred compensation or reimbursable expenses owed to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(xx)        Guarantees by the Borrower in the ordinary course of business of any obligations of any Subsidiary Loan Party under an operating lease to which such Subsidiary Loan Party is a party;

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(xxi)        other unsecured Indebtedness (other than Indebtedness for borrowed money); provided, that the aggregate principal amount of Indebtedness outstanding under this clause (xxi) at any time does not exceed the greater of (A) $5,000,000 and (B) 1.00% of Consolidated Total Assets;

(xxii)       Indebtedness (other than the ABDC Obligations) of the Borrower or any Subsidiary Loan Party that is unsecured; provided, that (A) the aggregate principal amount of any Indebtedness outstanding under this clause (xxii) at any time does not exceed $250,000,000 (excluding any amounts representing capitalized or accreted interest that are added to the principal balance of such Indebtedness after the date of issuance thereof), and (B) promptly (but in any event within five (5) Business Days) following receipt thereof, 100% of the Net Cash Proceeds of such issuance of Indebtedness are used to prepay the outstanding principal balance of the Revolving Loans in accordance with Section 2.12(b);

(xxiii)      Indebtedness (other than the ABDC Obligations) of the Borrower or any Subsidiary Loan Party that is subject to delivery of an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, secured by Liens that are junior in priority to the Liens securing the Obligations; provided, that (A) the aggregate principal amount of any secured Indebtedness outstanding under this clause (xxiii) at any time does not exceed $150,000,000 (excluding any amounts representing capitalized or accreted interest that are added to the principal balance of such Indebtedness after the date of issuance thereof), and (B) promptly (but in any event within five (5) Business Days) following receipt thereof, an amount equal to (x) 100% of the Net Cash Proceeds of such issuance of Indebtedness less (y) an amount equal to $10,000,000 is used to prepay the outstanding principal balance of the Revolving Loans in accordance with Section 2.12(b);

(xxiv)      the Existing Lien Obligations to the extent all such obligations constitute “Existing Obligations” under the Priming/Existing Lien Intercreditor Agreement; and

(xxv)      Indebtedness in respect of letters of credit issued by Persons other than the “Issuing Bank” (as defined in the Existing Lien Credit Agreement) to replace any Existing Lien Letter of Credit upon the expiration of such Existing Lien Letter of Credit; provided that the aggregate principal amount of Indebtedness outstanding under this clause (xxv), together with the aggregate face amount of all unexpired and undrawn Existing Lien Letters of Credit, shall not exceed $7,200,000.

For purposes of determining compliance with this Section 7.1(a), in the event that any item of Indebtedness meets the criteria of more than one of the categories described in clauses (a)(i) through (a)(xxi), the Borrower and its Subsidiaries shall be permitted to incur any such Indebtedness in any manner that complies with this Section 7.1(a) and may rely at the time of incurrence upon more than one of the categories described above; provided that the ABDC Obligations shall be incurred and shall remain outstanding solely under clause (a)(xiii) above.

(b)          The Borrower will not, and will not permit any Subsidiary to, issue or permit to exist any Disqualified Capital Stock of any such Person.

Section 7.2          Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)          Liens securing the Obligations;

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(b)          Liens created under any Existing Lien Loan Document and securing the Existing Lien Obligations permitted hereunder, so long as such Liens (other than the Lien securing the Existing Lien LC Cash Collateral Account) are subordinated to the Liens securing the Obligations in accordance with, and subject to, the terms of the Priming/Existing Lien Intercreditor Agreement;

(c)           Permitted Encumbrances;

(d)          Liens on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary;

(e)          Liens securing Indebtedness incurred pursuant to Section 7.1(a)(iii); provided that (i) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition or the completion of the construction or improvements thereof, (ii) such Lien granted is limited to the specific fixed assets acquired, constructed or improved and the proceeds thereof and (iii) the aggregate principal amount of Indebtedness initially secured by such Lien is not more than the acquisition cost of the specific fixed assets on which such Lien is granted;

(f)           Liens (other than the ABDC Lien) securing Indebtedness incurred pursuant to Section 7.1(a)(xiii); provided that (i) such Lien granted is limited to the specific Inventory acquired and (ii) the aggregate principal amount of Indebtedness initially secured by such Lien is not more than the acquisition cost of the Inventory on which such Lien is granted;

(g)          [Reserved];

(h)          any Lien existing on any fixed assets prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any fixed assets of any Person that becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property of the Borrower or any of its Subsidiaries, and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary;

(i)           Liens securing Indebtedness incurred pursuant to Section 7.1(a)(xiv);

(j)           extensions, renewals, or replacements of any Lien referred to in subsections (b) through (h) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased (except in respect of costs and expenses in connection therewith or any interest that is paid-in-kind and capitalized to the principal amount thereof in connection with such extension, renewal or replacement) and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(k)          the ABDC Lien so long as such Liens are subordinated to the Liens securing the Obligations pursuant to the terms of the ABDC Intercreditor Agreement;

(l)           [Reserved];

(m)          Liens securing Indebtedness incurred pursuant to Section 7.1(a)(xxiii); and

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(n)          Liens on (i) cash collateral held in the Existing Lien LC Cash Collateral Account and (ii) cash collateral for letters of credit issued to replace Existing Lien Letters of Credit; provided that the amount of such cash collateral under this clause (ii) shall not exceed 105% of the face amount of such letters of credit.

Section 7.3          Fundamental Changes.

(a)          The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) (except as permitted by Section 7.6) or all or substantially all of the Capital Stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower.

(b)          The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than a Permitted Business.

Section 7.4          Investments, Loans. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)          Investments existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries that are Loan Parties);

(b)          Investments in cash and Cash Equivalents;

(c)          Guarantees by the Borrower and its Subsidiaries constituting Indebtedness permitted by Section 7.1;

(d)          Investments made by the Borrower in or to any Subsidiary (other than the PBM Strategic Joint Venture) and by any Subsidiary to the Borrower or in or to another Subsidiary (other than the PBM Strategic Joint Venture); provided, that (i) in the case of any Investment in the form of Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, such Indebtedness (and any related Guarantee provided by any Loan Party) shall be subordinated to the Obligations on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and (ii) the aggregate principal amount of all Investments made by a Loan Party to a Subsidiary that is not a Loan Party shall not exceed the greater of (A) $10,000,000 and (B) 1.50% of Consolidated Total Assets (net of cash actually received by the Borrower or any such Subsidiary in respect of any such Investments and determined without regard to any write-downs or write-offs of any investments, loans or advances in connection therewith);

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(e)          Investments in the PBM Strategic Joint Venture;

(f)           loans or advances to employees, officers or directors of the Borrower or any of its Subsidiaries in the ordinary course of business for travel, entertainment, relocation and related expenses; provided that the aggregate amount of all such loans and advances shall not exceed $2,000,000 at any time outstanding;

(g)          Hedging Transactions not prohibited by Section 7.10;

(h)          [Reserved];

(i)           Investments received in satisfaction or partial satisfaction from financially troubled debtors or in connection with the bankruptcy or reorganization of suppliers or customers;

(j)           Investments consisting of deposits, expense prepayments, accounts receivable arising, trade debt granted and other credits extended to suppliers, distributors or marketers in the ordinary course of business;

(k)           Investments received as the non-cash portion of consideration received for dispositions not prohibited by Section 7.6; and

(l)           other Investments (other than Investments in any Subsidiary that is not a Loan Party) which do not exceed $8,000,000 in the aggregate over the term of this Agreement.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the cost of such Investment when made, purchased or acquired, net of any amount representing return of (but not return on) such Investment and without regard to any forgiveness of Indebtedness.

Section 7.5           Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)          dividends payable by the Borrower solely in interests of any class of its common equity;

(b)          Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary; provided, that, (i) if such Restricted Payment is made by a Subsidiary that is not wholly owned by the Borrower or another wholly owned Subsidiary of the Borrower, such Restricted Payment shall be made on at least a pro rata basis with any other shareholders of such non-wholly owned Subsidiary and (ii) other than any Restricted Payments consisting solely of required tax payments arising by virtue of any Subsidiary Loan Party being a pass-through entity or being a member of a consolidated or other similar group for income tax purposes, if such Restricted Payment is made by a Subsidiary Loan Party to a Subsidiary that is not a Loan Party, no Default or Event of Default has occurred and is continuing before and immediately after giving effect to such payment;

(c)          payments made by the Borrower under the ABDC Prime Vendor Agreement, to the extent permitted by the ABDC Intercreditor Agreement;

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(d)          scheduled payments of principal, interest and other amounts with respect to (i) Existing Lien Obligations to the extent permitted by the terms of the Existing Lien Loan Documents and by the terms of the Priming/Existing Lien Intercreditor Agreement and (ii) Subordinated Debt to the extent permitted by the terms of such Indebtedness and by the terms of any subordination agreement applicable thereto;

(e)          Restricted Payments in the form of a non-cash repurchase of Capital Stock of the Borrower that is deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent that such Capital Stock represents a portion of the exercise price of those securities, in each case, pursuant to any equity-based compensation or incentive plan of the Borrower;

(f)          dividends made in cash in lieu of the issuance of fractional shares of Capital Stock of the Borrower in connection with the exercise warrants, options or other securities convertible into, or exchangeable for, Capital Stock of the Borrower pursuant to any equity-based compensation or incentive plan of the Borrower; and

(g)          cash dividends, distributions, and share repurchases by the Borrower in respect of the Borrower’s common Capital Stock so long as: (i) the aggregate amount of such cash dividends, distributions, and share repurchases does not exceed the Available Amount, (ii) after giving pro forma effect to such cash dividend, distribution, or share repurchase, the Consolidated Total Net Leverage Ratio is less than or equal to 2.50 to 1.00, calculated as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b), and (iii) at the time of such cash dividend, distribution, or share repurchase and after giving effect thereto, no Default or Event of Default exists.

Section 7.6          Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

(a)          the sale or other disposition of damaged, scrap, obsolete or worn out property or other property (including intellectual property) not necessary for operations, in each case, disposed of in the ordinary course of business;

(b)          the sale of inventory in the ordinary course of business;

(c)          the sale or other disposition of cash and Cash Equivalents in the ordinary course of business;

(d)          the issuance of Capital Stock by any Subsidiary of the Borrower issued to the Borrower or any Subsidiary Loan Party so long as such issuance does not result in a Change in Control;

(e)          any sale or disposition of Non-Core Assets so long as (i) at least 75% of the aggregate consideration received in respect of such sale or disposition is received in cash or Cash Equivalents; (ii) such sales and dispositions shall be for fair market value; (iii) the Borrower shall be in compliance with the terms of Article VI (whether or not then in effect), on a Pro Forma Basis after giving effect to such sale or disposition, calculated as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) and the Borrower shall have delivered to the Administrative Agent a certificate with applicable calculations attached signed by a Responsible Officer certifying to the foregoing; (iv) immediately before and after giving effect to such sale or disposition, no Default or Event of Default shall have occurred and be continuing; and (v) promptly (but in any event within five (5) Business Days) upon receipt thereof, 100% of the Net Cash Proceeds of such sale or disposition are used to prepay the outstanding principal balance of the Revolving Loans in accordance with Section 2.12(a);

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(f)          the occurrence of any casualty event, condemnation, eminent domain or other similar proceeding with respect to any assets or property of the Borrower or any of its Subsidiaries (provided that the Net Cash Proceeds thereof are used to prepay the Loans in accordance with Section 2.12(a)); and

(g)          any other sale or disposition of assets not otherwise described in this Section 7.6 not to exceed $1,000,000 in the aggregate over the term of this Agreement, so long as (i) at least 75% of the aggregate consideration received in respect of such sale or disposition is received in cash or Cash Equivalents, (ii) such sales and dispositions shall be for fair market value (provided that the Net Cash Proceeds thereof are used to prepay the Loans in accordance with Section 2.12(a)) and (iii) such sales and dispositions are made to a Person that is not an Affiliate of the Borrower.

Section 7.7          Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)          in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)          transactions (i) between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates (other than any other Subsidiary Loan Party) or (ii) between or among the Borrower or any Subsidiary Loan Party and any Subsidiary that is not a Loan Party that are not otherwise prohibited by this Agreement (in each case, subject to the terms and conditions therefor, if any);

(c)          any Restricted Payment permitted by Section 7.5;

(d)          transactions in respect of compensation or employment, separation and severance of officers, directors or employees and the establishment and maintenance of benefit programs or arrangements with employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans or equity incentive or equity option plans, in each case, in the ordinary course of business; and

(e)          any transaction set forth on Schedule 7.7 as of the Closing Date.

Section 7.8          Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary thereof, to Guarantee Indebtedness of the Borrower or any other Subsidiary thereof or to transfer any of its property or assets to the Borrower or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document, the Existing Lien Credit Agreement or any other Existing Lien Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases licenses, licensing agreements and other contracts restricting the assignment thereof and (v) the foregoing shall not apply to any restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (vi) [reserved], and (vii) the foregoing shall not apply to any Specified Strategic Joint Venture.

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Section 7.9          Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10        Hedging Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of its Subsidiaries is or may become obliged to make any payment (a) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (b) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11      Amendment to Material Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents in any manner that would reasonably be expected to be materially adverse to the Lenders (it being agreed that any such amendment or modification effected in accordance with Section 5.2(x) or in order to consummate a transaction permitted by Section 7.3 shall not be deemed to be materially adverse to the Lenders), (b) any Material Agreements in any manner that would reasonably be expected to be adverse to the Lenders in any material respect or (c) any Existing Lien Loan Document, except as permitted by the Priming/Existing Lien Intercreditor Agreement.

Section 7.12       Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of the Borrower or of any of its Subsidiaries, except to change the Fiscal Year of a Subsidiary to conform its Fiscal Year to that of the Borrower.

Section 7.13       Government Regulation. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

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Section 7.14       Health Care Matters. Without limiting or being limited by any other provision of any Loan Document, and except as would not reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any of its Subsidiaries to, (i) fail to maintain in effect all Licenses, Company Accreditations and Company Reimbursement Approvals, or (ii) engage in any activity that constitutes or, with the giving of notice, the passage of time, or both, would (a) result in a violation of any License, Company Accreditation or Company Reimbursement Approval or any Healthcare Laws, or (b) cause the Borrower or any of its Subsidiaries not to be in compliance with any Healthcare Laws.

Section 7.15       ERISA. No Loan Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to have a Material Adverse Effect.

Section 7.16        [Reserved]

Section 7.17       Anti-Cash Hoarding. The Loan Parties shall not have, over any period of twenty (20) consecutive Business Days beginning on or after March 1, 2017, an average amount of cash and Cash Equivalents (other than Restricted Cash) in excess of $25,000,000 (provided that any cash maintained in the Existing Lien LC Cash Collateral Account and in any deposit account specifically and exclusively holding cash collateral for letters of credit issued to replace Existing Lien Letters of Credit shall not be included when calculating cash on hand for purposes of this Section 7.17) unless, within three (3) Business Days after the end of any such period, such excess shall be used to prepay the Revolving Loans and the Existing Lien Obligations and applied as follows: first, to prepay the outstanding Existing Lien Revolving Loans until paid in full, second, to prepay the outstanding Existing Lien Term B Loans until paid in full and third, to prepay the outstanding Revolving Loans.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1          Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)          the Borrower shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made; or

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(d)          the Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 5.1 and such failure shall remain unremedied for five (5) days, (ii) 5.2, 5.3 (with respect to the Borrower’s legal existence), 5.7, 5.9, 5.11, 5.16 or Article VII, or (iii) Article VI; or

(e)          (i) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (A) any Responsible Officer of the Borrower becomes aware of such failure, or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (ii) any “Event of Default” as defined in any Loan Document shall have occurred and be continuing; or

(f)          (i) the Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, or any other amount owed under the Existing Lien Credit Agreement, the ABDC Obligations or any Material Indebtedness (other than any Hedging Obligations) that is outstanding, in each case, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing the Existing Lien Obligations, the ABDC Obligations or such Material Indebtedness, as applicable; or any other event shall occur or condition shall exist under any agreement or instrument relating to the Existing Lien Obligations, the ABDC Obligations (including, without limitation, any default under the ABDC Prime Vendor Agreement) or any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of the Existing Lien Obligations, the ABDC Obligations or such Material Indebtedness; or the Existing Lien Obligations, the ABDC Obligations or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease the Existing Lien Obligations, the ABDC Obligations or such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedging Transaction) resulting from (A) any event of default under such Hedging Transaction as to which the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $12,500,000 or (B) any Termination Event (as so defined) under such Hedging Transaction as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $12,500,000 and is not paid; or

(g)          the Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)          the Borrower or any of its Subsidiaries shall become unable to generally pay, shall admit in writing its inability to generally pay, or shall fail to pay, its debts as they become due; or

(j)          (i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $12,500,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $12,500,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $12,500,000; or

(k)          any final non-consensual judgment or order for the payment of money (to the extent not covered by insurance as to which the insurer has been notified of such judgment and has not denied coverage in writing) in excess of $12,500,000 individually (or, together with any related non-consensual judgment or order, in the aggregate) shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such non-consensual judgment or order or (ii) such non-consensual judgment or order remains unvacated, unbounded or unstayed for a period of 30 consecutive days; or

(l)          any final non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)          a Change in Control shall occur or exist; or

(n)          all or any material portion or provision of the Guaranty and Security Agreement, the ABDC Intercreditor Agreement, the Priming/Existing Lien Intercreditor Agreement, or any other Loan Document shall for any reason (other than (x) solely as a result of any action or inaction on the part of the Administrative Agent or any Lender, or (y) in accordance with its terms) cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement, the ABDC Intercreditor Agreement, the Priming/Existing Lien Intercreditor Agreement or any other Loan Document (other than the release of any guaranty or collateral in accordance with Section 9.11 or any other release in accordance with the terms of such document or otherwise in accordance with the terms hereof); or

(o)          any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected, and, except for Specified Permitted Liens, first priority Lien on any Collateral (other than, in each case, solely as a result of any action or inaction on the part of the Administrative Agent or any Lender); or

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(p)          (i) the commencement by any Governmental Authority of any proceeding or hearing relating to the criminal and/or civil violation of any Governmental Payor Arrangement or License of the Borrower or any of its Subsidiaries, to the extent such proceeding or hearing would reasonably be expected to have a Material Adverse Effect; (ii) there shall have occurred the involuntary termination of, or the receipt by the Borrower or any of its Subsidiaries of notice of the involuntary termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the involuntary termination of, any Governmental Payor Arrangement, Third Party Payor Arrangement, License, or Company Accreditation of the Borrower or any of its Subsidiaries, except for involuntary terminations that would not be expected to have a Material Adverse Effect; or (iii) the imposition of any overpayment in an amount in excess of $5,000,000 by any Governmental Authority or Third Party Payor under any Healthcare Law or pursuant to any Governmental Payor Arrangement or Third Party Payor Arrangement, as applicable; or

(q)          the Borrower or any of its Subsidiaries or any of their respective directors or officers is criminally convicted under any law or Requirement of Law that would reasonably be expected to lead to (i) a forfeiture of a material portion of Collateral or (ii) exclusion from participation in any federal or state health care program, including Medicare or Medicaid, and such exclusion would reasonably be expected to result in a Material Adverse Effect; or

(r)           [Reserved];

then, and in every such event (other than an event with respect to the Borrower described in subsection (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided further that any remedies exercised in respect of any Event of Default under subsection (d)(ii) shall be subject to the terms thereof.

Section 8.2          Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)          first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)         second, to the fees and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)          third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)          fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

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(e)          fifth, to the aggregate outstanding principal amount of the Loans until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans; provided, however, that no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor; and

(f)          sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1          Appointment of the Administrative Agent.

(a)          Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. Without limiting the generality of the foregoing, each Secured Party acknowledges that it has received a copy of the Priming/Existing Lien Intercreditor Agreement, consents to and authorizes Agent’s execution and delivery thereof on behalf of such Secured Party and agrees to be bound by the terms and provisions thereof, including any purchase option contained therein.

(b)          [Reserved].

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Section 9.2          Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3          Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4          Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5          Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

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Section 9.6          The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7          Successor Administrative Agent.

(a)          The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be organized under the laws of the United States or any state thereof or maintain an office in the United States.

(b)          Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c)          The Required Lenders may remove the Administrative Agent at any time upon five (5) days’ written notice and appoint a replacement agent. If, within thirty (30) days after written notice of removal is given under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 30th day (i) the retiring Administrative Agent’s removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s removal hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8          Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

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Section 9.9          The Administrative Agent May File Proofs of Claim.

(a)          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)          Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10       Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Priming/Existing Lien Intercreditor Agreement, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11        Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)          to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments and the payment in full of all Obligations (other than and indemnities and other contingent obligations not then due and payable and as to which no claim has been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

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(b)          to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12        [Reserved].

Section 9.13        Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14        [Reserved].

Section 9.15        ABDC INTERCREDITOR AGREEMENT. Each Lender (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABDC Intercreditor Agreement, (b) authorizes and instructs the Administrative Agent to enter into the ABDC Intercreditor Agreement as Administrative Agent on behalf of such Lender, and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the ABDC Intercreditor Agreement, and (c) acknowledges that a copy of the ABDC Intercreditor Agreement was made available to such Lender and that such Lender reviewed the ABDC Intercreditor Agreement. Not in limitation of the foregoing, each Lender hereby agrees that the Administrative Agent shall exercise all rights and remedies under the ABDC Intercreditor Agreement on behalf of such Lender.

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Section 9.16        PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT. EACH LENDER (A) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT, (B) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT AS ADMINISTRATIVE AGENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT, AND (C) ACKNOWLEDGES THAT A COPY OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT WAS MADE AVAILABLE TO SUCH LENDER AND THAT SUCH LENDER REVIEWED THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR THE ADVISABILITY OF THE PROVISIONS CONTAINED THEREIN. NOT IN LIMITATION OF THE FOREGOING, EACH LENDER HEREBY AGREES THAT THE ADMINISTRATIVE AGENT SHALL EXERCISE ALL RIGHTS AND REMEDIES UNDER THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER AND IN THE EVENT OF AN INCONSISTENCY BETWEEN THIS AGREEMENT AND THE TERMS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT, THE TERMS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT SHALL GOVERN. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE PRIMING CREDIT AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE THE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT. THE ADMINISTRATIVE AGENT HEREBY AGREES THAT IT WILL NOT ENTER INTO ANY AMENDMENT TO THE PRIMING/EXISTING LIEN INTERCREDITOR AGREEMENT WITHOUT THE CONSENT OF THE REQUIRED LENDERS.

ARTICLE X

MISCELLANEOUS

Section 10.1        Notices.

(a)          Written Notices.

(i)          Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	BioScrip, Inc. 1600 Broadway, Suite 700 Denver, CO 80202 Attn: Jeffrey M. Kreger, Senior Vice President, Chief Financial Officer & Treasurer Telecopy Number: (720) 468-4040

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With a copy to (for

Information purposes only):	Dechert LLP 1095 Avenue of the Americas New York, New York 10036 Attention: Scott M. Zimmerman Telecopy Number: (212) 698-3599

To the Administrative Agent:	SunTrust Bank Mail Code FL-Orlando-2052 200 S. Orange Avenue, 5th Floor Orlando, FL 32801 Attention: Juan De Jesus-Caballero Telecopy Number: (407) 835-1276

With a copy to (for

Information purposes only):	SunTrust Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, Georgia 30308 Attention: Doug Weltz Telecopy Number: (404) 221-2001

With a copy to: King & Spalding LLP 1185 Avenue of the Americas New York, NY 10036 Attention: Michael C. Rupe Telecopy Number: (212) 556-2222

and

King & Spalding LLP 1185 Avenue of the Americas New York, NY 10036 Attention: Ellen M. Snare Telecopy Number: (212) 556-2222

To any Lender:	the address set forth in the Administrative Questionnaire executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section.

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(ii)          Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic or facsimile notice.

(b)          Electronic Communications.

(i)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2        Waiver; Amendments.

(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

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(b)          No amendment or waiver of any provision of this Agreement or of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)          increase the Commitment of any Lender without the written consent of such Lender;

(ii)          reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (except that any amendment or modification of defined terms used in the financial covenant set forth in Article VI or waiver of post-default rates of interests shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii));

(iii)         postpone or extend the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute a postponement, extension or increase of any Loan or Commitment hereunder);

(iv)         change Section 8.2 without the written consent of each Lender affected thereby;

(v)         change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(vi)        change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vii)       except in connection with a transaction otherwise not prohibited by this Agreement or any other Loan Document, release all or substantially all of the value of any Guarantee guarantying any of the Obligations, or release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, in each case, without the written consent of each Lender; or

(viii)       release all or substantially all of the Collateral securing the Obligations, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

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Notwithstanding anything to the contrary herein, (A) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and (B) only the consent of the Required Lenders shall be necessary to (and only the Required Lenders shall have the ability to) amend or waive the terms and provisions of Article VI and Section 8.1(d)(ii) (including any defined terms solely as they relate thereto).

(c)          Notwithstanding any other provisions of this Agreement to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers to all Revolving Credit Lenders, as applicable, to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three (3) Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to receive any increase in the interest rate and any fees, in each case, as provided therein (and notwithstanding any provision of Sections 10.2(a), 2.21(b) and 2.21(c)). The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. For the avoidance of doubt, the repayment in full of all Loans and other amounts owing to each of the non-Accepting Lenders on the Revolving Commitment Termination Date shall not be affected by the terms of any Permitted Amendment and whether or not any Lender becomes an Accepting Lender shall be determined by each such Lender in its sole and absolute discretion. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Notwithstanding any provisions of Section 10.2(a), each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 10.2(c) unless the Administrative Agent shall have consented thereto and, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and other organizational authorizations and officer’s certificates consistent with those delivered pursuant to Section 3.1 of this Agreement.

Section 10.3         Expenses; Indemnification.

(a)          The Borrower shall pay (i) all reasonable and documented costs and expenses of the Administrative Agent and its respective Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and the due diligence relating thereto (including, with respect to the Administrative Agent, STRH and their Affiliates only, the reasonable and documented fees, disbursements, and expenses of one outside counsel (and any required special or local counsel)), (ii) [Reserved] and (iii) all documented costs and expenses incurred by the Administrative Agent or any Lender (including the documented fees, disbursements, and expenses of one outside counsel to each such party (and any required special or local counsel to each such party)) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, including all such documented costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)          The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person and Related Party being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (including the fees, disbursements, and expenses of any counsel for any Indemnitee), and shall reimburse each Indemnitee upon demand for any legal or other expenses incurred in connection with investigating or defending any of the following, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party or any of their Subsidiaries or Affiliates arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) [Reserved], (iv) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective suit, claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or by the Borrower’s equity holders, Affiliates or creditors, and regardless of whether any Indemnitee or the Borrower is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or other expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or (B) a material breach by such Indemnitee of any of its undertakings, obligations or commitments under this Agreement or any other Loan Document. No Indemnitee shall be responsible or liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks, any other Internet or intranet website, or any other electronic, telecommunications or other information transmission systems, except to the extent that such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or (B) a material breach by such Indemnitee of any of its undertakings, obligations or commitments under this Agreement or any other Loan Document.

(c)          Without duplication of Section 2.20, the Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future Other Taxes, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Other Taxes.

(d)          To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its Revolving Commitment determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

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(e)          To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(f)          All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4        Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis.

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(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; provided, that (1) the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and (2) any consent of the Borrower otherwise required hereunder shall not be required in conjunction with the initial syndication of the Loans; provided, further, that any refusal by the Borrower to consent to an assignment to a Disqualified Institution shall not be deemed unreasonable;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; provided, that any refusal by the Administrative Agent to consent to an assignment to an Existing Lien Lender shall not be deemed unreasonable; and

(C)          [Reserved].

(iv)          Assignment and Assumption. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Assumption, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(f), and the Administrative Agent shall record such assignment in the Register.

(v)          No Assignment to the certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) [Reserved], or (C) so long as no Event of Default is in existence, any Disqualified Institution.

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)         [Reserved].

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

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(c)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)          Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries, or any Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

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Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(e)          A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) and (f) as though it were a Lender.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof of the State of New York.

(b)          The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)          The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)             Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6          WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7          Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, as the case may be, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.

Section 10.8          Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

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Section 10.9          Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.10         Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11        Confidentiality. Each of the Administrative Agent and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

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Section 10.12     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the federal funds rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13    Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14    Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.15     No Advisory or Fiduciary Responsibility.

(a)          In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

95

(b)          The Borrower agrees that the relationship between the Administrative Agent and the Borrower and between each Lender and the Borrower is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement or any other association between the Administrative Agent and the Borrower or between any Lender and the Borrower. The Borrower acknowledges that the Administrative Agent and each Lender has acted at all times only as a creditor to the Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has the Administrative Agent or any Lender attempted to exercise any control over the Borrower or its business or affairs. The Borrower further acknowledges that the Administrative Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected the Borrower's ownership of Collateral.

Section 10.16     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(remainder of page left intentionally blank)

96

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BIOSCRIP, INC.

By:	/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

SUNTRUST BANK
as the Administrative Agent

By:	/s/ Juan De Jesus-Caballero
Name: Juan De Jesus-Caballero
Title: SVP

[Signature Page to Priming Credit Agreement]

Sears Holdings Pension Trust, as a Lender

By: DDJ Capital Management, LLC, in its capacity as
Investment Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

DDJ Opportunistic High Yield Fund, as a Lender

By: DDJ Capital Management, LLC, in its capacity as
Investment Advisor

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Stichting Pensioenfonds Hoogovens. as a Lender

By: DDJ Capital Management, LLC, on
behalf of Stichting Pensioenfonds Hoogovens,
in its capacity as Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

Stichting Bewaarder Svntrus Achmea Global
High Yield Pool, as a Lender

By: Achmea Investment Management, as asset manager

By: DDJ Capital Management, LLC, as subadvisor

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Stichting Pensioenfonds voor Fysiotherapeuten, as a Lender

By: DDJ Capital Management, LLC, in its capacity as investment manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Caterpillar Inc. Master Retirement Trust, as a Lender

By: DDJ Capital Management, LLC, on behalf
of Caterpillar Inc. Master Retirement Trust, in
its capacity as Investment manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

Houston Municipal Employees Pension System, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

DDJ Capital Management Group Trust – High Yield Investment Fund, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

The 1199SEIU Health Care Employees Pension Fund, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

National Railroad Retirement Investment Trust, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Principal Funds, Inc. – Global Diversified Income Fund, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Sub-Advisor

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

District of Columbia Retirement Board, as a Lender

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

State-Boston Retirement System, as a Lender

By: DDJ Capital Management, LLC in its capacity as investment manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Caterpillar Investment Trust, as a Lender

By: DDJ Capital Management, LLC, on
behalf of Caterpillar Investment Trust, in
its capacity as investment manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Mercer QIF Fund plc - Mercer Investment Fund 1, as a Lender

By: DDJ Capital Management, LLC, in its capacity as
Sub-Investment Manager of, and on behalf of, Mercer
Investment Fund 1, a sub-fund of Mercer QIF Fund
plc

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

J.C. Penney Corporation, Inc. Pension Plan Trust, as a Lender

By: DDJ Capital Management, LLC, on behalf of J.C.
Penney Corporation, Inc.
Pension Plan Trust, in its capacity as investment
manager

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

[Signature Page to Priming Credit Agreement]

UAW Retiree Medical Benefits Trust, as a Lender

By: State Street Bank and Trust company, solely in
its capacity as Trustee for UAW Retiree Medical
Benefits Trust, as directed by DDJ Capital
Management, LLC, and not in its individual
capacity

By:	/s/ Janet Fennessy
Name:	Janet Fennessy
Title:	Vice President

[Signature Page to Priming Credit Agreement]

SCHEDULE I

Commitment Amounts

[On file with the Administrative Agent]

SCHEDULE II

Competitors

Walgreen Co.

Apria Healthcare Group Inc. / Coram LLC

EXECUTION VERSION

DISCLOSURE SCHEDULES

To the

PRIMING CREDIT AGREEMENT

dated as of January 6, 2017

among

BIOSCRIP, INC.

as Borrower,

THE LENDERS FROM TIME TO TIME PARTY THERETO,

and

SUNTRUST BANK,
as Administrative Agent

EXECUTION VERSION

Schedule 1.1

Existing Letters of Credit

Applicant	LC Number	Purpose	Beneficiary	Expiry Date	Amount	Date of Issuance/Latest Amendment
BioScrip, Inc.	F856644	Worker's Compensation	The Travelers Indemnity Company	7/31/2017	$900,000	8/1/2013
BioScrip, Inc.	F856660	Worker's Compensation	The Travelers Indemnity Company	7/31/2017	$2,325,000	8/6/2015
BioScrip, Inc.	F856646	Worker's Compensation	Arch Specialty Insurance Company	7/31/2017	$625,000	8/1/2013
BioScrip, Inc.	F856648	Worker's Compensation	American Casualty Company	7/31/2017	$90,000	8/22/2014
BioScrip, Inc.	F856645	Worker's Compensation	Zurich American Insurance Company	7/31/2017	$100,000	6/8/2016
BioScrip, Inc.	F856647	Worker's Compensation	Liberty Mutual	7/31/2017	$49,351	4/28/2016
BioScrip, Inc.	70000453	Fleet Management	Donlen Corporation	5/3/2017	$120,000	8/4/2016
BioScrip, Inc.	70000161	Fleet Management	Gelco Corporation (GE Fleet)	1/17/2017	$100,000	8/18/2015
BioScrip, Inc.	70001727	Lease	LBA Realty	6/30/2018	$340,000	5/11/2016

2

EXECUTION VERSION

Schedule 4.11(a)

Real Estate

Real Property Owned:

None.

Real Property Leased:

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
BioScrip Infusion Services, Inc.	840 S. Rochester Ave, Unit A	Ontario	CA	91761	San Bernadino	Glover Family LLC PO Box 90634 City of Industry CA 91715	Infusion	Equipment, records
BioScrip Infusion Services, Inc.	320 S. Flower St.	Burbank	CA	91502	Los Angeles	API Sassola, LLC 320 S. Flower St. Burbank CA 91502	Infusion	Equipment, records
BioScrip Infusion Services, Inc.	199 Technology Dr., STE 140 & 150 for mailing	Irvine	CA	92618-2449	Orange	The Irvine Co c/o Freeway Tech Park II-199TECH PO Box 846516 Los Angeles CA 90084	Infusion	Equipment, records
BioScrip Infusion Services, LLC dba CarePoint Partners	4401 MacCorkle Ave SE	Charleston	WV	25304	Kanawha	SMY Building LLC 1200 Bigley Ave Charleston WV 25302	Infusion	Equipment, records
BioScrip Infusion Services, LLC	5505 Johns Road Suite 700	Tampa	FL	33634	Hillsborough	WCOT Thompson & Benjamin LLC c/o Cassidy Turley 1390 Timberlake Manor Pky Ste 230 Chesterfield MO 63	Infusion	Equipment, records
BioScrip Infusion Services, LLC	14324-28 Commerce Way	Miami Lakes	FL	33016	Miami-Dade	The Graham Companies 6843 Main St Miami Lakes FL 33104	Discontinued Operation	N/A Discontinued Operation

3

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
BioScrip Infusion Services, LLC	8110 Royal Palm	Coral Springs	FL	33065	Broward	Boinis Associates LTD 8110 Royal Palm Blvd Ste 112 Coral Springs FL 33065	Infusion/RN	Equipment, records
BioScrip Infusion Services, LLC	8917 Western Way, STE 20	Jacksonville	FL	32256	Duval	Eastgroup Properties PO Box 534563 Atlanta GA 30353	Discontinued Operation	N/A Discontinued Operation
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950	Morris	GTJ REIT Inc. 60 Hempstead Ave STE 7 W. Hampstead NY 11552	Infusion	Equipment, records
BioScrip Infusion Services, LLC dba CarePoint Partners	3986 Boulevard Center Dr Suite 1	Jacksonville	FL	32207	Duval	Midtown Centre 5658 Paysphere Circle Chicago IL 60674	Infusion	Equipment, records
BioScrip Infusion Services, LLC dba CarePoint Partners	1000 Meade Street, STE 104	Dunmore	PA	18512	Lackawanna	Capital Health Associates 1000 Meade St Dunmore PA 18512	Infusion	Equipment, records
BioScrip Infusion Services, LLC dba CarePoint Partners	9503 Middletown Mall	Fairmont	WV	26554	Marion	PIN Oak Properties LLC PO Box 533 Charleston WV 25322	Infusion	Equipment, records
BioScrip Nursing Services, LLC	118-35 Queens Blvd, STE 400	Forest Hills	NY	11375	Queens	Regus Corp 118-35 Queens Blvd STE 400 Forest Hills NY 11375	Infusion/RN	Equipment, records
BioScrip Pharmacy (NY), Inc.	One Vermont Drive	Lake Success	NY	11042	Nassau	We're Associates 100 Jericho Quadrangle Jericho NJ 11753	Infusion	Equipment, records
BioScrip Pharmacy Services, Inc.	2795 & 2797 Charter St.	Columbus	OH	43228	Franklin	Ohio Industrial Cleveland, LP PO Box 780469 Philadelphia, PA 19178	Infusion	Equipment, records

4

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
BioScrip, Inc.	606 West Avenue Suite 21A	Norwalk	CT	06850	Fairfield	West Avenue LLC c/o SCG Capital Corp 74 West Park Place Stamford CT 06901	RT/HME Satellite of Cromwell	Equipment, records
BioScrip, Inc.	10050 Crosstown Circle	Eden Prairie	MN	55344	Hennepin	LSREF4 Bison LLC PO Box 6076 Hicksville, NY 11802	IT, Purchasing, National Contracts only	Equipment, records
BioScrip Nursing Services, LLC	100 Clearbrook Rd	Elmsford	NY	10523	Westchester	Mack-Cali Realty Corp 100 Clearbrook Rd. Elmsford, NY 10523	NY Nursing Services	Equipment, records
BioScrip, Inc.	1005 West 9th Avenue	King of Prussia	PA	19406	Montgomery	PIOS Grande KOP Business Center LP c/o BPG Mgt. Co LP 301 Oxford Valley Rd. Yardley PA 19067	Support Office	Records, equipment
BioScrip, Inc.	500 Grapevine Hwy STE 356	Hurst	TX	76053	Tarrant	26 Hurst LP PO Box 126 Colleyville TX 76034	Private Office Space	Equipment, records
East Goshen Pharmacy, Inc.	The Commons at Brandywine 1220 Ward Road, Suite 250	West Chester	PA	19380	Chester	Bryn Mawr Mall Associates PO Box 385 Edgemont PA 19028	Infusion	Equipment, records
HomeChoice Partners, Inc.	2100 Riverchase Center STE 314	Birmingham	AL	35244	Jefferson	POH-AKF3 Riverchase LLC c/o Adler Realty Services 1400 NW 107th Ave FL 5 Miami FL 33172	Infusion	Equipment, records
HomeChoice Partners, Inc.	2848 Washington Rd.	Augusta	GA	30909	Richmond	4240 S. Fig Street LLC 9171 Towne Centre Dr. Ste 335 San Diego CA 92122	Infusion	Equipment, records

5

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
HomeChoice Partners, Inc.	5600 Oakbrook Pkwy STE 170	Norcross	GA	30092	Gwinnett	Norcross Park LLC c/o Colliers International Mgt - Atlanta 1230 Peachtree St NE Ste 800 Atlanta GA 30309	Infusion	Equipment, records
HomeChoice Partners, Inc.	9140 Guilford Rd. STE C	Columbia	MD	21046	Howard	Howard MD Green LLC Lockbox 974 PO Box 8500 Philadelphia PA 19178	Infusion	Equipment, records
HomeChoice Partners, Inc.	528 Trade Center Blvd	Chesterfield	MO	63005	St. Louis	Calava Enterprises LLC 516 Trade Center Blvd Chesterfield MO 63005	Infusion	Equipment, records
HomeChoice Partners, Inc.	2700 Breezewood Ave	Fayetteville	NC	28303	Cumberland	Rodney Lee Thomas 1315 Hickory Point Dr Lexington NC 27292	Infusion	Equipment, records
HomeChoice Partners, Inc.	160 Congress Blvd STE D	Duncan	SC	29334	Spartanburg	Lee Property Service LLC 101 W Court St. Ste A Greenville SC 29601	Infusion	Equipment, records
HomeChoice Partners, Inc.	305 Ashcake Rd STE G	Ashland	VA	23005	Hanover	Baker Properties LP One West Red Oak Ln White Plains NY 10604	Infusion	Equipment, records
HomeChoice Partners, Inc.	1944 William St	Fredericksburg	VA	22401	Spotsylvania	Mitch Sojack Westwood Village LLC PO Box 1572 Fredericksburg VA 22402	Infusion	Equipment, records
HomeChoice Partners, Inc.	5365 Robin Hood Rd STE 200	Norfolk	VA	23513	Norfolk	Reva Norfolk LLC PO Box 75026 Baltimore MD 21275	Infusion	Equipment, records

6

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
HomeChoice Partners, Inc.	7400 Sunnybrook Dr. Suite 1	Roanoke	VA	24019	Roanoke	DMB Properties LLC 7516 Deer Branch Rd Roanoke VA 24019	Infusion	Equipment, records
HomeChoice Partners, Inc. dba CarePoint Partners	2206-B Dawson Rd.	Albany	GA	31707	Dougherty	Walden & Kirkland Inc Realtors PO Box 1787 Albany GA 31702	Infusion	Equipment, records
InfuScience South Carolina, LLC	7001 Chatham Center Dr, STE 2000	Savannah	GA	31405	Chatham	PHRM Holdings LLC 2 East Bryan St. Ste 100 Savannah GA 31401	Infusion	Equipment, records
InfuScience South Carolina, LLC	462-A Wando Park Blvd	Mt. Pleasant	SC	29464	Charleston	WH Wando Park 1315 Ashley River Rd. Charleston SC 29407	Infusion	Equipment, records
InfuScience South Carolina, LLC	2683 Elms Plantation Blvd	N. Charleston	SC	29406	Charleston	1640 Hwy 17 North LLC 2614 Middle St. Sullivan's Island SC 29482	Discontinued Operation (Consolidated w/Mt. Pleasant)	N/A Discontinued Operation
InfuScience, Inc.	2915 Waters Road Suite 110	Eagan	MN	55121	Dakota	Colliers International MN St. Paul PO Box 70870 St. Paul MN 55170	Infusion	Equipment, records
InfuScience, Inc.	3289 Woodburn Rd. Suite 290	Annandale	VA	22003	Fairfax	Infectious Diseases Physicians Inc. 3289 Woodburn Rd Ste 200 Annandale VA 22003	Infusion/AIC	Equipment, records
InfuScience, Inc.	4115 Pleasant Valley Suite 700	Chantilly	VA	20151	Fairfax	PS Business Parks LP PO Box 535011 Atlanta GA 30353	Infusion	Equipment, records
Infusion Partners, LLC	112 Innwood Drive	Covington	LA	70433	St. Tammany	Rivatt Investments LLC PO Box 31 Madisonville LA 70447	Infusion/AIC	Equipment, records

7

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
Infusion Partners, LLC	3355 Bald Mountain Rd Suite 70	Auburn Hills	MI	48326	Oakland	3355 Bald Mountain Rd LLC 1000 E. Mandoline Madison Heights MI 48071	Discontinued Operation	N/A Discontinued Operation
Infusion Partners, LLC	187 Country Place Pkwy. Suite C	Pearl	MS	39208	Rankin	TICC Property Management LLC - Legacy PO Box 80 Jackson MS 39205	Infusion	Equipment, records
Infusion Partners, LLC	4623 Wesley Ave Suite H	Cincinnati	OH	45212	Hamilton	PBY Partners LLC 1125 W 8th Ste 200 Cincinnati OH 45203	Infusion	Equipment, records
Infusion Partners, LLC	3315 Centennial Rd Suite AA	Sylvania	OH	43560	Lucas	Findlay Business Partners 4353 Fleetwood Lane Sylvania OH 43560	Infusion	Equipment, records
Infusion Partners, LLC	1680 Century Center Pkwy Suite 9	Memphis	TN	38134	Shelby	Taurus CD 181 1680 Century Center Parkway LLC 5101 Whellis Dr Ste 320 Memphis TN 38117	Infusion	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	5225 O'Donovan Drive Suite 101	Baton Rouge	LA	70808	East Baton Rouge	Diamond Max Holdings LLC 3605 Preserve Lane Miramar Beach FL 32550	Infusion	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	15825 Professional Plaza Suite D	Hammond	LA	70403	Tangipahoa	Dr. Nose LLC 15825 Professional Plaza Ste A Hammond LA 70403	Infusion/AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	4661 West Park Unit C	Houma	LA	70364	Terrebonne	Southern Specialty Investments 518 Marina Rd Chalmette LA 70043	Infusion/AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	1503-A Wimbledon Drive	Alexandria	LA	71301	Rapides	Petron LLC PO Box 8718 Alexandria LA 71360	Infusion/AIC	Equipment, records

8

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
Infusion Partners, LLC dba CarePoint Partners	4621 West Napoleon Avenue Suite 200	Metairie	LA	70001	Jefferson	West Napoleon Office Building LLC c/o Allday Consulting Group 2901 N Causeway Blvd Ste 301 Metairie LA 70002	Infusion	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	913 South College Road, STE 106	Lafayette	LA	70503	Lafayette	South College Medical Center LLC PO Box 52592 Lafayette LA 70505	Infusion/AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	1796 E. Bert Kouns Industrial Loop	Shreveport	LA	71105	Caddo	Securcare Self Storage 1780 East Bert Kouns Shreveport LA 71105	Infusion	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	1101 Hudson Lane, Suite C-1	Monroe	LA	71201	Quachita	Charles E Wilkes Wilkes Real Estate 1034 N 9th St Monroe, LA 71201	Infusion/AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	550 West McNeese Street	Lake Charles	LA	70605	Calcasieu	Monlezun Land and Cattle Company 2310 Longue Vue Dr Lake Charles LA 70605	Infusion/AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	4137 Boardman-Canfield Rd STE LL04 & 106	Canfield	OH	44406	Mahoning	CTW Development Corp 970 Windham Court Ste 7 Boardman OH 44512	Infusion	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	5446 US Highway 290 West, STE 203	Austin	TX	78735	Travis	C-G-H Industrial #44 LTD c/o Wells Fargo PO Box 202220 Dept 4006 Dallas TX 75320	Infusion	Equipment, records

9

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
Infusion Partners, LLC dba CarePoint Partners	661 North Plano Rd. STE 300	Richardson	TX	70581	Collin	Richardson Business Center c/o Colliers International 14785 Preston Rd Ste 750 Dallas TX 75254	Infusion	Equipment, records
Infusion Solutions, Inc.	8 Technology Drive Suite 150	Bedford	NH	03110	Hillsborough	Terrae of Bedford LLC c/o Grubb & Ellis 175 Canal St Ste 40 Manchester NH 03101	Infusion/DME	Equipment, records
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127	Douglas	Plaza 87 LLC c/o The Lundy Company 450 Regency Pkwy #220 Omaha NE 68114	Infusion & Medicare Certified Home Health	Equipment, records
Infusion Partners of Brunswick	18 Canal Road Plaza	Brunswick	GA	31525	Glynn	HT Cnal Plaza LLC 5825 Glenridge Dr. Bldg 1 Ste 206 Atlanta GA 30328	Infusion	Equipment, records
Infusion Partners of Melbourne	3040 Venture Lane Bay 103	Melbourne	FL	32934	Brevard	Spiegel Lease Corp 21 Palm Ave Miami Beach FL 33139	Infusion	Equipment, records
Knoxville Home Therapies, LLC	3201 Henson Rd Suite 101	Knoxville	TN	37921	Knox	Country Oaks GP 687 Boy Scout Rd Chattanoga TN 37343	Infusion	Equipment, records
New England Home Therapies, Inc.	337 Turnpike Road	Southborough	MA	01772	Worcester	337 Turnpike Rd LLC 30 Turnpike Rd Ste 8 Southborough MA 01772	Infusion/DME	Equipment, records
New England Home Therapies, Inc.	49 Omni Circle	Auburn	ME	04210	Androscoggin	Edward W Chapman 407 Washington St. N Auburn ME 04210	Infusion/DME	Equipment, records

10

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
Option Health LTD dba BioScrip Infusion Services	321 W. Lake St, STE G	Elmhurst	IL	60126	DuPage	West Lake Farms LP c/o Hamilton Partners 300 Park Blvd Ste 201 Itasca IL 60143	Infusion	Equipment, records
Option Health, LTD	985 Avenue of the Cities	Silvis	IL	61282	Rock Island	Silvis Ace Properties LLC 1805 State St Ste 103 Bettendorf IA 52722	Infusion	Equipment, records
Infusion Partners, LLC	42-B Volunteer Blvd	Jackson	TN	38305	Madison	Celia Jordan 23 Windwood Dr. Jackson TN 38305	Infusion	Equipment, records
Professional Home Care Services, Inc.	400 Unit 5 Talcottville Rd Unit 5	Vernon	CT	06066	Tolland	Route 83 LLC 400-3 Talcottville Rd. Vernon CT 06066	DME	Equipment, records
Professional Home Care Services, Inc.	43 Middle Tpke W	Manchester	CT		Harford	Mata Associates LLC 43 Middle Tpke W Manchester CT 06040	DME Support Office	Equipment, records
Professional Home Care Services, Inc.	104 and 106 Sebethe	Cromwell	CT	06416	Middlesex	100 Sebethe Drive LLC PO Box 945 Farmington CT 06034	Infusion/DME	Equipment, records
Scott-Wilson, Inc.	2380 Fortune Dr., STES 130 & 150	Lexington	KY	40509	Fayette	Saunier Development PO Box 23212 Lexington KY 40517	Infusion	Equipment, records
Wilcox Medical, Inc.	219 Woodstock Ave Suite A	Rutland	VT	05701	Rutland	Woodstock Road Enterprises LLC 775 Baywood Dr Ste 318 Petauma CA 94954	Infusion/DME	Equipment, records
New England Home Therapies, ,Inc. dba CarePoint Partners	410 Harris Road	Smithfield	RI	02917	Providence	123 Associates LLC PO Box 1384 Providence RI 02091	Infusion	Equipment, records

11

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
Applied Health Care, LLC	9360 Kirby Dr., STE 100	Houston	TX	77054	Harris	Warehouse Associates Corporate Centre Kirby IV LTD 707 N Shepheard Ste 700 Houston TX 77077	Infusion	Equipment, records
BioScrip, Inc.	1715 Hardy Street, STES 30 & 40	Hattiesburg	MS	39402	Forrest	London & Steteman Realtors 3906 Hardy St. Hattiesburg MS 30402	IT HelpDesk	Equipment
BioScrip, Inc.	1600 Broadway, Suite 700	Denver	CO	80202	Denver	LBA Realty Fund II-WBP IV LLC PO Box 740850 Los Angeles CA 90074	Corporate Office	Inventory Books, Records
HomeChoice Partners, Inc.	12695 McManus Blvd.	Newport News	VA	23608	Warwick	Liberty Commons LLC 15064 Carrollton Blvd Ste A Carrollton VA 23314	AIC	Equipment, records
Infusion Partners, LLC dba CarePoint Partners	1908 Clearview Parkway, STE 102	Metairie	LA	70001	Jefferson	Clearview Office Park LLC PO Box 6022 Metairie LA 70009	General Office	Equipment, records
Home Solutions	1001 S. Grand Street	Hammonton	NJ	8037	Atlantic	NAI Realty Group Inc 996 Old Eagle School Rd Suite 111 Wayne PA 19087	Support Office (previous Corp. Office for Home Solutions)	Equipment, records
New England Home Therapies, Inc. dba New England Home Therapies	780 Dedham Street, #300	Canton	MA	02021	Norfolk	Park at 95 LLC 65 Sprague St W Hyde Park MA 02136	Infusion	Equipment, records
HomeChoice Partners, Inc. dba HomeChoice Partners	2201 Crown Point Exec. Dr, Suite C	Charlotte	NC	28227	Mecklenburg	93 NCRPT LLC c/o Benderson Dev Co PO Box 823201 Philadelphia PA 19182	Infusion	Equipment, records

12

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
InfuScience, Inc. dba Home Solutions	10300 Eaton Place #170	Fairfax	VA	22030	Fairfax	CIII LBUBS06-CS Willowwood I & II c/o Cassidy Turley Commercial Real Estate 600 Washington Ave Ste 1100 St Louis MO 63101	Infusion	Equipment, records
New England Home Therapies, Inc. dba New England Home Therapies	295 Main Street	Falmouth	MA	02540	Barnstable	First Cambridge Realty Corporation 907 Massachusetts Ave Cambridge MA 02139	Currently not operational	Equipment, records
East Goshen Pharmacy, Inc. dba Home Solutions	2 Walnut Grove Dr. #140	Horsham	PA	19044	Montgomery	RV OP 1 LP PO Box 78029 Philadelphia PA 19178	Infusion	Equipment, records
East Goshen Pharmacy, Inc. dba Home Solutions, a BioScrip company	3 Regent St., Suite 306	Livingston	NJ	07039	Essex	Eastview Associates c/o Eastman Mgt Corp 651 W. Mount Pleasant Ave Ste 110 Livingston NJ 07039	Infusion	Equipment, records
East Goshen Pharmacy, Inc. dba Home Solutions	830 Broadway	Norwood	NJ	07648	Bergen	Alfa Associates LLC 785 Franklin Ave Ste 34 Franklin Lakes NJ 07417	Infusion	Equipment, records
HomeChoice Partners, Inc. dba HomeChoice Partners	8701 Park Central Dr. #600	Richmond	VA	23227	Richmond	Baker Properties LP One West Red Oak Ln White Plains NY 10604	Infusion	Equipment, records
East Goshen Pharmacy, Inc. dba Home Solutions	215 Shore Road	Somers Point	NJ	08244	Atlantic	Timbrook Properties LLC Morgan Stanley 1601 New Road Northfield NJ 08225	Infusion	Equipment, records

13

EXECUTION VERSION

Lessee:	Street Address:	City:	ST	Zip:	County:	Name and Address of Lessor:	Brief Description of Activities Conducted on Parcel:	Types of Tangible Personal Property at Parcel (e.g., equip, records &/or inventory
East Goshen Pharmacy, Inc. dba Home Solutions	3419 Concord Road	York	PA	17402	York	Kinsley Equities II LP 6259 Reynolds Mill Rd Seven Valleys PA 17360	Infusion	Equipment, records
BioScrip, Inc. (Home Solutions)	Two Point Royal, 4550 N. Point Pkway, Suite #145	Alpharetta	GA	30022	Fulton	Highwoods Realty Limited Partnership PO Box 100488 Atlanta GA 30384	Currently not operational	Equipment

14

EXECUTION VERSION

Schedule 4.11(c)

Insurance

Insurance Co.	Policy Number	Type of Coverage	Limits	Expiration
Travelers Property & Cas.	TJCAP3611A402TIL16	Business Automobile Liability	$2,000,000	5/25/2017
Arch Specialty Insurance	FLP0024544-08	Commercial General & Professional Liability	$3,000,000	5/25/2017
Arch Specialty Insurance	FLP0024544-08	Umbrella Liability	$15,000,000	5/25/2017
Columbia Casualty Co. (C.N.A.)	HMC4032084539-3	Excess Liability	$10,000,000	5/25/2017
ACE	MSP G21816826 008	Managed Care E&O (Run-Off)	$5,000,000	5/25/2019
National Union Fire of Pittsburgh (AIG)	01-871-23-81	Fiduciary Liability	$5,000,000	9/30/2017
Axis	MNN774329/01/2016	Employment Practices Liability	$7,500,000	9/30/2017
Berkley	BCCR-45000402-21	Commercial Crime	$5,000,000	9/30/2017
Travelers Property & Cas.	KTJ-CMB-3C96190-3-15	Property	$200,000,000	5/25/2017
Travelers Indemnity	TC2KUB1008A29716	Workers Compensation	Statutory	5/25/2017
Illinois National (AIG)	022176446	Employed Lawyers	$5,000,000	12/9/2017
Endurance	PRO10005835702	Network Security	$10,000,000	9/30/2017
National Union Fire (AIG)	GTP0009135283	Business Travel Accident	$5,000,000	10/1/2017
National Union Fire (AIG)	01-874-32-24	Directors & Officers Liability	$5,000,000	9/30/2017

15

EXECUTION VERSION

Schedule 4.14

Subsidiaries

Subsidiary	Ownership Interest	Jurisdiction of Organization	Organizational Type	Subsidiary Loan Party (Y/N)
Applied Health Care, LLC	100% of membership interests owned by Infusion Partners, LLC	DE	Limited Liability Company	Yes
BioScrip Infusion Management, LLC	100% of membership interests owned by BioScrip Infusion Services, LLC	DE	Limited Liability Company	Yes
BioScrip Infusion Services, Inc.	100% of stock owned by BioScrip, Inc.	CA	Corporation	Yes
BioScrip Infusion Services, LLC	100% of membership interests owned by BioScrip PBM Services, LLC	DE	Limited Liability Company	Yes
BioScrip Medical Supply Services, LLC	100% of membership interest owned by Critical Homecare Solutions, Inc.	DE	Limited Liability Company	Yes
BioScrip Nursing Services, LLC	100% of membership interests owned by BioScrip Infusion Services, LLC	NY	Limited Liability Company	Yes
BioScrip PBM Services, LLC	100% of membership interests owned by BioScrip, Inc.	DE	Limited Liability Company	Yes
BioScrip Pharmacy (NY), Inc.	100% of stock owned by BioScrip, Inc.	NY	Corporation	Yes
BioScrip Pharmacy (Puerto Rico), Inc.	100% of stock owned by BioScrip, Inc.	PR	Corporation	Yes
BioScrip Pharmacy Services, Inc.	100% of stock owned by BioScrip, Inc.	OH	Corporation	Yes
BioScrip Pharmacy, Inc.	100% of stock owned by Chronimed, LLC	MN	Corporation	Yes
Bradhurst Specialty Pharmacy, Inc.	100% of stock owned by Chronimed, LLC	NY	Corporation	Yes
Chronimed, LLC	100% of membership interests owned by BioScrip, Inc.	MN	Limited Liability Company	Yes
CHS Holdings, Inc.	100% of stock owned by BioScrip, Inc.	DE	Corporation	Yes
Critical Homecare Solutions, Inc.	100% of stock owned by CHS Holdings, Inc.	DE	Corporation	Yes
Deaconess Enterprises, LLC	100% of membership interests owned by Critical Homecare Solutions, Inc.	OH	Limited Liability Company	Yes
Deaconess HomeCare, LLC	100% of membership interests owned by Deaconess Enterprises, LLC	DE	Limited Liability Company	Yes
East Goshen Pharmacy, Inc.	100% of stock owned by Infusion Partners, LLC	PA	Corporation	Yes
HomeChoice Partners, Inc.	100% of stock owned by BioScrip, Inc.	DE	Corporation	Yes
Infusal Partners	InfuScience, Inc. and InfuScience Sub, Inc. are its Partners	FL	General Partnership	Yes
InfuCenters, LLC	100% of membership interests owned by Infusal Partners	DE	Limited Liability Company	Yes
InfuScience HHA, LLC	100% of membership interests owned by Infusion Therapy Specialists, Inc.	DE	Limited Liability Company	Yes
InfuScience, Inc.	100% of stock owned by BioScrip, Inc.	DE	Corporation	Yes
InfuScience South Carolina, LLC	100% of membership interests owned by InfuScience, Inc.	DE	Limited Liability Company	Yes
InfuScience Sub, Inc.	100% of stock owned by InfuScience, Inc.	DE	Corporation	Yes
Infusion Partners of Brunswick, LLC	100% of membership interests owned by Infusion Partners, LLC	GA	Limited Liability Company	Yes
Infusion Partners of Melbourne, LLC	100% of membership interests owned by Infusion Partners, LLC	GA	Limited Liability Company	Yes

16

EXECUTION VERSION

Subsidiary	Ownership Interest	Jurisdiction of Organization	Organizational Type	Subsidiary Loan Party (Y/N)
Infusion Partners, LLC	100% of membership interests owned by Deaconess Homecare, LLC	OH	Limited Liability Company	Yes
Infusion Solutions, Inc.	100% of stock owned by Critical HomeCare Solutions, Inc.	NH	Corporation	Yes
Infusion Therapy Specialists, Inc.	100% of stock owned by InfuScience, Inc.	NE	Corporation	Yes
Knoxville Home Therapies, LLC	100% of membership interests owned by Deaconess Homecare, LLC	TN	Limited Liability Company	Yes
National Health Infusion, Inc.	100% of stock owned by Infusion Partners, LLC	FL	Corporation	Yes
Natural Living, Inc.	100% of stock owned by BioScrip PBM Services, Inc.	NY	Corporation	Yes
New England Home Therapies, Inc.	100% of stock owned by Critical Homecare Solutions, Inc.	MA	Corporation	Yes
Nutri USA, Inc.	100% of stock owned by PHCS Acquisition Co, Inc.	NY	Corporation	Yes
Option Health, Ltd.	100% of stock owned by Infusion Partners, LLC	IL	Corporation	Yes
PHCS Acquisition Co, Inc.	100% of stock owned by Professional Homecare Services, Inc.	DE	Corporation	Yes
Professional Home Care Services, Inc.	100% of stock owned by Specialty Pharma, Inc.	DE	Corporation	Yes
Regional Ambulatory Diagnostics, Inc.	100% of stock owned by Deaconess Homecare, LLC	OH	Corporation	Yes
Scott-Wilson, Inc.	100% of stock owned by Infusion Partners, LLC	KY	Corporation	Yes
Specialty Pharma, Inc.	100% of stock owned by Critical Homecare Solutions, Inc.	DE	Corporation	Yes
Wilcox Medical, Inc.	100% of stock owned by New England Home Therapies, Inc.	VT	Corporation	Yes

17

EXECUTION VERSION

Schedule 4.16

Permitted Third Party Banks; Deposit and Disbursement Accounts

Bank Name	Bank Address	Account No.	Type of Account	Account Name	Government Receivables Account?	Excluded Account?
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	3940 0409 8245	MASTER	Bioscrip, Inc.	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0000 0936 5119	MASTER	Bioscrip, Inc.	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0000 8021 9984	PBM Disbursing	Bioscrip Pharmacy Services	No	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0022 2001 3473	BioScrip Inc AP Disbursing	Bioscrip Inc	No	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0039 4033 5463	BioScrip Inc Payroll - ADP & Manual	Bioscrip Inc	No	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0094 2915 0504*	Lockbox - Long Island, Lake Success	Bioscrip Pharmacy Inc.	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	3940 0328 5716*	Lockbox - Long Island, Lake Success	Bioscrip Pharmacy (NY), Inc.	Yes	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0039 4033 1085	Lockbox Burbank Infusion	Bioscrip Intravaneous Therapy Services	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0094 2844 5968	Lockbox BioScrip Pharmacy Services	Bioscrip Pharmacy Services	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	3940 0247 9442	Lockbox BioScrip Pharmacy Services	Bioscrip Pharmacy Services	Yes	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	0094 2844 5984	Lockbox - Morris Plains	Bioscrip Infusion Services, LLC	No	No
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	3940 0247 9439	Lockbox - Morris Plains	Bioscrip Infusion Services, LLC	No	No
JP Morgan Chase	Northeast Market, PO Box 260180, Baton Rouge LA 70826-0180 1-800-935-9935	475042646	Health Claims Disbursing	UHC Admstr Plan for Bioscrip Inc.	No	Yes
Bank of America	PO Box 1091, Charlotte, NC 28254-3489 1-888-600-4000	000655884435*	BOA Retail Master Lockbox	BioScrip Pharmacy Inc.	No	No
Citibank	PO Box 769013, San Antonio TX 78245-9013 1-800-627-3999	759185864	Master	Critical Homecare Solutions	No	No
Citibank	PO Box 769013, San Antonio TX 78245-9013 1-800-627-3999	759185928	Government Lockbox	Critical Homecare Solutions	Yes	Yes
Citibank	PO Box 769013, San Antonio TX 78245-9013 1-800-627-3999	759185901	Commercial Lockbox	Critical Homecare Solutions	No	No
CMS Metabank	7700 Goodlett Farms Parkway, Cordovoa, TN 38016	1700008714	Payroll paycard funding	ADP Critical Homecare Solutions	No	Yes
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	299-651-0	Commercial Lockbox	Infuscience, Inc	No	No
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	299-258-4	Government Lockbox	Infuscience, Inc	Yes	Yes

18

EXECUTION VERSION

Bank Name	Bank Address	Account No.	Type of Account	Account Name	Government Receivables Account?	Excluded Account?
Morgan Stanley	Po Box 659754, San Antonio, TX 78265	612-124372- 563	TCSA, Secured Party FBO	Infuscience Inc	No	Yes
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	299-710-4	Commercial Lockbox	Infusion Therapy specialists Inc	No	No
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	299-304-6	Government Lockbox	Infusion Therapy specialists Inc	Yes	Yes
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	294-867-7	Commercial Lockbox	Infuscience South Carolina LLC	No	No
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	294-868-5	Government Lockbox	Infuscience South Carolina LLC	Yes	Yes
Harris Bank	Po Box 755, Chicago, IL 60690 1-888-340-2265	299-660-1	Commercial Lockbox	Infusal Partners	No	No
SunTrust	Po Box 622227, Orlando, FL, 32862-2227 1-800-786-8787	203287673	Government Lockbox	HomeChoice Partners	Yes	Yes
Bank of America	Po Box 25118,Tampa,FL, 33622 1-888-600-4000	394005722675*	Commercial Lockbox	HomeChoice Partners	No	No
Bank of America	Bank of America, N. A. 100 Federal Street Boston, MA. 02110 1-617- 434-3412	394005724217	Commercial Lockbox	BioScrip, Inc.	No	No
Bank of America	Bank of America, N. A. 100 Federal Street Boston, MA. 02110 1-617- 434-3412	394005724220	Government Lockbox	BioScrip, Inc.	Yes	Yes
Bank of America	Bank of America, N. A. 100 Federal Street Boston, MA. 02110 1-617- 434-3412	394005724408	Patient Pay	BioScrip, Inc.	No	No

* On December 7, 2016, BioScrip instructed Bank of America to close these accounts. The accounts are open as of January 6, 2017.

19

EXECUTION VERSION

Schedule 4.18

Material Agreements

1.	Facility Participation Agreement effective as of October 1, 2014, with United HealthCare Insurance Company, contracting on behalf of itself and other entities that are United Affiliates.

2.	Facility Participation Agreement, effective as of October 1, 2014, between United Healthcare Insurance Company, United Healthcare of Washington, Inc., PacifiCare Life Assurance Company, and PacifiCare Life and Health Insurance Company.

3.	Ancillary Provider Participation Agreement effective as of October 1, 2014, with AmeriChoice of New Jersey, Inc., contracting on behalf of itself and other entities that are AmeriChoice Affiliates.

4.	Ancillary Provider Participation Agreement effective as of October 1, 2014, with United HealthCare of New York, Inc., Oxford Health Plans (NY), Inc. and the other entities that are United’s Affiliates.

5.	Ancillary Provider Participation Agreement effective as of October 1, 2014 with United Healthcare Plan of the River Valley, Inc. and the other entities that are United’s Affiliates.

20

EXECUTION VERSION

Schedule 4.21(a)

Healthcare Matters

Governmental Payor Arrangements

Medicaid

Entity	Address	City	ST	Zip	License State	License Type	License No.
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Alaska	Out of State Medicaid-Pharmacy	PH456OH
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Alaska	Out of State Medicaid-DME	1021824
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Alaska	Out of State Medicaid-DME	MS456OH
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Arizona	Out of State Medicaid-Pharmacy/DME	338106
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Arizona	Out of State Medicaid-Pharmacy/DME	131674
Infusion Partners, LLC	1796 East Bert Kouns Industrial Loop	Shreveport	LA	71105-5560	Arkansas	Out of State Medicaid-DME	206910716
Infusion Partners, LLC	1796 East Bert Kouns Industrial Loop	Shreveport	LA	71105-5560	Arkansas	Out of State Medicaid-Pharmacy	206911407
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Arkansas	Out of State Medicaid-Pharmacy	190525407
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Arkansas	Out of State Medicaid-Total Parenteral /Hyperalimentation	201146733
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-Pharmacy	154443407
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-DME	150514716
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-Total Parenteral /Hyperalimentation	156525733
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-DME	150514716
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-Total Parenteral /Hyperalimentation	156525733
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Arkansas	Out of State Medicaid-Pharmacy	154443407
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	California	Out of State Medicaid-Pharmacy/DME Medicare Crossover	XPH015092
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Colorado	Out of State Medicaid-Mail Order Pharmacy	53486374
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Colorado	Out of State Medicaid-DME	90152514
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Colorado	Out of State Medicaid-Pharmacy	80107214
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Connecticut	Out of State Medicaid-Pharmacy	003112282
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Connecticut	Out of State Medicaid-DME	008003113

21

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	Connecticut	Out of State Medicaid-DME	008003281
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	Connecticut	Out of State Medicaid-Pharmacy	3095199
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Connecticut	Out of State Medicaid-DME	008057762
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Connecticut	Out of State Medicaid-Pharmacy	003106988
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Delaware	Out of State Medicaid-DME	1000021601
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Delaware	Out of State Medicaid-Pharmacy	1000021567
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Delaware	Out of State Medicaid-Pharmacy	1000040671
East Goshen Pharmacy, Inc.	1220 Ward Avenue, Suite 250	West Chester	PA	19380-3400	Delaware	Out of State Medicaid-Pharmacy	76357
HomeChoice Partners, Inc.	9140 Guilford Road, Suite C	Columbia	MD	21046-2591	District of Columbia	Out of State Medicaid-DME	080897500
HomeChoice Partners, Inc.	9140 Guilford Road, Suite C	Columbia	MD	21046-2591	District of Columbia	Out of State Medicaid-Pharmacy	060512900
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	District of Columbia	Out of State Medicaid-Pharmacy	036308500
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	District of Columbia	Out of State Medicaid-Pharmacy	039928500
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	District of Columbia	Out of State Medicaid-DME	096590400
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Florida	Out of State Medicaid-DME	032204101
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Florida	Out of State Medicaid-Pharmacy	032204100
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Georgia	Out of State Medicaid-DME	103413163B
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Georgia	Out of State Medicaid-Pharmacy	605379475A
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Hawaii	Out of State Medicaid-Pharmacy	638512
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Hawaii	Out of State Medicaid-DME	637803
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Idaho	Out of State Medicaid-DME	80778930
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Idaho	Out of State Medicaid-Pharmacy	805478900
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Illinois	Out of State Medicaid-Pharmacy/DME	204055147001
HomeChoice Partners, Inc.	528 Trade Center Blvd.	Chesterfield	MO	63005-1253	Illinois	Out of State Medicaid-Pharmacy	1518275239
HomeChoice Partners, Inc.	528 Trade Center Blvd.	Chesterfield	MO	63005-1253	Illinois	Out of State Medicaid-DME	1518275239
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Illinois	Out of State Medicaid-Pharmacy/DME	341633456003
Option Health, Ltd.	321 West Lake Street, Suite G	Elmhurst	IL	60126-1539	Indiana	Out of State Medicaid-Pharmacy/DME	201240250A
Scott-Wilson, Inc.	2380 Fortune Drive, Suite 130	Lexington	KY	40509-4287	Indiana	Out of State Medicaid-Pharmacy/DME	201000340A

22

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Indiana	Out of State Medicaid-Pharmacy/DME	201024260A
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Indiana	Out of State Medicaid-Pharmacy/DME	200967380A
Infusion Partners, LLC	4623 Wesley Avenue, Suite H	Cincinnati	OH	45212-2272	Indiana	Out of State Medicaid-Pharmacy/DME	200331580A
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Indiana	Out of State Medicaid-Pharmacy	200130180A
Option Health, Ltd.	985 Avenue of the Cities, Suite 105	Silvis	IL	61282-7001	Iowa	Out of State Medicaid-DME	0795278
Option Health, Ltd.	985 Avenue of the Cities, Suite 105	Silvis	IL	61282-7001	Iowa	Out of State Medicaid-Pharmacy	958710
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Iowa	Out of State Medicaid-Pharmacy	0702354
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Iowa	Out of State Medicaid-Pharmacy	1588768618
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Iowa	Out of State Medicaid-Pharmacy	1295738409
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Iowa	Out of State Medicaid-Pharmacy	0976282
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Kansas	Out of State Medicaid-DME	100242490B
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Kansas	Out of State Medicaid-Pharmacy	200302970A
Infusion Partners, LLC	4623 Wesley Avenue, Suite H	Cincinnati	OH	45212-2272	Kentucky	Out of State Medicaid-Pharmacy	54002522
Infusion Partners, LLC	4623 Wesley Avenue, Suite H	Cincinnati	OH	45212-2272	Kentucky	Out of State Medicaid-DME	90008905
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Kentucky	Out of State Medicaid-Pharmacy	5400037700
BioScrip Infusion Services, LLC	4401 MacCorkle Avenue SE	Charleston	WV	25304-2505	Kentucky	Out of State Medicaid-DME	7100273470
BioScrip Infusion Services, LLC	4401 MacCorkle Avenue SE	Charleston	WV	25304-2505	Kentucky	Out of State Medicaid-Pharmacy	7100273370
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	Kentucky	Out of State Medicaid-DME	7100270020
Infusion Partners, LLC	5225 O'Donovan Drive, Suite 101	Baton Rouge	LA	70808-7203	Louisiana	Out of State Medicaid-Pharmacy	1234028
Infusion Partners, LLC	4621 West Napoleon Avenue, Suite 200	Metairie	LA	70001-2490	Louisiana	Out of State Medicaid-Pharmacy	1267970
Infusion Partners, LLC	1796 East Bert Kouns Industrial Loop	Shreveport	LA	71105-5560	Louisiana	Out of State Medicaid-Pharmacy	2202308
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Louisiana	Out of State Medicaid-Pharmacy	1224871
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Louisiana	Out of State Medicaid-Pharmacy/DME	1269361
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Maine	Out of State Medicaid-Pharmacy	432214400
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Maryland	Out of State Medicaid-Pharmacy	403187300
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Maryland	Out of State Medicaid-DME	409924900
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Maryland	Out of State Medicaid-Pharmacy	812266100

23

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
East Goshen Pharmacy, Inc.	1220 Ward Avenue, Suite 250	West Chester	PA	19380-3400	Maryland	Out of State Medicaid-DME	420522700
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	Maryland	Out of State Medicaid-DME	017599400
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	Maryland	Out of State Medicaid-Pharmacy	017570600
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	Maryland	Out of State Medicaid-Pharmacy	498704700
Professional Home Care Services, Inc.	104 Sebethe Drive	Cromwell	CT	06416-1094	Massachusetts	Out of State Medicaid-Pharmacy	110087161A
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	Massachusetts	Out of State Medicaid-DME	110081213A
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	Massachusetts	Out of State Medicaid-Pharmacy	0424251
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Massachusetts	Out of State Medicaid-Pharmacy/DME Medicare Crossover	1855051
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Michigan	Out of State Medicaid-DME	1588768618
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Michigan	Out of State Medicaid-Pharmacy	1295738409
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Michigan	Out of State Medicaid-Pharmacy	3653157
Infusion Partners, LLC	3315 Centennial Road, Suite AA	Sylvania	OH	43560-9419	Michigan	Out of State Medicaid-Pharmacy	1326116989
Infusion Partners, LLC	3315 Centennial Road, Suite AA	Sylvania	OH	43560-9419	Michigan	Out of State Medicaid-DME	1326116989
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Minnesota	Out of State Medicaid-Pharmacy/DME	598440000
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Minnesota	Out of State Medicaid-Pharmacy/DME	392485000
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Minnesota	Out of State Medicaid-Pharmacy/DME	802022100
HomeChoice Partners, Inc.	5365 Robin Hood Road, Suite 200	Norfolk	VA	23513-2416	Minnesota	Out of State Medicaid-Pharmacy	1699854950
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Mississippi	Out of State Medicaid-DME	06172205
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Mississippi	Out of State Medicaid-DME	07072023
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Mississippi	Out of State Medicaid-Pharmacy	330686
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Mississippi	Out of State Medicaid-Pharmacy	330686
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Missouri	Out of State Medicaid-Pharmacy/DME	1588768618
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Montana	Out of State Medicaid-Pharmacy	1942225586
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Montana	Out of State Medicaid-Pharmacy	0212524
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Montana	Out of State Medicaid-DME	0033982
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Nebraska	Out of State Medicaid-DME	47073084600
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Nevada	Out of State Medicaid-Pharmacy	100509890

24

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
New England Home Therapies, Inc.	337 Turnpike Road	Southborough	MA	01772-1760	New Hampshire	Out of State Medicaid-Pharmacy	3071975
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	New Hampshire	Out of State Medicaid-Pharmacy	3072343
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	New Jersey	Out of State Medicaid-Pharmacy	0098817
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	New Jersey	Out of State Medicaid-DME	0098795
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	New Mexico	Out of State Medicaid-Pharmacy	50258877
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	New Mexico	Out of State Medicaid-Pharmacy	41829077
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	New Mexico	Out of State Medicaid-Home Infusion Therapy	95127097
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	New Mexico	Out of State Medicaid-Pharmacy	62632
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	New York	Out of State Medicaid-Pharmacy/DME	01688802
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	New York	Out of State Medicaid-Pharmacy/DME Medicare Crossover	02621552
HomeChoice Partners, Inc.	160 Congress Blvd., Suite D	Duncan	SC	29334-8890	North Carolina	Out of State Medicaid-Pharmacy/DME	1649359928
HomeChoice Partners, Inc.	5365 Robin Hood Road, Suite 200	Norfolk	VA	23513-2416	North Carolina	Out of State Medicaid-Pharmacy/DME	1699854950
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	North Dakota	Out of State Medicaid-Pharmacy	1462309
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	North Dakota	Out of State Medicaid-DME	51315
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Ohio	Out of State Medicaid-Pharmacy/DME	3046886
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Ohio	Out of State Medicaid-Pharmacy/DME	2259685
BioScrip Infusion Services, LLC	4401 MacCorkle Avenue SE	Charleston	WV	25304-2505	Ohio	Out of State Medicaid-Pharmacy/DME	0096792
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	Ohio	Out of State Medicaid-Pharmacy/DME	0096615
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Oklahoma	Out of State Medicaid-Pharmacy	200201460B
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Oklahoma	Out of State Medicaid-DME	200124570B
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Oklahoma	Out of State Medicaid-Pharmacy	200124570A
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Oklahoma	Out of State Medicaid-Pharmacy	100244680A
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Oklahoma	Out of State Medicaid-Pharmacy	200520060A
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Oregon	Out of State Medicaid-Pharmacy/DME	005958
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Pennsylvania	Out of State Medicaid-Pharmacy/DME	0017297540003
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	Pennsylvania	Out of State Medicaid-Pharmacy/DME	1017882010002
Infusion Partners, LLC	4137 Boardman-Canfield Road, Suite LL04	Canfield	OH	44406-8087	Pennsylvania	Out of State Medicaid-Pharmacy/DME	0019637750004

25

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License type	License No.
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Pennsylvania	Out of State Medicaid-Pharmacy	0011938790002
East Goshen Pharmacy, Inc.	1220 Ward Avenue, Suite 250	West Chester	PA	19380-3400	Pennsylvania	Out of State Medicaid-Pharmacy	0008249820005
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	Pennsylvania	Out of State Medicaid-Pharmacy	0017297540006
New England Home Therapies, Inc.	337 Turnpike Road	Southborough	MA	01772-1760	Rhode Island	Out of State Medicaid-DME	1140002
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Rhode Island	Out of State Medicaid-Pharmacy	BP59514
HomeChoice Partners, Inc.	2848 Washington Road	Augusta	GA	30909-2356	South Carolina	Out of State Medicaid-DME	DE1996
HomeChoice Partners, Inc.	2848 Washington Road	Augusta	GA	30909-2356	South Carolina	Out of State Medicaid-Pharmacy	7G7461
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	South Dakota	Out of State Medicaid-Pharmacy	1831265958
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Tennessee	Out of State Medicaid-Pharmacy	4582473
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Texas	Out of State Medicaid-DME	2033318-02
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Texas	Out of State Medicaid-Supplies	2033318-04
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Texas	Out of State Medicaid-DME	1886343-01
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Utah	Out of State Medicaid-Mail Order Pharmacy	341633456001
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Vermont	Out of State Medicaid-Pharmacy/DME	1012839
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	Washington	Out of State Medicaid-Pharmacy	7331721
BioScrip Infusion Services, Inc.	199 Technology Drive, Suites 140 & 150	Irvine	CA	92618-2451	Washington	Out of State Medicaid-Pharmacy/DME	2043891
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Washington	Out of State Medicaid-Pharmacy/DME	1295738409
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Washington	Out of State Medicaid-Pharmacy	1044975
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Washington	Out of State Medicaid-Pharmacy	6019590
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	West Virginia	Out of State Medicaid-DME	8509007000
Option Health, Ltd.	321 West Lake Street, Suite G	Elmhurst	IL	60126-1539	Wisconsin	Out of State Medicaid-Pharmacy	1154678829
Option Health, Ltd.	985 Avenue of the Cities, Suite 105	Silvis	IL	61282-7001	Wisconsin	Out of State Medicaid-Pharmacy	1104845106
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Wisconsin	Out of State Medicaid-Pharmacy	36228700
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Wisconsin	Out of State Medicaid-DME	41582400
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	Wisconsin	Out of State Medicaid-Pharmacy	1000050130
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Wisconsin	Out of State Medicaid-Pharmacy	33292400
HomeChoice Partners, Inc.	2100 Riverchase Center, Suite 314	Birmingham	AL	35244-1855	Alabama	Instate Medicaid-Pharmacy/DME	1033426333

26

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	California	Instate Medicaid-Pharmacy/DME	PHA462380
BioScrip Infusion Services, Inc.	199 Technology Drive, Suites 140 & 150	Irvine	CA	92618-2451	California	Instate Medicaid-Pharmacy/DME	1619315744
BioScrip Infusion Services, Inc.	840 South Rochester Avenue, Unit A	Ontario	CA	91761-8172	California	Instate Medicaid-Pharmacy/DME	1780022814
Professional Home Care Services, Inc.	104 Sebethe Drive	Cromwell	CT	06416-1094	Connecticut	Instate Medicaid-Pharmacy	004245636
Professional Home Care Services, Inc.	106 Sebethe Drive	Cromwell	CT	06416-1094	Connecticut	Instate Medicaid-DME	004104957
Professional Home Care Services, Inc.	104 Sebethe Drive	Cromwell	CT	06416-1094	Connecticut	Instate Medicaid-DME	500000090
Professional Home Care Services, Inc.	400 Talcottville Road, Suite 5	Vernon	CT	06066-7032	Connecticut	Instate Medicaid-DME	4249480
BioScrip Infusion Services, LLC	3986 Boulevard Center Drive, Suite 1	Jacksonville	FL	32207-2819	Florida	Instate Medicaid-DME	8983201
BioScrip Infusion Services, LLC	3986 Boulevard Center Drive, Suite 1	Jacksonville	FL	32207-2819	Florida	Instate Medicaid-Pharmacy	8983200
Infusion Partners of Melbourne, LLC	3040 Venture Lane, Suite 103	Melbourne	FL	32934-8173	Florida	Instate Medicaid-DME	000557801
Infusion Partners of Melbourne, LLC	3040 Venture Lane, Suite 103	Melbourne	FL	32934-8173	Florida	Instate Medicaid-Pharmacy	557800
BioScrip Infusion Services, LLC	5505 Johns Road, Suite 700	Tampa	FL	33634-4307	Florida	Instate Medicaid-Pharmacy	3329600
BioScrip Infusion Services, LLC	5505 Johns Road, Suite 700	Tampa	FL	33634-4307	Florida	Instate Medicaid-DME	003329601
HomeChoice Partners, Inc.	2206 Dawson Road, Suite B	Albany	GA	31707-3212	Georgia	Instate Medicaid-DME	095255222B
HomeChoice Partners, Inc.	2206 Dawson Road, Suite B	Albany	GA	31707-3212	Georgia	Instate Medicaid-Pharmacy	003139426A
HomeChoice Partners, Inc.	2848 Washington Road	Augusta	GA	30909-2356	Georgia	Instate Medicaid-Pharmacy	999868037E
HomeChoice Partners, Inc.	2848 Washington Road	Augusta	GA	30909-2356	Georgia	Instate Medicaid-DME	999868037C
Infusion Partners of Brunswick, LLC	18 Canal Road Plaza	Brunswick	GA	31525-6744	Georgia	Instate Medicaid-DME	000412167A
Infusion Partners of Brunswick, LLC	18 Canal Road Plaza	Brunswick	GA	31525-6744	Georgia	Instate Medicaid-Pharmacy	000369927A
HomeChoice Partners, Inc.	5600 Oakbrook Parkway, Suite 170	Norcross	GA	30093-1822	Georgia	Instate Medicaid-Pharmacy	999868037A
HomeChoice Partners, Inc.	5600 Oakbrook Parkway, Suite 170	Norcross	GA	30093-1822	Georgia	Instate Medicaid-DME	999868037B
InfuScience South Carolina, LLC	7001 Chatham Center Drive, Suite 2000	Savannah	GA	31405-1372	Georgia	Instate Medicaid-Pharmacy	003112031A
InfuScience South Carolina, LLC	7001 Chatham Center Drive, Suite 2000	Savannah	GA	31405-1372	Georgia	Instate Medicaid-DME	003112031B
Option Health, Ltd.	321 West Lake Street, Suite G	Elmhurst	IL	60126-1539	Illinois	Instate Medicaid-Pharmacy/DME	421436658005
Option Health, Ltd.	985 Avenue of the Cities, Suite 105	Silvis	IL	61282-7001	Illinois	Instate Medicaid-Pharmacy/DME	421436658003
Scott-Wilson, Inc.	2380 Fortune Drive, Suite 130	Lexington	KY	40509-4287	Kentucky	Instate Medicaid-DME	7100172190
Scott-Wilson, Inc.	2380 Fortune Drive, Suite 130	Lexington	KY	40509-4287	Kentucky	Instate Medicaid-Pharmacy	7100172170

27

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
New England Home Therapies, Inc.	49 Omni Circle	Auburn	ME	04210-8310	Maine	Instate Medicaid-Pharmacy/DME	155280000
HomeChoice Partners, Inc.	9140 Guilford Road, Suite C	Columbia	MD	21046-2591	Maryland	Instate Medicaid-Pharmacy	532123900
HomeChoice Partners, Inc.	9140 Guilford Road, Suite C	Columbia	MD	21046-2591	Maryland	Instate Medicaid-DME	442809900
New England Home Therapies, Inc.	337 Turnpike Road	Southborough	MA	01772-1760	Massachusetts	Instate Medicaid-Pharmacy	110020593C
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Minnesota	Instate Medicaid-Pharmacy	1831265958
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	Minnesota	Instate Medicaid-DME	392485000
Infusion Partners, LLC	187 Country Place Parkway Suite C	Pearl	MS	39208-6676	Mississippi	Instate Medicaid-DME	00330473 00440550
Infusion Partners, LLC	187 Country Place Parkway Suite C	Pearl	MS	39208-6676	Mississippi	Instate Medicaid-Pharmacy	00330473 00440550
HomeChoice Partners, Inc.	528 Trade Center Blvd.	Chesterfield	MO	63005-1253	Missouri	Instate Medicaid-Pharmacy/DME	1518275239
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	Nebraska	Instate Medicaid-Home Health	47073084614
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	New Hampshire	Instate Medicaid-DME	3086608
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	New Hampshire	Instate Medicaid-Home Health	3076684
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	New Hampshire	Instate Medicaid-Pharmacy	3072119
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	New Jersey	Instate Medicaid-DME	64149
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	New Jersey	Instate Medicaid-Pharmacy	6754201
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	New York	Instate Medicaid-Pharmacy/DME	02244640
HomeChoice Partners, Inc.	2700 Breezewood Avenue	Fayetteville	NC	28303-5406	North Carolina	Instate Medicaid-Pharmacy/DME	1306851928
Infusion Partners, LLC	4137 Boardman-Canfield Road, Suite LL04	Canfield	OH	44406-8087	Ohio	Instate Medicaid-Pharmacy/DME	0090007
Infusion Partners, LLC	4623 Wesley Avenue, Suite H	Cincinnati	OH	45212-2272	Ohio	Instate Medicaid-Pharmacy/DME	0972523
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	Ohio	Instate Medicaid-Pharmacy/DME	0772589
Infusion Partners, LLC	3315 Centennial Road, Suite AA	Sylvania	OH	43560-9419	Ohio	Instate Medicaid-Pharmacy/DME	2420580
BioScrip Infusion Services, LLC	1000 Meade Street, Suite 104	Dunmore	PA	18512-3195	Pennsylvania	Instate Medicaid-Pharmacy/DME	0017297540005
HomeChoice Partners, Inc.	160 Congress Blvd., Suite D	Duncan	SC	29334-8890	South Carolina	Instate Medicaid-DME	DE2506
HomeChoice Partners, Inc.	160 Congress Blvd., Suite D	Duncan	SC	29334-8890	South Carolina	Instate Medicaid-Pharmacy	710466
InfuScience South Carolina, LLC	462 Wando Park Blvd., Suite A	Mount Pleasant	SC	29464-7906	South Carolina	Instate Medicaid-Pharmacy	711044
InfuScience South Carolina, LLC	462 Wando Park Blvd., Suite A	Mount Pleasant	SC	29464-7906	South Carolina	Instate Medicaid-DME	DE3308
Infusion Partners, LLC	42 Volunteer Blvd, Suite B	Jackson	TN	38305-5426	Tennessee	Instate Medicaid-Pharmacy/DME	1454898

28

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
Infusion Partners, LLC	42 Volunteer Blvd, Suite B	Jackson	TN	38305-5426	Tennessee	Instate Medicaid-Pharmacy/DME	1454898
Knoxville Home Therapies, LLC	3201 Henson Road, Suite 101	Knoxville	TN	37921-5346	Tennessee	Instate Medicaid-Pharmacy/DME	1452160
Knoxville Home Therapies, LLC	3201 Henson Road, Suite 101	Knoxville	TN	37921-5346	Tennessee	Instate Medicaid-Pharmacy/DME	1452160
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Tennessee	Instate Medicaid-Pharmacy/DME	1454226
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	Tennessee	Instate Medicaid-Pharmacy/DME	1454226
Infusion Partners, LLC	5446 West Highway 290, Suite 203	Austin	TX	78735-8830	Texas	Instate Medicaid-Vendor Drug Program	321007
Infusion Partners, LLC	5446 West Highway 290, Suite 203	Austin	TX	78735-8830	Texas	Instate Medicaid - Home Health DME	3315376-02
Infusion Partners, LLC	5446 West Highway 290, Suite 203	Austin	TX	78735-8830	Texas	Instate Medicaid-Medical Supplier DME/Hyperalimentation	3315376-01
Applied Health Care, LLC	9360 Kirby Drive, Suite 100	Houston	TX	77054-2515	Texas	Instate Medicaid - Home Health DME	0106361-02
Applied Health Care, LLC	9360 Kirby Drive, Suite 100	Houston	TX	77054-2515	Texas	Instate Medicaid-Medical Supplier DME/Hyperalimentation	0106361-01
Applied Health Care, LLC	9360 Kirby Drive, Suite 100	Houston	TX	77054-2515	Texas	Instate Medicaid-Vendor Drug Program	321009
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Texas	Instate Medicaid-CSHCN/Medical Supply Company/In Home Hyperalimentation	1741258-06
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Texas	Instate Medicaid-Medical Supplier DME/Hyperalimentation	1741258-03
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Texas	Instate Medicaid-CSHCN/Medical Supplier/DME/In Home Hyperalimentation	1741258-05
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Texas	Instate Medicaid-Vendor Drug Program	321008
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	Texas	Instate Medicaid-Pharmacy/DME	1741258-01
Wilcox Medical, Inc.	219 Woodstock Avenue., Suite A	Rutland	VT	05701-3317	Vermont	Instate Medicaid-DME	1008328
Wilcox Medical, Inc.	219 Woodstock Avenue., Suite A	Rutland	VT	05701-3317	Vermont	Instate Medicaid-Pharmacy	1004914
HomeChoice Partners, Inc.	305 Ashcake Road, Suite G	Ashland	VA	23005-2301	Virginia	Instate Medicaid-Pharmacy/DME	1114099488
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	Virginia	Instate Medicaid-Pharmacy/DME	1558439745
InfuScience, Inc.	10300 Eaton Place, Suite 170	Fairfax	VA	22030-2231	Virginia	Instate Medicaid-Pharmacy	1801249842
HomeChoice Partners, Inc.	5365 Robin Hood Road, Suite 200	Norfolk	VA	23513-2416	Virginia	Instate Medicaid-Pharmacy/DME	1699854950
HomeChoice Partners, Inc.	8701 Park Central Drive, Suite 600	Richmond	VA	23227-1152	Virginia	Instate Medicaid-Pharmacy	1255784294
HomeChoice Partners, Inc.	7400 Sunnybrook Drive, Suite 1	Roanoke	VA	24019-4258	Virginia	Instate Medicaid-Pharmacy/DME	1083793350
BioScrip Infusion Services, LLC	4401 MacCorkle Avenue SE	Charleston	WV	25304-2505	West Virginia	Instate Medicaid-Pharmacy/DME	3910000462

29

EXECUTION VERSION

Entity	Address	City	ST	Zip	License State	License Type	License No.
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	West Virginia	Instate Medicaid-Pharmacy/DME	3910000451

Medicare

LEGAL NAME	ADDRESS	CITY	ST	ZIP	LICENSE NUMBER
HomeChoice Partners, Inc.	2100 Riverchase Center, Suite 314	Birmingham	AL	35244-1855	1139120013
BioScrip Infusion Services, Inc.	320 South Flower Street, Suite A	Burbank	CA	91502-2103	4694570001
BioScrip Infusion Services, Inc.	199 Technology Drive, Suites 140 & 150	Irvine	CA	92618-2451	4694570003
BioScrip Infusion Services, Inc.	840 South Rochester Avenue, Unit A	Ontario	CA	91761-8172	4694570005
Professional Home Care Services, Inc.	104 Sebethe Drive	Cromwell	CT	06416-1094	0245180001
Professional Home Care Services, Inc.	106 Sebethe Drive	Cromwell	CT	06416-1094	0245180002
Professional Home Care Services, Inc.	400 Talcottville Road, Suite 5	Vernon	CT	06066-7032	0245180003
BioScrip Infusion Services, LLC	3986 Boulevard Center Drive, Suite 1	Jacksonville	FL	32207-2819	1135470009
Infusion Partners of Melbourne, LLC	3040 Venture Lane, Suite 103	Melbourne	FL	32934-8173	0521540001
BioScrip Infusion Services, LLC	5505 Johns Road, Suite 700	Tampa	FL	33634-4307	1135470004
HomeChoice Partners, Inc.	2206 Dawson Road, Suite B	Albany	GA	31707-3212	1139120016
HomeChoice Partners, Inc.	2848 Washington Road	Augusta	GA	30909-2356	1139120004
Infusion Partners of Brunswick, LLC	18 Canal Road Plaza	Brunswick	GA	31525-6744	0226450001
HomeChoice Partners, Inc.	5600 Oakbrook Parkway, Suite 170	Norcross	GA	30093-1822	1139120006
InfuScience South Carolina, LLC	7001 Chatham Center Drive, Suite 2000	Savannah	GA	31405-1372	6462880002
Option Health, Ltd.	321 West Lake Street, Suite G	Elmhurst	IL	60126-1539	1005220002
Option Health, Ltd.	985 Avenue of the Cities, Suite 105	Silvis	IL	61282-7001	1005220001
Scott-Wilson, Inc.	2380 Fortune Drive, Suite 130	Lexington	KY	40509-4287	0158650001
Infusion Partners, LLC	5225 O'Donovan Drive, Suite 101	Baton Rouge	LA	70808-7203	0809470019
Infusion Partners, LLC	4621 West Napoleon Avenue, Suite 200	Metairie	LA	70001-2490	0809470005
Infusion Partners, LLC	1796 East Bert Kouns Industrial Loop	Shreveport	LA	71105-5560	0809470023
New England Home Therapies, Inc.	780 Dedham Street, Suite 300	Canton	MA	02021-1420	3881140007
New England Home Therapies, Inc.	337 Turnpike Road	Southborough	MA	01772-1760	3881140002
HomeChoice Partners, Inc.	9140 Guilford Road, Suite C	Columbia	MD	21046-2591	1139120011

30

EXECUTION VERSION

LEGAL NAME	ADDRESS	CITY	ST	ZIP	LICENSE NUMBER
New England Home Therapies, Inc.	49 Omni Circle	Auburn	ME	04210-8310	3881140005
InfuScience, Inc.	2915 Waters Road, Suite 110	Eagan	MN	55121-1562	5835520001
HomeChoice Partners, Inc.	528 Trade Center Blvd.	Chesterfield	MO	63005-1253	1139120015
Infusion Partners, LLC	187 Country Place Parkway Suite C	Pearl	MS	39208-6676	0809470002
HomeChoice Partners, Inc.	2201 Crown Point Executive Drive, Suite C	Charlotte	NC	28227-7808	pending
HomeChoice Partners, Inc.	2700 Breezewood Avenue	Fayetteville	NC	28303-5406	1139120007
Infusion Therapy Specialists, Inc.	8710 F Street, Suite 118	Omaha	NE	68127-1532	0343450001
Infusion Solutions, Inc.	8 Technology Drive	Bedford	NH	03110-6908	0252430001
East Goshen Pharmacy, Inc.	3 Regent Street, Suite 306	Livingston	NJ	07039-1638	pending
BioScrip Infusion Services, LLC	102 The American Road	Morris Plains	NJ	07950-2443	1135470001
East Goshen Pharmacy, Inc.	830 Broadway	Norwood	NJ	07648-1600	pending
East Goshen Pharmacy, Inc.	215 Shore Road	Somers Point	NJ	08244-2631	0271780002
BioScrip Pharmacy (NY), Inc.	1 Vermont Drive	Lake Success	NY	11042-1128	0587370001
Infusion Partners, LLC	4137 Boardman-Canfield Road, Suite LL04	Canfield	OH	44406-8087	0809470020
Infusion Partners, LLC	4623 Wesley Avenue, Suite H	Cincinnati	OH	45212-2272	0809470001
BioScrip Pharmacy Services, Inc.	2795 Charter Street	Columbus	OH	43228-4607	0666650001
Infusion Partners, LLC	3315 Centennial Road, Suite AA	Sylvania	OH	43560-9419	0809470014
BioScrip Infusion Services, LLC	1000 Meade Street, Suite 104	Dunmore	PA	18512-3195	1135470008
East Goshen Pharmacy, Inc.	2 Walnut Grove Drive, Suite 140	Horsham	PA	19044-7703	0271780004
East Goshen Pharmacy, Inc.	1220 Ward Avenue, Suite 250	West Chester	PA	19380-3400	0271780001
East Goshen Pharmacy, Inc.	3419 Concord Road	York	PA	17402-9001	0271780003
New England Home Therapies, Inc.	410 Harris Road	Smithfield	RI	02917-1301	3881140006
HomeChoice Partners, Inc.	160 Congress Blvd., Suite D	Duncan	SC	29334-8890	1139120005
InfuScience South Carolina, LLC	462 Wando Park Blvd., Suite A	Mount Pleasant	SC	29464-7906	6462880001
Infusion Partners, LLC	42 Volunteer Blvd, Suite B	Jackson	TN	38305-5426	0809470017
Infusion Partners, LLC	42 Volunteer Blvd, Suite B	Jackson	TN	38305-5426	0809470017
Knoxville Home Therapies, LLC	3201 Henson Road, Suite 101	Knoxville	TN	37921-5346	1059120001

31

EXECUTION VERSION

LEGAL NAME	ADDRESS	CITY	ST	ZIP	LICENSE NUMBER
Knoxville Home Therapies, LLC	3201 Henson Road, Suite 101	Knoxville	TN	37921-5346	1059120001
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	0809470008
Infusion Partners, LLC	1680 Century Center Parkway, Suite 9	Memphis	TN	38134-8827	0809470008
Infusion Partners, LLC	5446 West Highway 290, Suite 203	Austin	TX	78735-8830	0809470022
Applied Health Care, LLC	9360 Kirby Drive, Suite 100	Houston	TX	77054-2515	0403220001
Infusion Partners, LLC	661 North Plano Road, Suite 300	Richardson	TX	75081-2960	0809470016
HomeChoice Partners, Inc.	305 Ashcake Road, Suite G	Ashland	VA	23005-2301	1139120002
InfuScience, Inc.	4115 Pleasant Valley Road, Suite 700	Chantilly	VA	20151-1220	5835520002
InfuScience, Inc.	10300 Eaton Place, Suite 170	Fairfax	VA	22030-2231	pending
HomeChoice Partners, Inc.	5365 Robin Hood Road, Suite 200	Norfolk	VA	23513-2416	1139120001
HomeChoice Partners, Inc.	8701 Park Central Drive, Suite 600	Richmond	VA	23227-1152	1139120017
HomeChoice Partners, Inc.	7400 Sunnybrook Drive, Suite 1	Roanoke	VA	24019-4258	1139120003
Wilcox Medical, Inc.	217 Woodstock Avenue., Suite B	Rutland	VT	05701-3317	0290770001
BioScrip Infusion Services, LLC	4401 MacCorkle Avenue SE	Charleston	WV	25304-2505	1135470007
BioScrip Infusion Services, LLC	9503 Middletown Mall	Fairmont	WV	26554-2195	1135470006

Third Party Payor Arrangements over $500,000 in 2016

UNITED HEALTH GROUP

MEDICARE

WELLPOINT

AETNA

CareCentrix

Medicaid CT

Humana

EXPRESS SCRIPTS

CareMark

BCBS Louisiana

MEDI-CAL

PrimeCare Medical Network (CA)

Healthnet

WELLCARE

Hospital

HHA/Hospice

Not Matched

HIP

32

EXECUTION VERSION

Highmark

VA - VETERANS ADMINISTRATION

BCBS TN

Medicaid MA

Other - Misc.

HCSC

Patient

Harvard Pilgrim

BCBS MA

NEIGHBORHOOD HEALTH PLAN

BCBS SC

CareFirst BCBS Maryland

Navitus

Medicaid WV

AmeriHealth Caritas

Medicaid FL

Centene

HORIZON

BCBS California

Healthspring

BCBS MS

Medicaid TX

Peoples Health Network

BCBS MN

Tricare for Life

Independence Blue Cross

Tufts

Medicaid GA

Medical Mutual

CareSource

Sentara HealthCare

BCBS NE

South Carolina Medicaid

Louisianna Healthcare Connections

BCBS RI

BCBS ALABAMA

HEALTH FIRST HEALTH PLAN

PEIA West Virginia

Medicaid VT

Other - Drug

EnvisionRx

MEDIMPACT

Medicaid LA

HEALTH PARTNERS

MEDICAID VIRGINIA

BCBS VT

33

EXECUTION VERSION

Geisinger Health System

Fidelis Care New York

Medicaid OH

Molina

Maine Medicaid

North Carolina Medicaid

Medicaid MS

Health Plan of the Upper Ohio Valley

PRIME THERAPEUTICS

HealthCare Partners (CA)

ARGUS

Medicaid MO

BCBS NC

Northcoast

LA Care

Catamaran

Licenses

Entity Name	Licensing State	License Type	License Number
HomeChoice Partners, Inc.	Alabama	State Controlled Substance Permit	113449-CS
HomeChoice Partners, Inc.	Alabama	State Pharmacy Permit	113449
BioScrip Infusion Services, LLC	Alabama	Non-Resident Controlled Substance Registration	112074-CS
BioScrip Infusion Services, LLC	Alabama	Non-Resident Pharmacy Permit	112074
BioScrip Pharmacy Services, Inc.	Alabama	Non-Resident Wholesale/Distributor License	193999
BioScrip Pharmacy Services, Inc.	Alabama	Non-Resident Pharmacy Permit	112016
BioScrip Pharmacy Services, Inc.	Alabama	Non-Resident Controlled Substance Registration	112016-CS
BioScrip Infusion Services, Inc.	Alaska	Non-Resident Pharmacy Permit	PHA0881
BioScrip Infusion Services, LLC	Alaska	Non-Resident Pharmacy Permit	PHAO832
BioScrip Pharmacy Services, Inc.	Alaska	Non-Resident Pharmacy Permit	PHAO699
BioScrip Pharmacy Services, Inc.	Alaska	Non-Resident Wholesale/Distributor License	945925
BioScrip Infusion Services, Inc.	Arizona	Non-Resident Pharmacy Permit	Y004758
BioScrip Infusion Services, Inc.	Arizona	Non-Resident Pharmacy Permit	Y005786
Option Health, Ltd.	Arizona	Non-Resident Pharmacy Permit	Y006760
InfuScience, Inc.	Arizona	Non-Resident Pharmacy Permit	Y006763
BioScrip Infusion Services, LLC	Arizona	Non-Resident Pharmacy Permit	Y005787
BioScrip Pharmacy Services, Inc.	Arizona	Non-Resident Pharmacy Permit	Y004112
BioScrip Pharmacy Services, Inc.	Arizona	Non-Resident Wholesale/Distributor License	W001886
BioScrip Infusion Services, Inc.	Arkansas	Non-Resident Pharmacy Permit	OS02320
Infusion Partners, LLC	Arkansas	Non-Resident Pharmacy Permit	OS02542
BioScrip Infusion Services, LLC	Arkansas	Non-Resident Pharmacy Permit	OS02472
BioScrip Pharmacy Services, Inc.	Arkansas	Non-Resident Pharmacy Permit	OS01313
BioScrip Pharmacy Services, Inc.	Arkansas	Non-Resident Wholesale/Distributor License	WD03820
Infusion Partners, LLC	Arkansas	Non-Resident Pharmacy Permit	OS01577
BioScrip Infusion Services, Inc.	California	Sterile Compounding Permit	LSC 100243
BioScrip Infusion Services, Inc.	California	State Pharmacy Permit	PHY 47600
BioScrip Infusion Services, Inc.	California	State Pharmacy Permit	PHY 51504

34

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
BioScrip Infusion Services, Inc.	California	Sterile Compounding Permit	LSC 100426
BioScrip Infusion Services, Inc.	California	State Pharmacy Permit	PHY 51674
BioScrip Infusion Services, Inc.	California	Sterile Compounding Permit	LSC 100425
BioScrip Infusion Services, LLC	California	Non-Resident Sterile Compounding Permit	NSC 100526
BioScrip Infusion Services, LLC	California	Non-Resident Pharmacy Permit	NRP 485
BioScrip Pharmacy Services, Inc.	California	Non-Resident Sterile Compounding Permit	NSC 99853
BioScrip Pharmacy Services, Inc.	California	Non-Resident Pharmacy Permit	NRP 432
BioScrip Pharmacy Services, Inc.	California	Non-Resident Wholesale/Distributor License	OSD 5725
BioScrip Infusion Services, Inc.	Colorado	Non-Resident Pharmacy Permit	OSP.0005770
InfuScience, Inc.	Colorado	Non-Resident Pharmacy Permit	OSP.0006102
BioScrip Infusion Services, LLC	Colorado	Non-Resident Pharmacy Permit	OSP.0005334
BioScrip Pharmacy Services, Inc.	Colorado	Non-Resident Wholesale/Distributor License	WHO.0007762
BioScrip Pharmacy Services, Inc.	Colorado	Non-Resident Pharmacy Permit	OSP.0005091
BioScrip Infusion Services, Inc.	Connecticut	Non-Resident Pharmacy Permit	PCN.0000972
Professional Home Care Services, Inc.	Connecticut	State Wholesale /Distributor Permit	CSW.0000666
Professional Home Care Services, Inc.	Connecticut	State Pharmacy Permit	PCY.0001879
Professional Home Care Services, Inc.	Connecticut	State Wholesale /Distributor Permit	CSW.0003387
New England Home Therapies, Inc.	Connecticut	Non-Resident Pharmacy Permit	Pending
New England Home Therapies, Inc.	Connecticut	Non-Resident Wholesale/Distributor License	CSW.0003542
East Goshen Pharmacy, Inc.	Connecticut	Non-Resident Pharmacy Permit	Pending
BioScrip Infusion Services, LLC	Connecticut	Non-Resident Pharmacy Permit	PCN.0000351
BioScrip Pharmacy (NY), Inc.	Connecticut	Non-Resident Pharmacy Permit	PCN.0000299
BioScrip Pharmacy Services, Inc.	Connecticut	Non-Resident Wholesale/Distributor License	CSW.0002443
BioScrip Pharmacy Services, Inc.	Connecticut	Non-Resident Pharmacy Permit	PCN.0000326
New England Home Therapies, Inc.	Connecticut	Non-Resident Pharmacy Permit	PCN.0000188
BioScrip Infusion Services, Inc.	Delaware	Non-Resident Controlled Substance Registration	PH-0006692
BioScrip Infusion Services, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0000844
HomeChoice Partners, Inc.	Delaware	Non-Resident Controlled Substance Registration	PH-0009200
HomeChoice Partners, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0001228
BioScrip Infusion Services, LLC	Delaware	Non-Resident Pharmacy Permit	A9-0000383
East Goshen Pharmacy, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0001893
BioScrip Pharmacy Services, Inc.	Delaware	Non-Resident Controlled Substance Wholesale/Distributor License	DM-0007663
BioScrip Pharmacy Services, Inc.	Delaware	Non-Resident Controlled Substance Registration	PH0323
BioScrip Pharmacy Services, Inc.	Delaware	Non-Resident Wholesale/Distributor License	A4-0001720
BioScrip Pharmacy Services, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0000046
East Goshen Pharmacy, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0001914
East Goshen Pharmacy, Inc.	Delaware	Non-Resident Controlled Substance Registration	PH-0011846
East Goshen Pharmacy, Inc.	Delaware	Non-Resident Controlled Substance Registration	PH-0007352
East Goshen Pharmacy, Inc.	Delaware	Non-Resident Pharmacy Permit	A9-0000919
HomeChoice Partners, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX0000254

35

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
HomeChoice Partners, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	NCP0000114
BioScrip Infusion Services, LLC	District of Columbia	Non-Resident Pharmacy Permit	NRX1000181
BioScrip Infusion Services, LLC	District of Columbia	Non-Resident Controlled Substance Registration	NCP1000085
BioScrip Pharmacy Services, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX0000245
BioScrip Pharmacy Services, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	NCP0000336
BioScrip Pharmacy Services, Inc.	District of Columbia	Non-Resident Pharmacy Permit	DM1001161
BioScrip Pharmacy Services, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	CF1000815
East Goshen Pharmacy, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX1000210
East Goshen Pharmacy, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	NCP1000092
East Goshen Pharmacy, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX0001070
East Goshen Pharmacy, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	pending
InfuScience, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX1000170
InfuScience, Inc.	District of Columbia	Non-Resident Controlled Substance Registration	NCP1100163
InfuScience, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX0001071
HomeChoice Partners, Inc.	District of Columbia	Non-Resident Pharmacy Permit	NRX0000255
BioScrip Infusion Services, Inc.	Florida	Non-Resident Sterile Compounding Permit	NSC 99
BioScrip Infusion Services, Inc.	Florida	Non-Resident Pharmacy Permit	PH23650
BioScrip Infusion Services, LLC	Florida	State Pharmacy Permit	PH27600
BioScrip Infusion Services, LLC	Florida	Sterile Compounding Permit	PH27796
Infusion Partners of Melbourne, LLC	Florida	State Pharmacy Permit	PH12391
Infusion Partners of Melbourne, LLC	Florida	Sterile Compounding Permit	PH27590
BioScrip Infusion Services, LLC	Florida	State Pharmacy Permit	PH25565
BioScrip Infusion Services, LLC	Florida	Sterile Compounding Permit	PH27591
HomeChoice Partners, Inc.	Florida	Non-Resident Sterile Compounding Permit	NSC144
HomeChoice Partners, Inc.	Florida	Non-Resident Pharmacy Permit	PH27204
Infusion Partners of Brunswick, LLC	Florida	Non-Resident Pharmacy Permit	PH24495
Infusion Partners of Brunswick, LLC	Florida	Non-Resident Sterile Compounding Permit	NSC73
Option Health, Ltd.	Florida	Non-Resident Pharmacy Permit	PH23424
InfuScience, Inc.	Florida	Non-Resident Sterile Compounding Permit	NSC107
InfuScience, Inc.	Florida	Non-Resident Pharmacy Permit	PH25083
BioScrip Infusion Services, LLC	Florida	Non-Resident Sterile Compounding Permit	NSC14
BioScrip Infusion Services, LLC	Florida	Non-Resident Pharmacy Permit	PH24375
East Goshen Pharmacy, Inc.	Florida	Non-Resident Pharmacy Permit	Pending
BioScrip Pharmacy Services, Inc.	Florida	Non-Resident Pharmacy Permit	PH12624
BioScrip Pharmacy Services, Inc.	Florida	Non-Resident Sterile Compounding Permit	NSC32
BioScrip Infusion Services, Inc.	Georgia	Non-Resident Pharmacy Permit	PHNR000544
BioScrip Infusion Services, LLC	Georgia	Non-Resident Pharmacy Permit	PHNR000494

36

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
HomeChoice Partners, Inc.	Georgia	State Pharmacy Permit	PHHH000058
HomeChoice Partners, Inc.	Georgia	State Pharmacy Permit	PHRE009379
Infusion Partners of Brunswick, LLC	Georgia	State Pharmacy Permit	PHHH000037
HomeChoice Partners, Inc.	Georgia	State Pharmacy Permit	PHHH000034
InfuScience South Carolina, LLC	Georgia	State Pharmacy Permit	PHHH000049
InfuScience, Inc.	Georgia	Non-Resident Pharmacy Permit	pending
BioScrip Infusion Services, LLC	Georgia	Non-Resident Pharmacy Permit	PHNR000545
BioScrip Pharmacy Services, Inc.	Georgia	Non-Resident Pharmacy Permit	PHNR000504
HomeChoice Partners, Inc.	Georgia	Non-Resident Pharmacy Permit	PHNR000385
BioScrip Infusion Services, Inc.	Hawaii	Non-Resident Controlled Substance Registration	E09159
BioScrip Infusion Services, Inc.	Hawaii	Non-Resident Pharmacy Permit	PMP-570
BioScrip Infusion Services, Inc.	Hawaii	Non-Resident Pharmacy Permit	PMP 1339
InfuScience, Inc.	Hawaii	Non-Resident Pharmacy Permit	PMP-832
BioScrip Infusion Services, LLC	Hawaii	Non-Resident Controlled Substance Registration	E11240
BioScrip Infusion Services, LLC	Hawaii	Non-Resident Pharmacy Permit	PMP-259
BioScrip Pharmacy Services, Inc.	Hawaii	Non-Resident Controlled Substance Registration	E07791
BioScrip Pharmacy Services, Inc.	Hawaii	Non-Resident Pharmacy Permit	PMP-49
BioScrip Infusion Services, Inc.	Idaho	Non-Resident Pharmacy Permit	2258MS
BioScrip Infusion Services, Inc.	Idaho	Non-Resident Pharmacy Permit	pending
InfuScience, Inc.	Idaho	Non-Resident Pharmacy Permit	43678MS
BioScrip Infusion Services, LLC	Idaho	Non-Resident Pharmacy Permit	1670MS
BioScrip Pharmacy Services, Inc.	Idaho	Non-Resident Pharmacy Permit	1987MS
BioScrip Infusion Services, Inc.	Illinois	Non-Resident Pharmacy Permit	054.016534
BioScrip Infusion Services, Inc.	Illinois	Non-Resident Controlled Substance Registration	320.009406
Option Health, Ltd.	Illinois	State Pharmacy Permit	054.018060
Option Health, Ltd.	Illinois	State Controlled Substance Permit	320.010420
Option Health, Ltd.	Illinois	State Controlled Substance Permit	320.009566
Option Health, Ltd.	Illinois	State Pharmacy Permit	054.016698
InfuScience, Inc.	Illinois	Non-Resident Pharmacy Permit	054.016629
HomeChoice Partners, Inc.	Illinois	Non-Resident Pharmacy Permit	054.018180
HomeChoice Partners, Inc.	Illinois	Non-Resident Controlled Substance Registration	320.010520
BioScrip Infusion Services, LLC	Illinois	Non-Resident Pharmacy Permit	054.014594
BioScrip Infusion Services, LLC	Illinois	Non-Resident Controlled Substance Registration	320.009204
BioScrip Pharmacy Services, Inc.	Illinois	Non-Resident Pharmacy Permit	054.013990
BioScrip Pharmacy Services, Inc.	Illinois	Non-Resident Controlled Substance Registration	320.006708
BioScrip Pharmacy Services, Inc.	Illinois	Non-Resident Wholesale/Distributor License	004.003138
BioScrip Infusion Services, Inc.	Indiana	Non-Resident Pharmacy Permit	64000915A
Option Health, Ltd.	Indiana	Non-Resident Pharmacy Permit	64001417A
Scott-Wilson, Inc.	Indiana	Non-Resident Pharmacy Permit	64001082A
InfuScience, Inc.	Indiana	Non-Resident Pharmacy Permit	64001319A
Infusion Therapy Specialists, Inc.	Indiana	Non-Resident Pharmacy Permit	64001179A
BioScrip Infusion Services, LLC	Indiana	Non-Resident Pharmacy Permit	64000397A
Infusion Partners, LLC	Indiana	Non-Resident Pharmacy Permit	64000126A
BioScrip Pharmacy Services, Inc.	Indiana	Non-Resident Pharmacy Permit	64000246A
Infusion Partners, LLC	Indiana	Non-Resident Pharmacy Permit	64001702A
BioScrip Infusion Services, Inc.	Iowa	Non-Resident Pharmacy Permit	3794
Option Health, Ltd.	Iowa	Non-Resident Pharmacy Permit	3073

37

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
InfuScience, Inc.	Iowa	Non-Resident Pharmacy Permit	3791
Infusion Therapy Specialists, Inc.	Iowa	Non-Resident Pharmacy Permit	3554
BioScrip Infusion Services, LLC	Iowa	Non-Resident Pharmacy Permit	3424
BioScrip Pharmacy Services, Inc.	Iowa	Non-Resident Pharmacy Permit	3003
BioScrip Pharmacy Services, Inc.	Iowa	Non-Resident Wholesale/Distributor License	7042
BioScrip Infusion Services, Inc.	Kansas	Non-Resident Pharmacy Permit	22-02596
InfuScience, Inc.	Kansas	Non-Resident Pharmacy Permit	22-12861
Infusion Therapy Specialists, Inc.	Kansas	Non-Resident Pharmacy Permit	22-12935
BioScrip Infusion Services, LLC	Kansas	Non-Resident Pharmacy Permit	22-01842
BioScrip Pharmacy Services, Inc.	Kansas	Non-Resident Pharmacy Permit	22-01984
BioScrip Pharmacy Services, Inc.	Kansas	Non-Resident Wholesale/Distributor License	5-02484
BioScrip Infusion Services, Inc.	Kentucky	Non-Resident Pharmacy Permit	CA1490
Scott-Wilson, Inc.	Kentucky	State Pharmacy Permit	P07292
BioScrip Infusion Services, LLC	Kentucky	Non-Resident Pharmacy Permit	NJ1661
Infusion Partners, LLC	Kentucky	Non-Resident Pharmacy Permit	OH361
BioScrip Pharmacy Services, Inc.	Kentucky	Non-Resident Pharmacy Permit	OH481
BioScrip Pharmacy Services, Inc.	Kentucky	Non-Resident Wholesale/Distributor License	W01922
BioScrip Infusion Services, LLC	Kentucky	Non-Resident Pharmacy Permit	WV1714
BioScrip Infusion Services, LLC	Kentucky	Non-Resident Pharmacy Permit	WV1657
BioScrip Infusion Services, Inc.	Louisiana	Non-Resident Pharmacy Permit	PHY.006570-OS
Infusion Partners, LLC	Louisiana	State Controlled Substance Permit	CDS.039188-PHY
Infusion Partners, LLC	Louisiana	State Pharmacy Permit	PHY.006000-IR
Infusion Partners, LLC	Louisiana	State Controlled Substance Permit	CDS.038633-PHY
Infusion Partners, LLC	Louisiana	State Pharmacy Permit	PHY.004423-IR
Infusion Partners, LLC	Louisiana	State Pharmacy Permit	PHY.006777-RC
Infusion Partners, LLC	Louisiana	State Controlled Substance Permit	CDS.043936-PHY
Infusion Partners, LLC	Louisiana	Non-Resident Pharmacy Permit	pending
BioScrip Infusion Services, LLC	Louisiana	Non-Resident Pharmacy Permit	PHY.006824-NR
BioScrip Pharmacy Services, Inc.	Louisiana	Non-Resident Wholesale/Distributor License	3864
BioScrip Pharmacy Services, Inc.	Louisiana	Non-Resident Pharmacy Permit	PHY.004451-OS
New England Home Therapies, Inc.	Maine	Non-Resident Pharmacy Permit	MO40002091
New England Home Therapies, Inc.	Maine	Non-Resident Pharmacy Permit	pending
New England Home Therapies, Inc.	Maine	State Pharmacy Permit	PH50001485
Infusion Solutions, Inc.	Maine	Non-Resident Pharmacy Permit	MO40000810
BioScrip Infusion Services, LLC	Maine	Non-Resident Pharmacy Permit	MO40000837
BioScrip Pharmacy Services, Inc.	Maine	Non-Resident Pharmacy Permit	MO40000068
BioScrip Pharmacy Services, Inc.	Maine	Non-Resident Wholesale/Distributor License	WH70001742
HomeChoice Partners, Inc.	Maryland	Non-Resident Controlled Substance Registration	477135
HomeChoice Partners, Inc.	Maryland	State Pharmacy Permit	P05906
BioScrip Infusion Services, LLC	Maryland	Non-Resident Controlled Substance Registration	465551
BioScrip Infusion Services, LLC	Maryland	Non-Resident Pharmacy Permit	P02533
BioScrip Pharmacy Services, Inc.	Maryland	Non-Resident Pharmacy Permit	P02088
BioScrip Pharmacy Services, Inc.	Maryland	Non-Resident Controlled Substance Registration	482651
East Goshen Pharmacy, Inc.	Maryland	Non-Resident Pharmacy Permit	P07215
East Goshen Pharmacy, Inc.	Maryland	Non-Resident Controlled Substance Registration	490472

38

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
InfuScience, Inc.	Maryland	Non-Resident Pharmacy Permit	P06081
InfuScience, Inc.	Maryland	Non-Resident Controlled Substance Registration	480248
InfuScience, Inc.	Maryland	Non-Resident Pharmacy Permit	P07214
InfuScience, Inc.	Maryland	Non-Resident Controlled Substance Registration	490264
BioScrip Infusion Services, LLC	Maryland	Non-Resident Controlled Substance Registration	483426
BioScrip Infusion Services, LLC	Maryland	Non-Resident Pharmacy Permit	P06446
New England Home Therapies, Inc.	Massachusetts	State Controlled Substance Permit	CS90062
New England Home Therapies, Inc.	Massachusetts	State Pharmacy Permit	DS90062
New England Home Therapies, Inc.	Massachusetts	State Controlled Substance Permit	CS3486
New England Home Therapies, Inc.	Massachusetts	State Pharmacy Permit	DS3486
InfuScience, Inc.	Michigan	Non-Resident Controlled Substance Registration	5315046137
InfuScience, Inc.	Michigan	Non-Resident Pharmacy Permit	5301009375
BioScrip Infusion Services, LLC	Michigan	Non-Resident Pharmacy Permit	5301007807
BioScrip Infusion Services, LLC	Michigan	Non-Resident Controlled Substance Registration	5315016342
BioScrip Pharmacy Services, Inc.	Michigan	Non-Resident Pharmacy Permit	5301007219
BioScrip Pharmacy Services, Inc.	Michigan	Non-Resident Wholesale/Distributor License	5306003573
Infusion Partners, LLC	Michigan	Non-Resident Controlled Substance Registration	5315015908
Infusion Partners, LLC	Michigan	Non-Resident Pharmacy Permit	5301007774
BioScrip Infusion Services, Inc.	Minnesota	Non-Resident Pharmacy Permit	263216
InfuScience, Inc.	Minnesota	State Pharmacy Permit	262958
BioScrip Infusion Services, LLC	Minnesota	Non-Resident Pharmacy Permit	262183-0
BioScrip Pharmacy Services, Inc.	Minnesota	Non-Resident Wholesale/Distributor License	362429
BioScrip Pharmacy Services, Inc.	Minnesota	Non-Resident Pharmacy Permit	261066
BioScrip Infusion Services, Inc.	Mississippi	Non-Resident Pharmacy Permit	07827/7.1
Infusion Partners, LLC	Mississippi	Non-Resident Controlled Substance Registration	CS08341/7.1
Infusion Partners, LLC	Mississippi	Non-Resident Pharmacy Permit	08341/7.1
Infusion Partners, LLC	Mississippi	State Controlled Substance Permit	CS-04226/2.1
Infusion Partners, LLC	Mississippi	State Pharmacy Permit	04226/2.1
Infusion Therapy Specialists, Inc.	Mississippi	Non-Resident Pharmacy Permit	10632 / 7.1
BioScrip Infusion Services, LLC	Mississippi	Non-Resident Controlled Substance Registration	CS05561/7.1
BioScrip Infusion Services, LLC	Mississippi	Non-Resident Pharmacy Permit	05561/7.1
BioScrip Pharmacy Services, Inc.	Mississippi	Non-Resident Pharmacy Permit	02871-07.1
BioScrip Pharmacy Services, Inc.	Mississippi	Non-Resident Wholesale/Distributor License	08553/06.2
BioScrip Pharmacy Services, Inc.	Mississippi	Non-Resident Controlled Substance Registration	CS02871/7.1
Infusion Partners, LLC	Mississippi	Non-Resident Controlled Substance Registration	CS05461/7.1
Infusion Partners, LLC	Mississippi	Non-Resident Pharmacy Permit	05461/7.1
BioScrip Infusion Services, Inc.	Missouri	Non-Resident Pharmacy Permit	2008033018
Option Health, Ltd.	Missouri	Non-Resident Pharmacy Permit	2016009824
InfuScience, Inc.	Missouri	Non-Resident Pharmacy Permit	2009015290
HomeChoice Partners, Inc.	Missouri	State Controlled Substance Permit	2500015651
HomeChoice Partners, Inc.	Missouri	State Pharmacy Permit	2013003664
Infusion Therapy Specialists, Inc.	Missouri	Non-Resident Pharmacy Permit	2008026806

39

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
BioScrip Infusion Services, LLC	Missouri	Non-Resident Pharmacy Permit	2002011787
BioScrip Pharmacy Services, Inc.	Missouri	Non-Resident Wholesale/Distributor License	2010022174
BioScrip Pharmacy Services, Inc.	Missouri	Non-Resident Pharmacy Permit	2000161244
BioScrip Infusion Services, Inc.	Montana	Non-Resident Pharmacy Permit	PHA-MOP-LIC-2601
InfuScience, Inc.	Montana	Non-Resident Pharmacy Permit	PHA-MOP-LIC-28111
BioScrip Infusion Services, LLC	Montana	Non-Resident Pharmacy Permit	PHA-MOP-LIC-1311
BioScrip Pharmacy Services, Inc.	Montana	Non-Resident Pharmacy Permit	PHA-MOP-LIC-1129
BioScrip Pharmacy Services, Inc.	Montana	Non-Resident Wholesale/Distributor License	PHA-WDD-LIC-2947
BioScrip Infusion Services, Inc.	Nebraska	Non-Resident Pharmacy Permit	638
InfuScience, Inc.	Nebraska	Non-Resident Pharmacy Permit	1015
Infusion Therapy Specialists, Inc.	Nebraska	State Pharmacy Permit	2743
BioScrip Infusion Services, LLC	Nebraska	Non-Resident Pharmacy Permit	811
BioScrip Pharmacy Services, Inc.	Nebraska	Non-Resident Wholesale/Distributor License	750
BioScrip Pharmacy Services, Inc.	Nebraska	Non-Resident Pharmacy Permit	18
BioScrip Infusion Services, Inc.	Nevada	Non-Resident Pharmacy Permit	PH02225
InfuScience, Inc.	Nevada	Non-Resident Pharmacy Permit	PH02765
BioScrip Infusion Services, LLC	Nevada	Non-Resident Pharmacy Permit	PH01744
BioScrip Pharmacy Services, Inc.	Nevada	Non-Resident Wholesale/Distributor License	WH01666
BioScrip Pharmacy Services, Inc.	Nevada	Non-Resident Pharmacy Permit	PH01337
BioScrip Infusion Services, Inc.	New Hampshire	Non-Resident Pharmacy Permit	NR0653
New England Home Therapies, Inc.	New Hampshire	Non-Resident Pharmacy Permit	NR0590
Infusion Solutions, Inc.	New Hampshire	State Pharmacy Permit	0471 P
BioScrip Infusion Services, LLC	New Hampshire	Non-Resident Pharmacy Permit	NR0240
BioScrip Pharmacy Services, Inc.	New Hampshire	Non-Resident Pharmacy Permit	NR0138
BioScrip Pharmacy Services, Inc.	New Hampshire	Non-Resident Wholesale/Distributor License	4577
BioScrip Infusion Services, Inc.	New Jersey	Non-Resident Pharmacy Permit	28RO00016500
East Goshen Pharmacy, Inc.	New Jersey	State Pharmacy Permit	28RS00649800
East Goshen Pharmacy, Inc.	New Jersey	State Controlled Substance Permit	D08717900
BioScrip Infusion Services, LLC	New Jersey	State Wholesale /Distributor Permit	5002516
BioScrip Infusion Services, LLC	New Jersey	State Pharmacy Permit	28RS00591500
BioScrip Infusion Services, LLC	New Jersey	State Controlled Substance Permit	D07897800
East Goshen Pharmacy, Inc.	New Jersey	State Pharmacy Permit	28RS00480100
East Goshen Pharmacy, Inc.	New Jersey	State Controlled Substance Permit	D05017000
East Goshen Pharmacy, Inc.	New Jersey	State Pharmacy Permit	28RS00535000
East Goshen Pharmacy, Inc.	New Jersey	State Controlled Substance Permit	D07078100
BioScrip Pharmacy (NY), Inc.	New Jersey	Non-Resident Pharmacy Permit	28RO00023400
BioScrip Pharmacy Services, Inc.	New Jersey	Non-Resident Wholesale/Distributor License	5003985
BioScrip Pharmacy Services, Inc.	New Jersey	Non-Resident Pharmacy Permit	28RO00027200
East Goshen Pharmacy, Inc.	New Jersey	Non-Resident Pharmacy Permit	28RO00043200
Infusion Partners, LLC	New Jersey	Non-Resident Pharmacy Permit	pending
BioScrip Infusion Services, Inc.	New Mexico	Non-Resident Controlled Substance Registration	CS00213905
BioScrip Infusion Services, Inc.	New Mexico	Non-Resident Pharmacy Permit	PH00003044
BioScrip Infusion Services, LLC	New Mexico	Non-Resident Pharmacy Permit	PH00002446
BioScrip Infusion Services, LLC	New Mexico	Non-Resident Controlled Substance Registration	CS00207996
BioScrip Pharmacy Services, Inc.	New Mexico	Non-Resident Pharmacy Permit	PH00001610
BioScrip Pharmacy Services, Inc.	New Mexico	Non-Resident Controlled Substance Registration	CS00016450
BioScrip Pharmacy Services, Inc.	New Mexico	Non-Resident Wholesale/Distributor License	WD00010622

40

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
BioScrip Infusion Services, Inc.	New York	Non-Resident Pharmacy Permit	029116
Professional Home Care Services, Inc.	New York	Non-Resident Pharmacy Permit	030192
East Goshen Pharmacy, Inc.	New York	Non-Resident Pharmacy Permit	035097
BioScrip Infusion Services, LLC	New York	Non-Resident Wholesale/Distributor License	027065
BioScrip Infusion Services, LLC	New York	Non-Resident Pharmacy Permit	026033
East Goshen Pharmacy, Inc.	New York	Non-Resident Pharmacy Permit	035096
BioScrip Pharmacy (NY), Inc.	New York	State Wholesale /Distributor Permit	024394
BioScrip Pharmacy (NY), Inc.	New York	State Pharmacy Permit	021820
BioScrip Pharmacy Services, Inc.	New York	Non-Resident Pharmacy Permit	025711
BioScrip Pharmacy Services, Inc.	New York	Non-Resident Wholesale/Distributor License	025722
BioScrip Infusion Services, LLC	New York	Non-Resident Pharmacy Permit	032284
East Goshen Pharmacy, Inc.	New York	Non-Resident Pharmacy Permit	030208
HomeChoice Partners, Inc.	New York	Non-Resident Pharmacy Permit	030605
BioScrip Infusion Services, Inc.	North Carolina	Non-Resident Pharmacy Permit	10183
HomeChoice Partners, Inc.	North Carolina	State Pharmacy Permit	13054
HomeChoice Partners, Inc.	North Carolina	State Pharmacy Permit	11449
BioScrip Infusion Services, LLC	North Carolina	Non-Resident Pharmacy Permit	08157
BioScrip Pharmacy Services, Inc.	North Carolina	Non-Resident Wholesale/Distributor License	937
BioScrip Pharmacy Services, Inc.	North Carolina	Non-Resident Pharmacy Permit	07230
HomeChoice Partners, Inc.	North Carolina	State Pharmacy Permit	11451
HomeChoice Partners, Inc.	North Carolina	Non-Resident Pharmacy Permit	11450
HomeChoice Partners, Inc.	North Carolina	Non-Resident Pharmacy Permit	13111
BioScrip Infusion Services, Inc.	North Dakota	Non-Resident Pharmacy Permit	Phar234
InfuScience, Inc.	North Dakota	Non-Resident Pharmacy Permit	Phar300
BioScrip Infusion Services, LLC	North Dakota	Non-Resident Pharmacy Permit	Phar564
BioScrip Pharmacy Services, Inc.	North Dakota	Non-Resident Pharmacy Permit	Phar349
BioScrip Infusion Services, Inc.	Ohio	Non-Resident Pharmacy Permit	NRP.021897800-03
InfuScience, Inc.	Ohio	Non-Resident Pharmacy Permit	NRP.022225650-03
BioScrip Infusion Services, LLC	Ohio	Non-Resident Pharmacy Permit	NRP.021426700-03
Infusion Partners, LLC	Ohio	State Pharmacy Permit	FTHH.022333650-03
Infusion Partners, LLC	Ohio	State Pharmacy Permit	FTHH.020787300-03
BioScrip Pharmacy Services, Inc.	Ohio	State Pharmacy Permit	FTHH.020606300-03
BioScrip Pharmacy Services, Inc.	Ohio	State Controlled Substance Wholesale/Distributor License	WCSW.1806
BioScrip Pharmacy Services, Inc.	Ohio	State Wholesale /Distributor Permit	WFSR. 011004000-03
Infusion Partners, LLC	Ohio	State Pharmacy Permit	FTHH.021391350-03
BioScrip Infusion Services, LLC	Ohio	Non-Resident Pharmacy Permit	NRP.022340250-03
BioScrip Infusion Services, LLC	Ohio	Non-Resident Pharmacy Permit	NRP.022357550-03
Infusion Therapy Specialists, Inc.	Oklahoma	Non-Resident Pharmacy Permit	99-1479
BioScrip Infusion Services, LLC	Oklahoma	Non-Resident Pharmacy Permit	99-1198
BioScrip Infusion Services, LLC	Oklahoma	Non-Resident Controlled Substance Registration	42436
BioScrip Pharmacy Services, Inc.	Oklahoma	Non-Resident Wholesale/Distributor License	88-W-1639
BioScrip Pharmacy Services, Inc.	Oklahoma	Non-Resident Pharmacy Permit	99-1030
BioScrip Pharmacy Services, Inc.	Oklahoma	Non-Resident Controlled Substance Registration	42433
BioScrip Infusion Services, Inc.	Oregon	Non-Resident Pharmacy Permit	RP-0002892-CS
BioScrip Infusion Services, LLC	Oregon	Non-Resident Pharmacy Permit	RP-0002960-CS
BioScrip Pharmacy Services, Inc.	Oregon	Non-Resident Pharmacy Permit	RP-0001205-CS
HomeChoice Partners, Inc.	Pennsylvania	Non-Resident Pharmacy Permit	NP000067

41

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
Infusion Partners, LLC	Pennsylvania	Non-Resident Pharmacy Permit	NP000027
BioScrip Pharmacy Services, Inc.	Pennsylvania	Non-Resident Wholesale/Distributor License	3000008016
BioScrip Pharmacy Services, Inc.	Pennsylvania	Non-Resident Pharmacy Permit	NP000551
BioScrip Infusion Services, LLC	Pennsylvania	State Pharmacy Permit	PP481453
East Goshen Pharmacy, Inc.	Pennsylvania	State Pharmacy Permit	PP414981L
East Goshen Pharmacy, Inc.	Pennsylvania	State Pharmacy Permit	PP413617L
East Goshen Pharmacy, Inc.	Pennsylvania	State Pharmacy Permit	PP481782
BioScrip Infusion Services, LLC	Pennsylvania	Non-Resident Pharmacy Permit	pending
BioScrip Infusion Services, LLC	Pennsylvania	Non-Resident Pharmacy Permit	NP000065
BioScrip Infusion Services, Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN09924
Professional Home Care Services, Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN10052
Professional Home Care Services, Inc.	Rhode Island	Non-Resident Wholesale/Distributor License	DIS02783
New England Home Therapies, Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN11152
New England Home Therapies, Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN10026
New England Home Therapies, Inc.	Rhode Island	Non-Resident Wholesale/Distributor License	DIS02314
BioScrip Infusion Services, LLC	Rhode Island	Non-Resident Pharmacy Permit	PHN09836
BioScrip Pharmacy (NY), Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN10000
BioScrip Pharmacy Services, Inc.	Rhode Island	Non-Resident Pharmacy Permit	PHN09003
BioScrip Pharmacy Services, Inc.	Rhode Island	Non-Resident Wholesale/Distributor License	DIS01611
New England Home Therapies, Inc.	Rhode Island	State Wholesale /Distributor Permit	WSL00131
New England Home Therapies, Inc.	Rhode Island	State Pharmacy Permit	PHA00607
BioScrip Infusion Services, Inc.	South Carolina	Non-Resident Controlled Substance Registration	13-10259
BioScrip Infusion Services, Inc.	South Carolina	Non-Resident Pharmacy Permit	10259
HomeChoice Partners, Inc.	South Carolina	Non-Resident Pharmacy Permit	9565
InfuScience South Carolina, LLC	South Carolina	Non-Resident Pharmacy Permit	13322
InfuScience, Inc.	South Carolina	Non-Resident Pharmacy Permit	13889
HomeChoice Partners, Inc.	South Carolina	Non-Resident Pharmacy Permit	Pending
BioScrip Infusion Services, LLC	South Carolina	Non-Resident Controlled Substance Registration	13-09745
BioScrip Infusion Services, LLC	South Carolina	Non-Resident Pharmacy Permit	9745
BioScrip Pharmacy Services, Inc.	South Carolina	Non-Resident Controlled Substance Registration	13-08753
BioScrip Pharmacy Services, Inc.	South Carolina	Non-Resident Wholesale/Distributor License	8906
BioScrip Pharmacy Services, Inc.	South Carolina	Non-Resident Pharmacy Permit	8753
HomeChoice Partners, Inc.	South Carolina	State Controlled Substance Permit	10-14386
HomeChoice Partners, Inc.	South Carolina	State Pharmacy Permit	14386
InfuScience South Carolina, LLC	South Carolina	State Controlled Substance Permit	10-14579
InfuScience South Carolina, LLC	South Carolina	State Pharmacy Permit	14579
BioScrip Infusion Services, Inc.	South Dakota	Non-Resident Pharmacy Permit	400-0756
InfuScience, Inc.	South Dakota	Non-Resident Pharmacy Permit	400-0777
Infusion Therapy Specialists, Inc.	South Dakota	Non-Resident Pharmacy Permit	400-1069
BioScrip Infusion Services, LLC	South Dakota	Non-Resident Pharmacy Permit	400-0295
BioScrip Pharmacy Services, Inc.	South Dakota	Non-Resident Wholesale/Distributor License	600-1175
BioScrip Pharmacy Services, Inc.	South Dakota	Non-Resident Pharmacy Permit	400-0033
BioScrip Infusion Services, Inc.	Tennessee	Non-Resident Pharmacy Permit	0000004847
BioScrip Infusion Services, LLC	Tennessee	Non-Resident Pharmacy Permit	0000005247

42

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
BioScrip Pharmacy Services, Inc.	Tennessee	Non-Resident Pharmacy Permit	0000003382
BioScrip Pharmacy Services, Inc.	Tennessee	Non-Resident Wholesale/Distributor License	000002216
BioScrip Pharmacy Services, Inc.	Tennessee	Non-Resident Wholesale/Distributor License	0000002461
Infusion Partners, LLC	Tennessee	State Pharmacy Permit	0000002196
Knoxville Home Therapies, LLC	Tennessee	State Pharmacy Permit	0000001955
Infusion Partners, LLC	Tennessee	State Pharmacy Permit	0000003394
BioScrip Infusion Services, Inc.	Texas	Non-Resident Pharmacy Permit	25415
BioScrip Infusion Services, LLC	Texas	Non-Resident Pharmacy Permit	22275
BioScrip Pharmacy Services, Inc.	Texas	Non-Resident Wholesale/Distributor License	0090065
BioScrip Pharmacy Services, Inc.	Texas	Non-Resident Pharmacy Permit	15652
Infusion Partners, LLC	Texas	State Pharmacy Permit	28930
Applied Health Care, LLC	Texas	State Pharmacy Permit	21554
Applied Health Care, LLC	Texas	State Wholesale /Distributor Permit	1001460
Infusion Partners, LLC	Texas	State Pharmacy Permit	23743
BioScrip Infusion Services, Inc.	Utah	Non-Resident Controlled Substance Registration	7091468-8913
BioScrip Infusion Services, Inc.	Utah	Non-Resident Pharmacy Permit	7091468-1708
BioScrip Infusion Services, LLC	Utah	Non-Resident Controlled Substance Registration	6116950-8913
BioScrip Infusion Services, LLC	Utah	Non-Resident Pharmacy Permit	6116950-1708
BioScrip Pharmacy Services, Inc.	Utah	Non-Resident Controlled Substance Registration	6053816-8913
BioScrip Pharmacy Services, Inc.	Utah	Non-Resident Pharmacy Permit	6053816-1708
BioScrip Infusion Services, Inc.	Vermont	Non-Resident Pharmacy Permit	036.0000376
New England Home Therapies, Inc.	Vermont	Non-Resident Pharmacy Permit	036.0124641
Infusion Solutions, Inc.	Vermont	Non-Resident Pharmacy Permit	036.0063924
BioScrip Infusion Services, LLC	Vermont	Non-Resident Pharmacy Permit	036.0111346
BioScrip Pharmacy Services, Inc.	Vermont	Non-Resident Pharmacy Permit	036.0000199
BioScrip Pharmacy Services, Inc.	Vermont	Non-Resident Wholesale/Distributor License	039.0001058
Wilcox Medical, Inc.	Vermont	State Pharmacy Permit	038.0093947-HMIF
BioScrip Infusion Services, LLC	Virginia	Non-Resident Pharmacy Permit	0214001436
BioScrip Pharmacy Services, Inc.	Virginia	Non-Resident Wholesale/Distributor License	0219001013
BioScrip Pharmacy Services, Inc.	Virginia	Non-Resident Pharmacy Permit	0214000078
HomeChoice Partners, Inc.	Virginia	State Pharmacy Permit	0201003736
InfuScience, Inc.	Virginia	State Pharmacy Permit	0201004140
InfuScience, Inc.	Virginia	State Pharmacy Permit	0201004312
HomeChoice Partners, Inc.	Virginia	State Pharmacy Permit	0201003358
HomeChoice Partners, Inc.	Virginia	State Pharmacy Permit	0201004386
HomeChoice Partners, Inc.	Virginia	State Pharmacy Permit	0201003514
BioScrip Infusion Services, Inc.	Washington	Non-Resident Pharmacy Permit	PHNR.FO00058938
BioScrip Infusion Services, Inc.	Washington	Non-Resident Pharmacy Permit	PHNR.FO.60523083
InfuScience, Inc.	Washington	Non-Resident Pharmacy Permit	PHNR.FO.60521994
BioScrip Infusion Services, LLC	Washington	Non-Resident Pharmacy Permit	PHNR.FO.00057105
BioScrip Pharmacy Services, Inc.	Washington	Non-Resident Pharmacy Permit	PHNR.FO.00004170
BioScrip Pharmacy Services, Inc.	Washington	Non-Resident Wholesale/Distributor License	PHWH.FX.00058728
Scott-Wilson, Inc.	West Virginia	Non-Resident Controlled Substance Registration	MI0000543
Scott-Wilson, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0560413
HomeChoice Partners, Inc.	West Virginia	Non-Resident Controlled Substance Registration	MI0001083

43

EXECUTION VERSION

Entity Name	Licensing State	License Type	License Number
HomeChoice Partners, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0560616
BioScrip Infusion Services, LLC	West Virginia	Non-Resident Controlled Substance Registration	MI0000787
BioScrip Infusion Services, LLC	West Virginia	Non-Resident Pharmacy Permit	MO0559986
BioScrip Pharmacy Services, Inc.	West Virginia	Non-Resident Wholesale/Distributor License	WD0558810
BioScrip Pharmacy Services, Inc.	West Virginia	Non-Resident Controlled Substance Registration	MI0000652
BioScrip Pharmacy Services, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0559061
East Goshen Pharmacy, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0560968
East Goshen Pharmacy, Inc.	West Virginia	Non-Resident Controlled Substance Registration	MI0001121
InfuScience, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0559976
HomeChoice Partners, Inc.	West Virginia	Non-Resident Pharmacy Permit	MO0560967
BioScrip Infusion Services, LLC	West Virginia	State Pharmacy Permit	SP0552457
BioScrip Infusion Services, LLC	West Virginia	State Pharmacy Permit	SP0552455
BioScrip Infusion Services, Inc.	Wisconsin	Non-Resident Pharmacy Permit	363-43
Option Health, Ltd.	Wisconsin	Non-Resident Pharmacy Permit	888-43
Option Health, Ltd.	Wisconsin	Non-Resident Pharmacy Permit	52-43
InfuScience, Inc.	Wisconsin	Non-Resident Pharmacy Permit	802-43
BioScrip Infusion Services, LLC	Wisconsin	Non-Resident Pharmacy Permit	66-43
BioScrip Pharmacy Services, Inc.	Wisconsin	Non-Resident Pharmacy Permit	54-43
BioScrip Pharmacy Services, Inc.	Wisconsin	Non-Resident Wholesale/Distributor License	2437-45
BioScrip Infusion Services, Inc.	Wyoming	Non-Resident Pharmacy Permit	NR-50225
InfuScience, Inc.	Wyoming	Non-Resident Pharmacy Permit	NR-51186
BioScrip Infusion Services, LLC	Wyoming	Non-Resident Pharmacy Permit	31-07039
BioScrip Pharmacy Services, Inc.	Wyoming	Non-Resident Pharmacy Permit	36-53157

44

EXECUTION VERSION

Schedule 4.21(g)

Health Care Audits

None.

45

EXECUTION VERSION

Schedule 4.23(a)

Company Reimbursement Approval Compliance

None.

46

EXECUTION VERSION

Schedule 5.16

Post-Closing Covenants

1.	Within 45 days (or such longer period of time as may be agreed in writing by the Administrative Agent) after the Closing Date, Borrower shall have delivered or caused to be delivered to the Administrative Agent fully executed Account Control Agreements and Government Receivables Account Agreements, duly executed by each Permitted Third Party Bank and the applicable Loan Party, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

2.	Within 30 days (or such longer period of time as may be agreed in writing by the Administrative Agent) of the Closing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent a lender’s loss payable endorsement for the applicable insurance policies of the Loan Parties required under Section 5.8 of the Credit Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

3.	Within 60 days (or such longer period of time as may be agreed in writing by the Administrative Agent) of the Closing Date, Borrower shall have delivered or caused to be delivered to the Administrative Agent a Collateral Access Agreement in respect of the chief executive office of Borrower duly executed by the landlord thereof.

47

EXECUTION VERSION

Schedule 7.1

Existing Indebtedness

None.

48

EXECUTION VERSION

Schedule 7.2

Existing Closing Date Liens

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
BIOSCRIP, INC.	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	20101056658
BIOSCRIP, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967371
BIOSCRIP, INC.	DE - SOS	Integrated Commercialization Solutions, Inc.	All personal property	8/24/2015	UCC-1	20153696852
BIOSCRIP, INC.	DE - SOS	ASD Specialty Healthcare Inc.	All personal property	9/30/2016	UCC-1	20166019325
APPLIED HEALTH CARE, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	10/28/2011	UCC-1	20114529429
APPLIED HEALTH CARE, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	12/9/2011	UCC-1	20114864537
APPLIED HEALTH CARE, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967272
BIOSCRIP INFUSION MANAGEMENT, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	20101056930
BIOSCRIP INFUSION MANAGEMENT, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967629
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	12/18/2007	UCC-1	20074873039
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	7/1/2009	UCC-1	20092225552
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	20101056971
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	5/17/2010	UCC-1	20101859994
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	7/29/2011	UCC-1	20113185256
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	9/6/2011	UCC-1	20113574657
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	9/10/2012	UCC-1	20123628890
BIOSCRIP INFUSION SERVICES, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967660
BIOSCRIP MEDICAL SUPPLY SERVICES, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	4/23/2013	UCC-1	20131549782
BIOSCRIP MEDICAL SUPPLY SERVICES, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967686
BIOSCRIP PBM SERVICES, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	20101056450
BIOSCRIP PBM SERVICES, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967975
CHS HOLDINGS, INC.	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	1/8/2013	UCC-1	20130099946

49

EXECUTION VERSION

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
CHS HOLDINGS, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968734
CRITICAL HOMECARE SOLUTIONS, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968296
DEACONESS HOMECARE, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968288
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/25/2009	UCC-1	20090743440
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090767423
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090767597
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090767621
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090767670
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090767787
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/27/2009	UCC-1	20090768199
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	8/10/2009	UCC-1	20092754981
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	7/21/2010	UCC-1	20102709578
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	2/15/2011	UCC-1	20110652282
HOMECHOICE PARTNERS, INC.	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	4/23/2013	UCC-1	20131549634
HOMECHOICE PARTNERS, INC.	DE - SOS	Suntrust Bank	All assets	7/13/2013	UCC-1	20132968312
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	6/17/2014	UCC-1	20142363018
HOMECHOICE PARTNERS, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	4/18/2016	UCC-1	20162289245
INFUCENTERS, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	4/26/2007	UCC-1	20071574507
INFUCENTERS, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968320
INFUSCIENCE HHA, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	10/11/2012	UCC-1	20123909894
INFUSCIENCE HHA, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968361
INFUSCIENCE, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	5/15/2007	UCC-1	20071873891
INFUSCIENCE, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	5/21/2007	UCC-1	20072017340
INFUSCIENCE, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	12/18/2007	UCC-1	20074873039
INFUSCIENCE, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	10/25/2010	UCC-1	20103766791

50

EXECUTION VERSION

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
INFUSCIENCE, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	5/6/2011	UCC-1	20111981706
INFUSCIENCE, INC.	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	10/11/2012	UCC-1	20123909944
INFUSCIENCE, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968346
INFUSCIENCE SOUTH CAROLINA, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	10/25/2010	UCC-1	20103766791
INFUSCIENCE SOUTH CAROLINA, LLC	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	5/6/2011	UCC-1	20111981722
INFUSCIENCE SOUTH CAROLINA, LLC	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	10/11/2012	UCC-1	20123909910
INFUSCIENCE SOUTH CAROLINA, LLC	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968304
INFUSCIENCE SUB, INC.	DE - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	10/11/2012	UCC-1	20123909928
INFUSCIENCE SUB, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968338
PROFESSIONAL HOME CARE SERVICES, INC.	DE - SOS	B. Braun Medical Inc.	Leased medical equipment	8/29/2011	UCC-1	20113481234
PROFESSIONAL HOME CARE SERVICES, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968379
SPECIALTY PHARMA, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132967983
PHCS ACQUISITION CO, INC.	DE - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	20132968692
INFUSION THERAPY SPECIALISTS, INC.	NE - BSD	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	4/26/2007	UCC-1	9807342420-2
INFUSION THERAPY SPECIALISTS, INC.	NE - BSD	B. Braun Medical Inc.	Leased medical equipment	8/30/2010	UCC-1	9910636090-5
INFUSION THERAPY SPECIALISTS, INC.	NE - BSD	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	2/4/2011	UCC-1	9811555595-7
INFUSION THERAPY SPECIALISTS, INC.	NE - BSD	B. Braun Medical Inc.	Leased medical equipment	3/12/2012	UCC-1	9912687306-9
INFUSION THERAPY SPECIALISTS, INC.	NE - BSD	Suntrust Bank	All assets	7/31/2013	UCC-1	9813719993-3
OPTION HEALTH, LTD.	IL - SOS	B. Braun Medical Inc.	Leased medical equipment	12/22/2011	UCC-1	016876240
OPTION HEALTH, LTD.	IL - SOS	B. Braun Medical Inc.	Leased medical equipment	2/19/2013	UCC-1	018009846
OPTION HEALTH, LTD.	IL - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	018472341
OPTION HEALTH, LTD.	IL - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	5/14/2014	UCC-1	019274233
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	107226847734

51

EXECUTION VERSION

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	137371742207
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	B. Braun Medical Inc.	Leased medical equipment	12/31/2013	UCC-1	147394131194
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	B. Braun Medical Inc.	Leased medical equipment	3/24/2014	UCC-1	147404421370
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	B. Braun Medical Inc.	Leased medical equipment	3/24/2014	UCC-1	147404422149
BIOSCRIP INFUSION SERVICES, INC.	CA - SOS	B. Braun Medical Inc.	Leased medical equipment	7/21/2014	UCC-1	147421247799
INFUSION SOLUTIONS, INC.	NH - SOS	B. Braun Medical Inc.	Leased medical equipment	7/1/2013	UCC-1	130703704188
INFUSION SOLUTIONS, INC.	NH - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	130801726126
BIOSCRIP NURSING SERVICES, LLC	NY - DOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	201003265274538
BIOSCRIP NURSING SERVICES, LLC	NY - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201307315817840
BIOSCRIP PHARMACY (NY), INC.	NY - DOS	B. Braun Medical Inc.	Leased medical equipment	10/26/2009	UCC-1	200910260611442
BIOSCRIP PHARMACY (NY), INC.	NY - DOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	201003265274350
BIOSCRIP PHARMACY (NY), INC.	NY - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201307315817852
BRADHURST SPECIALTY PHARMACY, INC.	NY - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201307315818020
NATURAL LIVING, INC.	NY - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201307315817977
NUTRI USA, INC.	NY - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201307315817989
BIOSCRIP PHARMACY, INC.	MN - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	1/27/2010	UCC-1	201018897490
BIOSCRIP PHARMACY, INC.	MN - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	201019651887
BIOSCRIP PHARMACY, INC.	MN - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201333288120
CHRONIMED, LLC	MN - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	201333287747
INFUSAL PARTNERS	FL - SECURED TRANSACTION REGISTRY	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	10/12/2012	UCC-1	201207694647
INFUSAL PARTNERS	FL - SECURED TRANSACTION REGISTRY	Suntrust Bank	All assets	7/31/2013	UCC-1	201309543478

52

EXECUTION VERSION

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
NATIONAL HEALTH INFUSION, INC.	FL - SECURED TRANSACTION REGISTRY	Suntrust Bank	All assets	7/31/2013	UCC-1	201309543486
BIOSCRIP PHARMACY SERVICES, INC.	OH - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	3/26/2010	UCC-1	OH00141048313
BIOSCRIP PHARMACY SERVICES, INC.	OH - SOS	B. Braun Medical Inc.	Leased medical equipment	3/8/2013	UCC-1	OH00165345604
BIOSCRIP PHARMACY SERVICES, INC.	OH - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	OH00169207505
DEACONESS ENTERPRISES, LLC	OH - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	OH00169214035
DEACONESS ENTERPRISES, LLC	OH - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	2/24/2016	UCC-1	OH00198051600
REGIONAL AMBULATORY DIAGNOSTICS, INC.	OH - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	OH00169214257
INFUSION PARTNERS OF BRUNSWICK, LLC	GA - COOPERATIVE AUTHORITY	B. Braun Medical Inc.	Leased medical equipment	12/27/2011	UCC-1	063-2011-002159
INFUSION PARTNERS OF BRUNSWICK, LLC	GA - COOPERATIVE AUTHORITY	Suntrust Bank	All assets	7/31/2013	UCC-1	007-2013-021359
INFUSION PARTNERS OF MELBOURNE, LLC	GA - COOPERATIVE AUTHORITY	B. Braun Medical Inc.	Leased medical equipment	1/7/2013	UCC-1	067-2013-000179
INFUSION PARTNERS OF MELBOURNE, LLC	GA - COOPERATIVE AUTHORITY	Suntrust Bank	All assets	7/31/2013	UCC-1	007-2013-021360
KNOXVILLE HOME THERAPIES, LLC	TN - DOS	B. Braun Medical Inc.	Leased medical equipment	9/11/2012	UCC-1	312337868
KNOXVILLE HOME THERAPIES, LLC	TN - DOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	1/4/2013	UCC-1	213101315
KNOXVILLE HOME THERAPIES, LLC	TN - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	420191705
SCOTT-WILSON, INC.	KY - SOS	B. Braun Medical Inc.	Leased medical equipment	12/22/2011	UCC-1	2011-2554726-75
SCOTT-WILSON, INC.	KY - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	2013-2657079-52
SCOTT-WILSON, INC.	KY - SOS	Amerisourcebergen Drug Corporation	All inventory, accounts, proceeds and products	5/14/2014	UCC-1	2014-2704691-06

53

EXECUTION VERSION

Name of Loan Party	Jurisdiction	Secured Party	Collateral	File Date	Type of Filing	File Number
WILCOX MEDICAL, INC.	VT - SOS	Suntrust Bank	All assets	7/31/2013	UCC-1	13-260273
WILCOX MEDICAL, INC.	VT - SOS	B. Braun Medical Inc.	Leased medical equipment	3/26/2014	UCC-1	14-266961
BIOSCRIP PHARMACY (PUERTO RICO), INC.	Puerto Rico – DOS	Suntrust Bank	All assets	1/8/2014	UCC-1	2014000040
EAST GOSHEN PHARMACY, INC.	PA - DOS	Suntrust Bank	All assets	7/31/2013	UCC-1	2013073102569
EAST GOSHEN PHARMACY, INC.	PA - DOS	B. Braun Medical Inc.	Leased medical equipment	9/9/2013	UCC-1	2013091003559
NEW ENGLAND HOME THERAPIES, INC.	MA - SOC	B. Braun Medical Inc.	Leased medical equipment	6/17/2011	UCC-1	201188598820
NEW ENGLAND HOME THERAPIES, INC.	MA - SOC	B. Braun Medical Inc.	Leased medical equipment	7/1/2013	UCC-1	201305048050
NEW ENGLAND HOME THERAPIES, INC.	MA - SOC	Suntrust Bank	All assets	7/31/2013	UCC-1	201305687600
NEW ENGLAND HOME THERAPIES, INC.	MA - SOC	B. Braun Medical Inc.	Leased medical equipment	12/30/2013	UCC-1	201308987860

54

EXECUTION VERSION

Schedule 7.4

Existing Investments

Securities

Name of Investment	Investor	Type of Investment
BioScrip Infusion Services, Inc.	BioScrip, Inc.	Common Stock
BioScrip Pharmacy Services, Inc.	BioScrip, Inc.	Common Stock
BioScrip PBM Services, LLC	BioScrip, Inc.	Membership Interests
BioScrip Pharmacy (NY), Inc.	BioScrip, Inc.	Common Stock
Chronimed LLC	BioScrip, Inc.	Membership Interests
Natural Living, Inc.	BioScrip PBM Services, LLC	Common Stock
BioScrip Infusion Services, LLC	BioScrip PBM Services, LLC	Membership Interests
BioScrip Infusion Management, LLC	BioScrip Infusion Services, LLC	Membership Interests
BioScrip Pharmacy, Inc.	Chronimed LLC	Common Stock
Bradhurst Specialty Pharmacy, Inc.	Chronimed LLC	Common Stock
BioScrip Nursing Services, LLC	BioScrip Infusion Services, LLC	Membership Interests
Critical Homecare Solutions, Inc.	CHS Holdings, Inc.	Common Stock
Specialty Pharma, Inc.	Critical Homecare Solutions, Inc.	Common Stock
New England Home Therapies, Inc.	Critical Homecare Solutions, Inc.	Common Stock
Deaconess Enterprises, LLC	Critical Homecare Solutions, Inc.	Membership Interests
Infusion Solutions, Inc.	Critical Homecare Solutions, Inc.	Class A Voting Shares
Professional Home Care Services, Inc.	Specialty Pharma, Inc.	Common Stock

55

EXECUTION VERSION

Name of Investment	Investor	Type of Investment
Wilcox Medical, Inc.	New England Home Therapies, Inc.	Common Stock
Deaconess HomeCare, LLC	Deaconess Enterprises, LLC	Membership Interests
Regional Ambulatory Diagnostics, Inc.	Deaconess HomeCare, LLC	Common Stock
Knoxville Home Therapies, LLC	Deaconess HomeCare, LLC	Membership Interests
Infusion Partners, LLC	Deaconess HomeCare, LLC	Membership Interests
East Goshen Pharmacy, Inc.	Infusion Partners, LLC	Common Stock
Infusion Partners of Brunswick, LLC	Infusion Partners, LLC	Membership Interests
Infusion Partners of Melbourne, LLC	Infusion Partners, LLC	Membership Interests
Applied Health Care, LLC	Infusion Partners, LLC	Membership Interests
National Health Infusion, Inc.	Infusion Partners, LLC	Common Stock
Option Health, Ltd.	Infusion Parnters, LLC	Common Stock
Scott-Wilson, Inc.	Infusion Partners, LLC	Common Stock
InfuScience, Inc.	BioScrip, Inc.	Common Stock
InfuScience Sub, Inc.	InfuScience, Inc.	Common Stock
Infusion Therapy Specialists, Inc.	InfuScience, Inc.	Common Stock
InfuCenters, LLC	Infusal Partners	Membership Interests
InfuScience HHA, LLC	Infusion Therapy Specialists, Inc.	Membership Interests
InfuScience South Carolina, LLC	InfuScience, Inc.	Membership Interests
Infusal Partners	InfuScience, Inc.	Partnership Interests
Infusal Partners	InfuScience Sub, Inc.	Partnership Interests
HomeChoice Partners, Inc.	BioScrip, Inc.	Common Stock

56

EXECUTION VERSION

Name of Investment	Investor	Type of Investment
BioScrip Medical Supply, LLC	Critical Homecare Solutions, Inc.	Membership Interests
PHCS Acquisition Co, Inc.	Professional Home Care Services, Inc.	Common Stock
Nutri USA, Inc.	PHCS Acquisition Co, Inc.	Common Stock
CHS Holdings, Inc.	BioScrip, Inc.	Common Stock
BioScrip Pharmacy (Puerto Rico), Inc.	BioScrip, Inc.	Common Stock

Promissory Notes, Evidences of Indebtedness, and Other Instruments

Amended and Restated Intercompany Subordinated Promissory Note, dated July 31, 2013, in the principal amount of $3,800,000, issued to BioScrip, Inc. by BioScrip Infusion Services, Inc.
Amended and Restated Intercompany Subordinated Promissory Note, dated July 31, 2013, in the principal amount of $71,800,000, issued to CHS Holdings, Inc. by Critical Homecare Solutions, Inc.

57

EXECUTION VERSION

Schedule 7.7

Existing Transactions with Affiliates

None.

58

Certain Litigation Matters

Breach of Contract Litigation in the Delaware Court of Chancery

On November 3, 2015, Walgreen Co. and various affiliates (“Walgreens”) filed a lawsuit in the Delaware Court of Chancery against the Company and certain of its subsidiaries (collectively, the “Defendants”). The complaint alleges that the Company breached certain non-compete provisions contained in the Community Pharmacy and Mail Business Purchase Agreement dated as of February 1, 2012, by and among Walgreens and certain subsidiaries and the Company and certain subsidiaries (the “2012 Purchase Agreement”). The complaint seeks both money damages and injunctive relief. On December 7, 2015, the Defendants filed a motion to dismiss the complaint, asserting, among other things, that the claims raised in Walgreens’ complaint were subject to the alternative dispute resolution procedure contained in the 2012 Purchase Agreement. On March 11, 2016, the Court held oral argument on the Company’s motion to dismiss and granted the motion, holding that Walgreens’ breach of contract claims for money damages must be resolved in accordance with the 2012 Purchase Agreement’s alternative dispute resolution procedure. On March 15, 2016, Walgreens informed the Court that it would not be pursuing any claims for injunctive relief in the Court at that time, but instead would engage in the required alternative dispute resolution procedure. Walgreens requested that the Court keep the case open pending the results of that process. On March 16, 2016, the Court stayed the lawsuit and removed the trial from its calendar, but did not grant Walgreens any other relief or enjoin the Company from taking any action. On December 8, 2016, the parties submitted the dispute to an arbitrator. On December 28, 2016, the arbitrator rendered its decision, finding that the Company had not violated the non-compete, except for certain limited sales of oral oncology, HIV and transplant pharmaceuticals, constituting approximately 3 percent of the total sales that Walgreens claimed were made in violation of the agreement. The arbitrator also concluded that Walgreens was not entitled to recover its lost profits or lost revenues as a result of any such sales. Despite that ruling, the arbitrator awarded Walgreens $5.8 million in damages, or approximately 20 percent of the total amount requested. The Company believes that arbitrator’s damages award ignored applicable law, contradicted the arbitrator’s liability findings and exceeded the scope of the arbitrator’s authority in light of both parties’ arbitration submissions. The Company is evaluating options for challenging the award and continuing to vigorously defend itself. Due to the inherent uncertainty in litigation, however, the Company can provide no assurance that its challenge to the award will be successful.

Derivative Lawsuit in the Delaware Court of Chancery

On May 7, 2015, a derivative complaint was filed in the Delaware Court of Chancery by the Park Employees’ & Retirement Board Employees’ Annuity & Benefit Fund of Chicago (the “Derivative Complaint”). The Derivative Complaint names as defendants certain current and former directors of the Company, consisting of Richard M. Smith, Myron Holubiak, Charlotte Collins, Samuel Frieder, David Hubers, Richard Robbins, Stuart Samuels and Gordon Woodward (collectively, the “Director Defendants”), certain former officers of the Company, consisting of Kimberlee Seah, Hai Tran and Patricia Bogusz (collectively the “Officer Defendants”), Kohlberg & Co., L.L.C., Kohlberg Management V, L.L.C., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., and Jefferies LLC. The Company is also named as a nominal defendant in the Derivative Complaint. The Derivative Complaint was filed in the Delaware Court of Chancery as Park Employees and Retirement Board Employees’ Annuity and Benefit Fund of Chicago v. Richard M. Smith, Myron Z. Holubiak, Charlotte W. Collins, Samuel P. Frieder, David R. Huber, Richard L. Robbins, Stuart A. Samuels, Gordon H. Woodward, Kimberlee C. Seah, Hai V.Tran, Patricia Bogusz, Kohlberg & Co., L.L.C., Kohlberg Management V, L.L.C., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Jefferies LLC and BioScrip, Inc., C.A. No. 11000-VCG (Del. Ch. Ct., May 7, 2015).

The Derivative Complaint alleges generally that certain defendants breached their fiduciary duties with respect to the Company’s public disclosures, oversight of Company operations, secondary stock offerings and stock sales. The Derivative Complaint also contends that certain defendants aided and abetted those alleged breaches. The damages sought are not quantified but include, among other things, claims for money damages, restitution, disgorgement, equitable relief, reasonable attorneys’ fees, costs and expenses, and interest. The Derivative Complaint incorporates the same factual allegations from In re BioScrip, Inc., Securities Litigation (described below). On June 16, 2015, all defendants moved to dismiss the case. Briefing for the motion to dismiss was completed on November 30, 2015, and the court heard oral argument on the motion to dismiss on January 12, 2016. During the hearing, the court requested additional briefing, which was completed on February 12, 2016. On May 31, 2016, the court determined that the Plaintiff’s claims could not proceed as pled but granted the Plaintiff thirty days in which to make a motion to amend the Derivative Complaint. The court reserved decision on the motion to dismiss and on June 29, 2016, the Plaintiff filed a motion for leave to file an amended complaint. On October 10, 2016, all defendants moved to dismiss the amended complaint. Briefing on the motion to dismiss was completed on November 21, 2016.

The Company, Director Defendants and the Officer Defendants deny any allegations of wrongdoing in this lawsuit. The Company and those persons believe all of the claims in this lawsuit are without merit and intend to vigorously defend against these claims. However, there is no assurance that the defense will be successful or that insurance will be available or adequate to fund any settlement, judgment or litigation costs associated with this action. Certain of the defendants have sought indemnification from the Company pursuant to certain indemnification agreements, for which there may be no insurance coverage. Additional similar lawsuits may be filed. The Company is unable to predict the outcome or reasonably estimate a range of possible loss at this time. While no assurance can be given as to the ultimate outcome of this matter, the Company believes that the final resolution of this action is not likely to have a material adverse effect on results of operations, financial position, liquidity or capital resources.